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                      CONSTRUCTION AND REDUCING REVOLVING
                                CREDIT AGREEMENT

                           DATED AS OF MARCH 7, 1997



                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                           ("LENDER AND AGENT BANK")


                     BLACK HAWK/JACOBS ENTERTAINMENT, LLC,
                      A COLORADO LIMITED LIABILITY COMPANY

                                  ("BORROWER")





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
                               TABLE OF CONTENTS

RECITALS.................................................................................................1

ARTICLE I - DEFINITIONS..................................................................................2

         Section 1.01.              Definitions..........................................................2

         Section 1.02.              Interpretation and Construction.....................................35

         Section 1.03.              Use of Defined Terms................................................36

         Section 1.04.              Cross-References....................................................36

         Section 1.05.              Exhibits and Schedules..............................................37

ARTICLE II - AMOUNT, TERMS AND SECURITY OF THE CREDIT FACILITY..........................................37

         Section 2.01.              The Credit Facility.................................................37

         Section 2.02.              Use of Proceeds of the Credit
                                    Facility............................................................39

         Section 2.03.              Notice of Borrowings and Interest
                                    Rate Options........................................................39

         Section 2.04.              Construction Disbursements..........................................40

         Section 2.05.              Conditions of Borrowings............................................41

         Section 2.06.              The Note and Interest Rate Options..................................41

         Section 2.07.              Place and Manner of Payment.........................................45

         Section 2.08.              Fees................................................................47

         Section 2.09.              Late Charges and Default Rate.......................................47
         Section 2.10.              Security for the Credit Facility....................................48

         Section 2.11.              Guaranty Agreement..................................................48

         Section 2.12.              Net Payments........................................................48

         Section 2.13.              Increased Costs.....................................................49



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
         Section 2.14.              Mitigation; Exculpation.............................................50

ARTICLE III - CONDITIONS PRECEDENT TO THE CLOSING DATE..................................................51

         A.       Closing Conditions....................................................................51

         Section 3.01.              Credit Agreement....................................................51

         Section 3.02.              The Note and Guaranty...............................................51

         Section 3.03.              Security Documentation..............................................51

         Section 3.04.              Other Loan Documents................................................51

         Section 3.05.              Articles of Organization, Operating
                                    Agreement, Consent of Managers,
                                    Certificate of Good Standing and
                                    Closing Certificate.................................................52

         Section 3.06.              Opinion of Counsel..................................................53

         Section 3.07.              Title Insurance Policy..............................................53

         Section 3.08.              Survey..............................................................53

         Section 3.09.              Payment of Taxes....................................................53

         Section 3.10.              Insurance...........................................................53

         Section 3.11.              Payment of Upfront Fees.............................................54

         Section 3.12.              Reimbursement for Expenses and
                                    Fees................................................................54

         Section 3.13.              Schedule of Spaceleases and Equipment
                                    Leases and Contracts................................................54

         Section 3.14.              Phase I Environmental Site
                                    Assessments.........................................................54

         Section 3.15.              Appraisal Requirement...............................................54

         Section 3.16.              Notice by Disburser.................................................54

         Section 3.17.              Schedule of all Significant
                                    Litigation..........................................................54


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

         Section 3.18.              No Injunction or Other Litigation...................................55

         Section 3.19.              Additional Documents and
                                    Statements..........................................................55

         B.       Conditions Precedent to all Borrowings................................................55

         Section 3.20.              Notice of Borrowing.................................................55

         Section 3.21.              Certain Statements..................................................55

         Section 3.22.              Gaming Permits......................................................56

         C.       Conditions Precedent to Initial Construction
                  Disbursement..........................................................................56

         Section 3.23.              Construction Schedule, Plans and
                       Specifications, Loan Construction
                         Budget and Project Development
                                    Budget..............................................................56

         Section 3.24.              Construction Agreement..............................................57

         Section 3.25.              Architect's Contract................................................57

         Section 3.26.              Major Subcontractor's Construction
                                    Contracts...........................................................57

         Section 3.27.              Evidence of Availability of
                                    Utilities...........................................................57

         Section 3.28.              Regulatory Approvals, Permits,
                                    Consents, Etc.......................................................57

         Section 3.29.              Assignment of Architect's Contract..................................57

         Section 3.30.              Assignment of General Contractor's
                                    Agreement...........................................................57

         Section 3.31.              Soil Test Report....................................................57

         Section 3.32.              Borrower Construction Expenditures..................................57

ARTICLE IV - REPRESENTATIONS AND WARRANTIES.............................................................58

         Section 4.01.              Existence and Qualification; Power;
                                    Compliance with Laws................................................58

                                    - iii -

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
         Section 4.02.              Authority; Compliance with other
                                    Agreements and Instruments and
                                    Government Regulations..............................................59

         Section 4.03.              Litigation..........................................................59

         Section 4.04.              Agreements Legal, Binding, Valid
                                    and Enforceable.....................................................60

         Section 4.05.              Information and Financial Data
                                    Accurate; Financial Statements;
                                    No Adverse Change...................................................60

         Section 4.06.              Governmental Approvals..............................................61

         Section 4.07.              Payment of Taxes....................................................61

         Section 4.08.              Title to Properties.................................................62

         Section 4.09.              No Untrue Statements................................................62

         Section 4.10.              Brokerage Commissions...............................................63

         Section 4.11.              No Defaults.........................................................63

         Section 4.12.              Employment Retirement Income Security
                                    Act of 1974.........................................................63

         Section 4.13.              Subsidiaries........................................................63

         Section 4.14.              Availability of Utility Services....................................63

         Section 4.15.              Policies of Insurance...............................................63

         Section 4.16.              Spaceleases.........................................................64

         Section 4.17.              Equipment Leases and Contracts......................................64

         Section 4.18.              Gaming Permits and Approvals........................................64

         Section 4.19.              Environmental Certificate...........................................64

         Section 4.20.              Compliance with Statutes, etc.......................................64

         Section 4.21.              Investment Company Act..............................................65

         Section 4.22.              Public Utility Holding Company
                                    Act.................................................................65


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
         Section 4.23.              Labor Relations ....................................................65

         Section 4.24.              Trademarks, Patents, Licenses,
                                    Franchises, Formulas and
                                    Copyrights..........................................................65

         Section 4.25.              Contingent Liabilities..............................................65

         Section 4.26.              Construction Permits................................................65

         Section 4.27.              The Project.........................................................66

         Section 4.28.              General Contractor Agreement and
                                    Architect Contract..................................................66

ARTICLE V - GENERAL COVENANTS OF BORROWER...............................................................66

         A.       Affirmative Covenants.................................................................66

         Section 5.01.              FF&E................................................................66

         Section 5.02.              Permits; Licenses and Legal
                                    Requirements........................................................67

         Section 5.03.              Compliance with Payment Subordination
                                    Agreements..........................................................67

         Section 5.04.              Protection Against Lien Claims......................................67

         Section 5.05.              No Change in Character of
                                    Business or Location of Chief
                                    Executive Office....................................................68

         Section 5.06.              Preservation and Maintenance of
                                    Properties and Assets...............................................68

         Section 5.07.              Repair of Properties and Assets.....................................69

         Section 5.08.              Financial Statements; Reports;
                                    Certificates and Books and
                                    Records.............................................................69

         Section 5.09.              Insurance...........................................................71

         Section 5.10.              Taxes...............................................................77

         Section 5.11.              Permitted Encumbrances Only.........................................78


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
         Section 5.12.              Advances............................................................78

         Section 5.13.              Further Assurances..................................................78

         Section 5.14.              Indemnification.....................................................79

         Section 5.15.              Compliance with other Loan
                                    Documents...........................................................80

         Section 5.16.              Suits or Actions Affecting
                                    Borrower............................................................80

         Section 5.17.              Maintenance of Designated Deposit
                                    Account.............................................................81

         Section 5.18.              Notice to Gaming Authorities
                                    Board...............................................................81

         Section 5.19.              Tradenames, Trademarks and
                                    Servicemarks........................................................81

         Section 5.20.              Notice of Hazardous Materials.......................................81

         Section 5.21.              Compliance with Statutes, etc.......................................82

         Section 5.22.              Compliance with Access Laws.........................................82

         Section 5.23.              Updated Appraisal...................................................83

         B.       Construction Covenants................................................................83

         Section 5.24.              Commencement and Completion of the
                                    Project.............................................................83

         Section 5.25.              Master Set of Plans and
                                    Specifications and Budgets..........................................83

         Section 5.26.              Construction of the Project Entirely
                                    on the Real Property................................................84
         Section 5.28.              Inspection of Construction Progress
                                    and Lenders' Consultant.............................................84

ARTICLE VI - FINANCIAL COVENANTS........................................................................84

         Section 6.01.              Minimum Annual EBITDA...............................................84


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
         Section 6.02.              Adjusted TFCC Ratio.................................................85

         Section 6.03.              Minimum Tangible Net Worth..........................................85

         Section 6.04.              Restriction on Transfer of
                                    Ownership...........................................................85

         Section 6.05.              Total Indebtedness..................................................86

         Section 6.06.              Contingent Liabilities..............................................86

         Section 6.07.              Other Liens.........................................................86

         Section 6.08.              Consolidation, Merger, Sale of
                                    Assets, etc.........................................................86

         Section 6.09.              Investment Restrictions.............................................87

         Section 6.10.              ERISA...............................................................87

         Section 6.11.              Margin Regulations..................................................88

         Section 6.12.              No Subsidiaries.....................................................88

         Section 6.13.              Transactions with Affiliates........................................88

         Section 6.14.              Credit Enhancement Fees.............................................88

         Section 6.15.              Change in Accounting Principles.....................................89

ARTICLE VII - EVENTS OF DEFAULT.........................................................................89

         Section 7.01.              Events of Default...................................................89

         Section 7.02.              Default Remedies....................................................92

         Section 7.03.              Application of Proceeds.............................................93

         Section 7.04.              Notices.............................................................94

         Section 7.05.              Agreement to Pay Attorney's Fees and
                                    Expenses............................................................94

         Section 7.06.              No Additional Waiver Implied by One
                                    Waiver..............................................................94

         Section 7.07.              Licensing of Agent Bank and
                                    Lenders.............................................................95


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


         Section 7.08.              Exercise of Rights Subject to
                                    Applicable Law......................................................95

         Section 7.09.              Discontinuance of Proceedings.......................................95

ARTICLE VIII - DAMAGE, DESTRUCTION AND CONDEMNATION.....................................................96

         Section 8.01.              No Abatement of Payments............................................96

         Section 8.02.              Distribution of Capital Proceeds
                                    Upon Occurrence of Fire, Other
                                    Perils or Condemnation..............................................96

ARTICLE IX - CONSTRUCTION DISBURSEMENT PROCEDURES.......................................................98

         Section 9.01.              Advance of Construction
                                    Disbursements.......................................................99

         Section 9.02.              Restriction on Construction
                                    Disbursements ......................................................99

         Section 9.03.              Construction Disbursement Requests
                                    and Lien Releases...................................................99

         Section 9.04.              A Construction Disbursement Does
                                    Not Mean Approval of Work or
                                    Materials..........................................................100

         Section 9.05.              Method of Disbursement.............................................100

         Section 9.06.              Restriction or Changes in the Work
                                    to be Performed Under the Plans and
                                    Specifications and Loan
                                    Construction Budget................................................101

         Section 9.07.              Conditions Precedent to Construction
                                    Disbursement.......................................................101

         Section 9.08.              No Obligation to See to Proper
                                    Application of Construction
                                    Disbursements......................................................103

         Section 9.09.              No Construction Disbursements
                                    Required in Event of Default.......................................104

         Section 9.10.              No Construction Disbursements
                                    Required if Cloud on Title Exists..................................104


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
         Section 9.11.              Indorsement from Title Insurance
                                    Company............................................................104

         Section 9.12.              Ownership of all Materials Used on
                                    the Project........................................................105

         Section 9.13.              Accuracy of Representations and
                                    Warranties.........................................................105

         Section 9.14.              Waiver of Requirements by Requisite
                                    Lenders............................................................105

         Section 9.15.              Disbursement of Retainage During
                                    Construction Period................................................105

         Section 9.16.              Construction Disbursements if a
                                    Lender Fails to Provide Funds......................................107

         Section 9.17.              Possession and Completion of
                                    Construction.......................................................107

         Section 9.18.              Advances to Title Insurance
                                    Company............................................................108

ARTICLE X - AGENCY PROVISIONS..........................................................................109

         Section 10.01.             Appointment........................................................109

         Section 10.02.             Nature of Duties...................................................109

         Section 10.03.             Disbursement of Borrowings.........................................110

         Section 10.04.             Distribution and Apportionment of Payments.........................111

         Section 10.05.             Rights, Exculpation, Etc...........................................113

         Section 10.06.             Reliance...........................................................114

         Section 10.07.             Indemnification....................................................114

         Section 10.08.             Agent Individually.................................................114

         Section 10.09.             Successor Agent Bank; Resignation
                                    of Agent Bank; Removal of Agent
                                    Bank...............................................................115

         Section 10.10.             Consent and Approvals..............................................116


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
         Section 10.11.             Agency Provisions Relating to Collateral...........................119

         Section 10.12.             Lender Actions Against Collateral..................................122

         Section 10.13.             Ratable Sharing....................................................122

         Section 10.14.             Delivery of Documents..............................................122

         Section 10.15.             Notice of Events of Default........................................123

ARTICLE XI - GENERAL TERMS AND CONDITIONS..............................................................123

         Section 11.01.             Amendments and Waivers.............................................123

         Section 11.02.             Failure to Exercise Rights.........................................124

         Section 11.03.             Notices and Delivery...............................................125

         Section 11.04.             Modification in Writing............................................125

         Section 11.05.             Other Agreements...................................................126

         Section 11.06.             Counterparts.......................................................126

         Section 11.07.             Rights, Powers and Remedies are
                                    Cumulative.........................................................126

         Section 11.08.             Continuing Representations.........................................126

         Section 11.09.             Successors and Assigns.............................................127

         Section 11.10.             Assignment of Loan Documents by
                                    Borrower or Syndication Interests
                                    by Lenders.........................................................127

         Section 11.11.             Action by Lenders..................................................128

         Section 11.12.             Time of Essence....................................................129

         Section 11.13.             Choice of Law and Forum............................................129

         Section 11.14.             Arbitration .......................................................129

         Section 11.15.             Waiver of Jury Trial...............................................130

         Section 11.16.             Scope of Approval and Review.......................................130



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
         Section 11.17.             Severability of Provisions.........................................130

         Section 11.18.             Cumulative Nature of Covenants.....................................131

         Section 11.19.             Costs to Prevailing Party..........................................131

         Section 11.20.             Expenses...........................................................131

         Section 11.21.             Setoff.............................................................132

         Section 11.22.             Schedules Attached.................................................133

                                    Schedule 2.01(a) -    Schedule of Lenders' Proportions in
                                                          Credit Facility

                                    Schedule 2.01(c) -    Aggregate Commitment eduction Schedule

                                    Schedule 3.17    -    Schedule of Significant Litigation

                                    Schedule 4.01    -    Schedule of Borrower Membership Interests

                                    Schedule 4.16    -    Schedule of Spaceleases

                                    Schedule 4.17    -    Schedule of Equipment Leases and Contracts

                                    Schedule 4.24    -    Schedule of Trademarks, Patents, Licenses,
                                                          Franchises, Formulas and Copyrights

                                    Schedule 4.25    -    Schedule of Contingent Liabilities

                                    Schedule 5.09(o) -    Schedule of General Contractor Minimum
                                                          Insurance Requirements



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
                                    Schedule 9.0     -    Construction Disbursement Schedule

         Section 11.23.             Exhibits Attached..................................................133
                                    Exhibit A         -       Note

                                    Exhibit B         -      Guaranty - Form

                                    Exhibit C         -      Notice of Borrowing - Form

                                    Exhibit D         -      Fixed Rate Notice - Form

                                    Exhibit E         -      Pricing Certificate - Form

                                    Exhibit F         -      Compliance Certificate - Form

                                    Exhibit G         -      Construction Disbursement Request - Form

                                    Exhibit H         -      Authorized Officer's Certificate - Form

                                    Exhibit I         -      Closing Certificate - Form

                                    Exhibit J         -      Legal Opinion - Form


                                    Exhibit K         -      Assignment and Assumption Agreement - Form

                                    Exhibit L         -      Payment Subordination Agreement - Form

                                    Exhibit M         -      Title Report

                                    Exhibit N         -      Project Development Budget

                                    Exhibit O         -      Funds Transfer Agreement

                      CONSTRUCTION AND REDUCING REVOLVING
                                CREDIT AGREEMENT


       THIS CONSTRUCTION AND REDUCING REVOLVING CREDIT AGREEMENT ("Credit Agreement") is made and entered into as of the 7th day of March, 1997, by and among BLACK HAWK/JACOBS ENTERTAINMENT, LLC., a Colorado limited liability company (the "Borrower"), each of the Lenders, as hereinafter defined, and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders (herein in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks").

                                R_E_C_I_T_A_L_S:

       WHEREAS:

       A. In this Credit Agreement all capitalized words and terms shall have the respective meanings and be construed herein as hereinafter provided in
Section 1.01 of this Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

       B. Borrower desires to establish a construction loan which converts to a reducing revolving line of credit for the purpose of financing a portion of the costs of the development, construction, start-up costs, equipping and furnishing of the Project and, following the Conversion Date, providing working capital and financing for general corporate purposes.

       C. Banks are willing to establish the Credit Facility in the principal amount of Forty Million Dollars ($40,000,000.00), for the uses and purposes hereinafter set forth in Section 2.02 and on the terms and subject to the conditions, covenants and understandings hereinafter set forth and contained in each of the Loan Documents.

       NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       Section 1.01. Definitions. For the purposes of this Credit Agreement, each of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

       "Access Laws" shall have the meaning ascribed to such term in Section 5.22(a).

       "Adjusted TFCC Ratio" shall be defined as follows:

       Annualized EBITDA, less paid Distributions, less incurred Capital Expenditures

       Divided by (/) the sum of Interest Expense, plus scheduled principal amortization required to be made on all interest bearing Indebtedness during the period under review.

       "Affiliate(s)" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to:

              (a) vote ten percent (10%) or more of the equity securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

              (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

       "Agent Bank" shall mean WFB in its capacity as administrative and collateral agent for Lenders.

       "Aggregate Commitment" shall mean reference to the aggregate amount committed by Lenders for advance to or on behalf of Borrower as Borrowings and Construction Disbursements under the Credit Facility in the initial principal amount of Forty Million Dollars ($40,000,000.00), as reduced on each Reduction Date by the Scheduled Reductions to the Maximum Scheduled Balance, and further subject to the additional reductions and/or limitations for advance as set forth or incorporated in the definition of Maximum Permitted Balance.

       "Aggregate Commitment Reduction Schedule" shall mean the Aggregate Commitment Reduction Schedule marked Schedule 2.01(c) affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the Scheduled Reductions and Maximum Scheduled Balance as of each Reduction Date under the Credit Facility.

       "Annualized EBITDA" shall mean with reference to the Borrower, as of the last day of each Fiscal Quarter (a) EBITDA for the fiscal period consisting of that Fiscal Quarter and the three (3) immediately preceding Fiscal Quarters, or
(b) with respect to any such fiscal period in which Borrower has operated the Hotel/Casino Facility for at least two (2) full Fiscal Quarters but less than four (4) full Fiscal Quarters, such amount as is necessary to reflect the annualization of EBITDA using the following calculations:

              (i)    if Borrower has operated the Hotel/Casino Facility for two
       (2) full Fiscal Quarters, the EBITDA for those Fiscal Quarters shall be multiplied by two (2); and

              (ii) if Borrower has operated the Hotel/Casino Facility for three (3) full Fiscal Quarters, the EBITDA for those Fiscal Quarters shall be multiplied by four-thirds (4/3).

       "Applicable Margin" means for any Prime Rate Loan or LIBOR Loan the applicable per annum percentage amount to be added to the Prime Rate or the LIBO Rate, as the case may be, as follows: (i) commencing on the Closing Date and continuing until the Conversion Date, three-quarters of one percent (.75%) to be added to the Prime Rate and three and one-half percent (3.5%) to be added to the applicable LIBO Rate; (ii) commencing on the Conversion Date and continuing until the Rate Adjustment Date, one-quarter of one percent (.25%) to be added to the Prime Rate and three percent (3.0%) to be added to the applicable LIBO Rate; and (iii) on and after the Rate Adjustment Date, the margin rates set forth in the table below based on the Funded Debt to EBITDA Ratio of Borrower as of each Fiscal Quarter end, together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis, any change in the applicable percentage amount by reason thereof to be effective as of the 1st day of the third month immediately following each such Fiscal Quarter end:

------------------------------------------------------------------------
                  FUNDED DEBT
PRICING                TO                 PRIME RATE          LIBO RATE
 LEVEL            EBITDA RATIO              MARGIN              MARGIN
------------------------------------------------------------------------
   I           Less than or equal to        0.00%                2.00%
               1.75 to 1.00
------------------------------------------------------------------------
   II          Greater than 1.75 to         0.00%                2.25%
               1.0 but less than or
               equal to 2.25 to 1.0
------------------------------------------------------------------------
  III          Greater than 2.25 to         0.00%                2.50%
               1.0 but less than or
               equal to 2.75 to 1.0
------------------------------------------------------------------------
   IV          Greater than 2.75 to         0.25%               3.00%
               1.0
------------------------------------------------------------------------


       "Appraisal" shall mean reference to the appraisal of the Project dated December 20, 1996, prepared for Agent Bank at Borrower's expense by Piercy, Bowler, Taylor & Kern, 95 Jones Plaza, Suite 1000, 6100 Elton, Las Vegas, Nevada 89107, as the same may be adjusted by Agent Bank based on its internal review of such Appraisal, which internal review shall be conducted prior to acceptance of such appraisal by Agent Bank, as such Appraisal may be updated, revised or replaced pursuant to Section 5.23.

       "Appraised Value" shall mean the aggregate of the appraised value of the Project as demonstrated by the Appraisal.

       "Architect" shall mean Robert W. Schnautz, Architect dba River Studio Architects, 1740 Platte Street, Riverside Suite 200, Denver, Colorado 80202, who has been engaged by Borrower pursuant to the Architect's Contract for the purpose of preparing the Plans and Specifications for the construction of the Project.

       "Architect's Consent" shall mean that certain Architect's Consent and Agreement which is to be executed by the Architect and delivered to Agent Bank, on behalf of the Lenders, prior to the Initial Construction Disbursement, for the purpose, among other things, of evidencing the Architect's: (i) consent to Assignment of Architect's Contract; (ii) agreement not to modify the Architect's Contract without Agent Bank's consent; and (iii) agreement to continue performance under the Architect's Contract on behalf of Agent Bank subject to the terms and conditions set forth in the Architect's Consent.

       "Architect's Contract" shall mean the Standard Form of Agreement Between Owner and Architect, AIA Document B141, 1987 Edition, dated June 16, 1995, by and between Architect and Borrower under the terms of which Architect agrees to provide architectural services in connection with the Project including, but not limited to, preparation of the Plans and Specifications.

       "Assets" shall mean the total assets of Borrower determined in accordance with GAAP.

       "Assignment and Assumption Agreement" shall mean the document evidencing an assignment of a Syndication Interest by any Lender to an Eligible Assignee in the form of the Assignment, Assumption and Consent Agreement marked "Exhibit K", affixed hereto and by this reference incorporated herein and made a part hereof.

       "Assignment of Architect's Contract" shall mean the Assignment of Architect's Contract with Plans and Specifications under which Borrower's rights under the Architect's Contract are assigned to Agent Bank on behalf of Lenders as additional security for the Credit Facility, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

       "Assignment of General Contractor's Agreement" shall mean the Assignment of General Contractor's Agreement and Plans and Specifications under which Borrower's rights under the General Contractor's Agreement are assigned to Agent Bank on behalf of Lenders as additional security for the Credit Facility, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

       "Assignment of Permits, Licenses and Contracts" shall mean the assignment duly executed by Borrower as of the

Closing Date, pursuant to which Borrower assigns to Agent Bank on behalf of Lenders, as additional security for the Credit Facility, all of its right, title and interest in and to all permits, licenses and contracts relating to the Project and the Hotel/Casino Facility, including, without limitation, all contracts relating to the construction of the Project, except those gaming permits and licenses and other permits, licenses and contracts which are unassignable, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

       "Assignment of Spaceleases, Contracts, Rents and Revenues" shall mean the assignment duly executed by Borrower as of the Closing Date, whereby Borrower assigns to Agent Bank on behalf of Lenders, as additional security for the Credit Facility all Spaceleases and Equipment Leases and Contracts relating to the Project and the Hotel Casino Facility, including, without limitation, all contracts relating to the construction of the Project, and all rents, issues, profits, revenues and income from the Hotel/Casino Facility and any other business activity conducted on the Hotel/Casino Facility, together with any and all future expansions thereof, related thereto or used in connection therewith, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

       "Assignments" shall mean collective reference to the Assignments of Spaceleases, Contracts, Rents and Revenues, Assignments of Permits, Licenses and Contracts, Assignment of Architect's Contract and Assignment of General Contractor's Agreement.

       "Authorized Officer Certificate" shall have the meaning set forth in
Section 3.05(iv).

       "Authorized Officer(s)" shall mean, relative to the Borrower, those of the respective officers whose signatures and incumbency shall have been certified to Agent Bank and the Banks as required in Section 3.05(iv) of the Credit Agreement with the authority and responsibility to deliver Notices of Borrowing, Construction Disbursement Requests, Continuation/ Conversion Notices, Pricing Certificates, Compliance Certificates and all other requests, notices, reports, consents, certifications and authorizations on behalf of Borrower.

       "Available Borrowings" shall mean, at any time, and from time to time, the aggregate amount available to Borrower for a Borrowing or a Construction Disbursement not exceeding the amount of the Maximum Availability, as of each date of determination.

       "Bank Facility Termination" shall mean indefeasible payment in full of all sums owing under the Note and each of the other Loan Documents and the irrevocable termination of the obligation of Banks to advance Borrowings.

       "Banking Business Day" means (a) with respect to any Borrowing, payment or rate determination of LIBOR Loans, a day, other than a Saturday or Sunday, on which Agent Bank is open for business in San Francisco and on which dealings in Dollars are carried on in the London interbank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California and/or Nevada, or is a day on which banking institutions located in California and/or Nevada are required or authorized by law or other governmental action to close.

       "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101, et seq.

       "Banks" shall have the meaning set forth in the Preamble to this Credit Agreement.

       "Borrower" shall have the meaning ascribed to such term in the Preamble to this Credit Agreement.

       "Borrower Construction Expenditures" shall mean collective reference to the aggregate amount of funds which are required to be advanced by Borrower at any time and from time to time for payment of the costs and expenses for construction and development of the Project, other than from Construction Disbursements under the Credit Facility.

       "Borrowing(s)" shall mean such amounts as Borrower may request from Agent Bank from time to time to be advanced under the Credit Facility as Closing Disbursements, by Notice of Borrowing during the Revolving Credit Period in the manner provided in Section 2.03 and/or by Construction Disbursement Request during the Construction Period in the manner provided in
Section 2.04.

       "Breakage Charges" shall have the meaning set forth in Section 2.07(c) of the Credit Agreement.

       "Capital Expenditures" shall mean, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including Capitalized Lease Liabilities) by the Borrower during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed or capital asset accounts reflected in the balance sheet of the Borrower (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by Borrower to the extent of (a) the gross amount of such purchase price less (b) the cash proceeds of trade-in credit of the equipment being traded in at such time), but excluding capital expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or refinanced from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation of or the exercise of the power of eminent domain with respect to such assets being replaced or restored.

       "Capital Proceeds" shall mean the net proceeds (after deducting all reasonable expenses incurred in connection therewith) available to Borrower from: (i) partial or total condemnation or destruction of any part of the Collateral, (ii) sales of easements, rights of way or similar interests in any portion of the Real Property, (iii) insurance proceeds (other than rent insurance and business interruption insurance) received in connection with damage to or destruction of any part of the Collateral, (iv) the sale or other disposition of any portion of the Collateral in accordance with the provisions of this Credit Agreement (not including, however, any proceeds received by Borrower from a sale of FF&E if such FF&E is replaced by items of equivalent value and utility, in each case such exclusion to apply only during any period in which no Event of Default has occurred and is continuing), and (v) any other extraordinary receipt of proceeds not in the ordinary course of business and treated, for accounting purposes, as capital in nature.

       "Capitalized Lease Liabilities" means all monetary obligations of Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

       "Cash" shall mean, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

       "Certificate of Occupancy" shall mean a final certificate of occupancy issued by the appropriate Governmental Authorities for the occupancy and use of the Project.

       "Change of Control" shall mean the failure of Jeffrey P. Jacobs, directly or through the Members of Borrower, to control a majority of the Policy Board.

       "City" shall mean the City of Black Hawk, Colorado.

       "City Construction Expenditures" shall mean the costs for completion of certain offsite improvements for the benefit of the Project, as set forth on the Project Development Budget, to be paid by the City and/or Borrower up to the maximum aggregate amount of One Million Dollars ($1,000,000.00).

       "Closing Certificate" shall have the meaning ascribed to such term in
Section 3.05(v).

       "Closing Date" shall mean the date upon which: (i) each condition precedent required under Article IIIA of this Credit Agreement has been satisfied or waived and (ii) the Security Documentation has been filed and/or recorded in accordance with and in the manner required by the Depository Closing Instructions, or such other date as to which Agent Bank and Borrower agree in writing.

       "Collateral" shall mean collective reference to all of Borrower's right, title and interest in and to: (i) all of the Real Property and the personal property, FF&E, contract rights, leases, stock, intangibles and other interests of the Borrower which are subject to the liens, pledges and security interests created by the Security Documentation; (ii) all rights of the Borrower assigned and/or pledged as additional security pursuant to the terms of the Loan Documents and Security Documentation; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of the Borrower which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of

Banks or Agent Bank on behalf of Lenders to secure payment of the Credit
Facility.

       "Commitment Letter" shall mean the letter dated October 29, 1996, from WFB to The Richard E. Jacobs Group and accepted by Diversified Opportunities Group Ltd. on October 30, 1996, together with all attachments and exhibits thereto, setting forth the terms and conditions upon which WFB committed to establish the Credit Facility in favor of Borrower, as may be amended from time to time by written instrument executed by WFB and Borrower.

       "Completion Date" shall mean the date upon which: (a) the Project has been completed in substantial accordance and compliance with the Plans and Specifications and in accordance and compliance with the terms and conditions of all Governmental Authorities, (b) the Occupancy Date has occurred, (c) the period for filing of mechanics and materialman's liens has expired or the liens have been removed and Title Insurance Company has issued its final 101.6 indorsement to the Title Insurance Policy showing no liens, claims or encumbrances except those approved by Agent Bank upon the consent of Requisite Lenders, (d) Borrower has obtained all Gaming Permits, licenses, permits and other authorizations from all necessary Governmental Authorities for the use and operation of the Project as the Hotel/Casino Facility; and (e) each other condition applicable to the final release of retainage, as set forth in Section 9.15, shall have been met, other than with respect to the completion of "Punch List" items.

       "Compliance Certificate" shall mean the compliance certificates referred to in Section 5.08, a form for which is set forth on "Exhibit F", affixed hereto and by this reference incorporated herein and made a part hereof.

       "Construction Completion Costs" means, as of any date of determination, an amount equal to the remaining unpaid costs, including, without limitation all Hard Costs and Soft Costs, and including retainage, of causing the Project to be completed and opened to the public, together with all other requirements for the occurrence of the Completion Date, as determined by Lenders' Consultant and Agent Bank from time to time.

       "Construction Cost Analysis" shall mean the review and analysis of the Plans and Specifications, Loan Construction Budget, Project Development Budget and all other related documentation, including, without limitations, the

General Contractor's Agreement, Architect's Contract, subcontracts, bids and other agreements relating to and necessary for the construction of the Project and occurrence of the Occupancy Date, to be made from time to time during the Construction Period by Lenders' Consultant and Agent Bank for the purpose of determining the Construction Completion Costs as of any date of determination.

       "Construction Disbursement Request" shall mean the form to be executed and appropriately completed by Borrower and submitted to Agent Bank concurrently with each request for the advance by Lenders of a Construction Disbursement during the Construction Period, a copy of which form is marked "Exhibit G", affixed hereto and by this reference incorporated herein and made a part hereof.

       "Construction Disbursement Schedule" shall have the meaning ascribed to such term in the preamble paragraph to Article IX of the Credit Agreement, a copy of which Construction Disbursement Schedule is affixed hereto as Schedule 9.0, as may be amended, modified or restated from time to time upon the prior approval of Agent Bank.

       "Construction Disbursements" shall mean reference to the proceeds of the Credit Facility which are disbursed pursuant to the provisions set forth in
Section 2.04 and Article IX, for the purpose of paying for the costs and expenses of constructing and developing the Project in accordance with the Project Development Budget, Loan Construction Budget and Construction Disbursement Schedule.

       "Construction Documentation" shall mean collective reference to the Construction Schedule, Plans and Specifications, Loan Construction Budget, Project Development Budget, General Contractor's Agreement and Architect's Contract and all other contracts and agreements relating to the construction of the Project, together with all amendments, revisions and modifications thereto, which are first approved by Agent Bank.

       "Construction Overage" shall have the meaning set forth in Section 9.07(f) of the Credit Agreement.

       "Construction Period" shall mean the period commencing on the Closing Date and terminating on the Conversion Date.

       "Construction Schedule" shall mean the anticipated time schedule for completion of the Project.

       "Contingency Reserve" shall have the meaning ascribed to such term in
Section 9.06.

       "Contingent Liability(ies)" shall mean, as to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases or dividends ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to make payment in respect of any net liability arising in connection with any Interest Rate Hedges, foreign currency exchange agreement, commodity hedging agreement or any similar agreement or arrangement in any such case if the purpose or intent of such agreement is to provide assurance that such primary obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected (in whole or in part) against loss in respect thereof or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Liability shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

       "Contractual Obligation" means, as to any Person, any provision of any outstanding securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its assets is bound.

       "Conversion Date" shall mean September 7, 1998, the date upon which the Construction Period terminates and the Revolving Credit Period begins.

       "Convert, Conversion and Converted" shall refer to a Borrowing at or continuation of a particular interest rate basis or conversion of one interest rate basis to another pursuant to Section 2.06(c).

       "Credit Agreement" shall mean this Construction and Reducing Revolving Credit Agreement executed by and among Borrower and Banks setting forth the terms and conditions of the Credit Facility as it may be amended, modified, extended, renewed or restated from time to time.

       "Credit Enhancement Fee(s)" shall mean collective reference to payment or other Distributions made by Borrower to Guarantors, DOGL, Entertainment or their respective assignees in consideration of the execution and delivery of the Guaranty by Guarantors.

       "Credit Facility" shall mean the agreement of Lenders to fund the Closing Disbursements on the Closing Date, Construction Disbursements during the Construction Period and other Borrowings during the Revolving Credit Period, subject to the terms and conditions set forth in this Credit Agreement and the Note, up to the Maximum Permitted Balance as reduced from time to time in accordance with the terms of this Credit Agreement and the Note.

       "DOGL" shall mean Diversified Opportunities Group Ltd., an Ohio limited liability company.

       "Deed of Trust" shall mean the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed, as of the Closing Date, by Borrower, as trustor and debtor, to the Public Trustee of Gilpin County, Colorado, as trustee, in favor of Agent Bank on behalf of Lenders, as beneficiary, for the purposes of providing a security for the Credit Facility encumbering the Collateral more particularly therein described as a first mortgage lien, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

       "Default" shall mean the occurrence or non-occurrence, as the case may be, of any event that with the giving of notice or passage of time, or both, would become an Event of Default, pursuant to Article VII.

       "Default Notice Recording" shall mean either:

              (i) the filing with the Public Trustee of Gilpin County, Colorado, of a Notice of Election and Demand for Sale pursuant to Colorado Revised Statutes, Section 38-38-101, or any applicable successor statute, by Agent Bank as beneficiary under the Deed of Trust, or

              (ii) the commencement of a judicial foreclosure action in an appropriate court in and for the County of Gilpin, Colorado, pursuant to which Lenders or Agent Bank on behalf of Lenders seek judicial foreclosure of the Deed of Trust.

       "Default Rate" shall have the meaning set forth in Section 2.09(b).

       "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Credit Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Banking Business Days after notice from Agent Bank.

       "Depository Closing Instructions" shall mean the Depository Closing Instructions to be given by Agent Bank to Title Insurance Company at or prior to the Closing Date setting forth the requirements for the issuance of the Title Insurance Policy and other conditions for the closing of the Credit Facility, as it may be amended or modified prior to the Closing Date to the reasonable satisfaction of Agent Bank, Requisite Lenders and the Borrower.

       "Designated Deposit Account" shall mean a deposit account to be maintained by Borrower, as from time to time designated in writing to Agent Bank by an Authorized Officer.

       "Dispute" shall have the meaning set forth in Section 11.14a.

       "Distributions" shall mean and collectively refer to any and all cash dividends, loans, payments, advances or other distributions, fees or compensation of any kind or character whatsoever made by Borrower to Guarantors and/or any Member of the Borrower, but shall not include consideration paid for tangible and intangible assets in an arms length exchange for fair market value, trade payments made and other payments for liabilities incurred in the ordinary course of business or compensation and fees to officers, directors, members, managers and employees of Borrower Affiliates of Borrower and Guarantors, all in the ordinary course of business.

       "Documents" shall have the meaning set forth in Section 11.14a.

       "Dollars" and "$" means the lawful money of the United States of America.

       "EBITDA" shall mean with reference to any Person, for any Fiscal Period under review, the sum of (i) Net Income for that period, plus (ii) any one-time non-Cash loss and pre-opening expenses reflected in such Net Income, minus
(iii) any one-time non-Cash gain reflected in such Net Income, plus (iv) Interest Expense for that period, plus (v) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (vi) depreciation, amortization and all other non-cash expenses for that period, in each case determined in accordance with GAAP and, in the case of items (iv), (v) and (vi), only to the extent deducted in the determination of Net Income for that period.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "Eligible Assignee" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank, savings and loan association or savings bank that is organized under the Laws of the United States of America, any State thereof or the District of Columbia, or (d) any commercial bank that is organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that (A) such bank is acting through a branch or agency located in the United States of America and (B) such bank is otherwise exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 at the time of any assignment, and (e) with respect to such commercial bank or financial institution as described in (a) through (d) above, no finding of unsuitability has been made or determined by any Gaming Authority.

       "Eligible Subparticipant" shall mean any Person which is a bank, savings and loan association or other financial or lending institution which has not been found unsuitable as a lender by the Gaming Authorities.

       "Entertainment" shall mean BH Entertainment Ltd., an Ohio limited liability company.

       "Environmental Certificate" shall mean the Certificate and Indemnification Regarding Hazardous Substances to be executed by Borrower on or before the Closing Date and delivered to Agent Bank as a further inducement to the Banks to establish the Credit Facility, as may be amended, modified, extended, renewed or restated from time to time.

       "Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to FF&E wherein Borrower is the lessee or vendee, as the case may be, as set forth on that certain Schedule of Equipment Leases and Contracts designated as Schedule 4.17, affixed hereto and by this reference incorporated herein and made a part hereof.

       "Event of Default" shall mean any event of default as defined in Section
7.01 hereof.

       "FF&E" shall mean collective reference to any and all furnishings, fixtures and equipment, including, without limitation, all Gaming Devices and associated equipment, which have been installed or are to be installed and used in connection with the operation of the Hotel/Casino Facility and the Project and in connection with any other business operation conducted on the Real Property and those items of furniture, fixtures and equipment which have been purchased or leased or are hereafter purchased or leased by Borrower in connection with the Hotel/Casino Facility and the Project and in connection with any other business operation conducted on the Real Property.

       "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

       "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

              a. the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Banking

Business Day, for the next preceding Banking Business Day) by the Federal Reserve Bank of New York; or

              b. if such rate is not so published for any day which is a Banking Business Day, the average of the quotations for such day on such transactions received by the Agent Bank from three (3) federal funds brokers of recognized standing selected by it.

       "Financial Covenant" shall mean individual reference and "Financial Covenants" shall mean collective reference to the Financial Covenants set forth in Article VI of the Credit Agreement.

       "Financing Statements" shall mean the Uniform Commercial Code Financing Statements required to be filed with (i) the Office of the Secretary of State of Colorado, (ii) the Office of the Recorder of Gilpin County, Colorado, and
(iii) with the Secretary of State of the State in which Borrower's chief executive office is located, in order to perfect the security interest granted to Agent Bank under the Deed of Trust and other Security Documentation in accordance with the requirements of the Uniform Commercial Code.

       "First Anniversary Occupancy Date" shall mean the first annual anniversary of the Occupancy Date.

       "Fiscal Quarter" shall mean the consecutive three (3) month periods during each Fiscal Year beginning on January 1, April 1, July 1 and October 1, and ending on December 31, March 31, June 30 and September 30, respectively.

       "Fiscal Year" shall mean the fiscal year period beginning January 1 of each calendar year and ending on the following December 31.

       "Fiscal Year End" shall mean December 31 of each calendar year.

       "Fixed Rate Notice" shall mean a notice of continuation or conversion of or to a LIBOR Loan and interest rate option request duly executed by an Authorized Officer, substantially in the form of that certain exhibit marked "Exhibit D", affixed hereto and by this reference incorporated herein and made a part hereof.

       "Funded Debt" shall mean for any period the daily average of the Funded Outstandings during the last month of such period, plus the total as of the last day of such period of both the long-term and current portions (without duplication) of all other interest bearing Indebtedness and Capitalized Lease Liabilities, plus the stated amount of all outstanding letters of credit as of the last day of such period.

       "Funded Debt to EBITDA Ratio" as of the end of any Fiscal Quarter shall mean the ratio resulting by dividing Funded Debt for the period under review by EBITDA for the Fiscal Quarter under review together with the most recently ended three (3) preceding Fiscal Quarters.

       "Funded Outstandings" shall mean the unpaid principal amount outstanding on the Credit Facility as of any given date of determination for Borrowings, Closing Disbursements and Construction Disbursements made thereunder.

       "Funding Date" shall mean each date upon which Lenders fund Borrowings requested by Borrower in accordance with the provisions of Section 2.03 or
Section 2.04.

       "Funds Transfer Agreement" shall mean the Funds Transfer Agreement to be executed by Borrower and delivered to Agent Bank on or before the Closing Date in the form of the Funds Transfer Agreement marked "Exhibit O", affixed hereto and by this reference incorporated herein and made a part hereof.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

       "Gaming Authorities" means collective reference to the Division of Gaming of the Colorado Department of Revenue, the Colorado Limited Gaming Control Commission and each other agency or other political subdivision which has jurisdiction over the gaming activities of Borrower at the Hotel/Casino Facility.

       "Gaming Devices" shall mean slot machines and other devices which constitute gaming devices and related equipment as defined by the Gaming Authorities and Gaming Laws.

       "Gaming Laws" shall mean the Colorado Limited Gaming Act and the regulations relating thereto and all other rules, regulations, statutes and ordinances having authority or with which compliance is required for the conduct of gambling, gaming and casino activities at the Hotel/Casino Facility.

       "Gaming Permits" shall mean collective reference to every license, permit or other authorization required to own, operate and otherwise conduct gambling, gaming and casino activities at the Hotel/Casino Facility, including, without limitation, all licenses granted by the Gaming Authorities and all other applicable Governmental Authorities.

       "General Contractor" shall mean Colorado First/PCL, a Joint Venture, 2000 South Colorado Boulevard, Suite 400, Denver, Colorado 80222, the "Construction Manager" as defined and described in the General Contractor's Agreement.

       "General Contractor's Agreement" shall mean the Standard Form of Agreement between Owner and Construction Manager where the Construction Manager is also the Constructor, AIA Document A121/CMc and AGC Document 565, dated September 12, 1996, entered into by and between Borrower and General Contractor for the construction of that portion of the Project to be constructed by General Contractor, for a contract sum of Thirty-Two Million One Hundred Sixty-Eight Thousand Seven Hundred Fifty-Four Dollars ($32,168,754.00), including a contingency reserve in the amount of One Million Two Hundred Thirty-Seven Thousand Dollars ($1,237,000.00), together with the General Conditions of the Contract for Construction, AIA Document A201 and other exhibits and attachments referred to therein, as amended by Contract Amendment and Notice to Proceed
Part II-A, dated November 27, 1996.

       "General Contractor's Consent" shall mean that certain Contractor's Consent and Agreement which is to be executed by the General Contractor and delivered to Agent Bank, on behalf of the Lenders, prior to the Initial Construction Disbursement, for the purpose, among other things, of evidencing the General Contractor's: (i) consent to the Assignment of General Contractor's Agreement; (ii) agreement not to modify the General Contractor's Agreement without Agent Bank's consent; and (iii) agreement to continue performance under the General Contractor's Agreement on behalf of Agent Bank subject to the terms and conditions set forth in the General Contractor's Consent.

       "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

       "Governmental Authority" or "Governmental Authorities" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Real Property and the Hotel/Casino Facility or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

       "Guarantor Master Credit Line Agreement" shall mean the agreement under the terms of which a revolving line of credit was established by WFB (as successor in interest to Wells Fargo Realty Advisors Funding, Incorporated) in favor of R.E. Jacobs and other partnerships and trusts owned or controlled by Richard E. Jacobs, more particularly described as that certain Amended and Restated Revolving Credit Agreement dated as of December 31, 1992, as amended by First Amendment to Amended and Restated Revolving Credit Agreement dated as of October 31, 1994, as further amended by Second Amendment to Amended and Restated Revolving Credit Agreement dated as of October 2, 1995, as further amended by Third Amendment to Amended and Restated Revolving Credit Agreement dated as of December 31, 1996, as may be further amended, modified, restated, extended or revised from time to time.

       "Guarantor" shall mean individual reference and "Guarantors" shall mean collective reference to R.E. Jacobs and J.P. Jacobs in their capacity as the Guarantors under the Guaranty.

       "Guaranty" shall mean the Payment and Completion Guaranty Agreement to be executed by Guarantors in favor of Agent Bank on behalf of Lenders, a copy of the form of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

       "Hard Costs" shall mean those costs which are shown in the Project Development Budget as a "construction cost" and any adjustments to such costs pursuant to properly approved change orders.

       "Hazardous Materials Claims" shall have the meaning set forth in Section 5.20.

       "Hazardous Materials Laws" shall have the meaning set forth in Section 5.20.

       "Hotel/Casino Facility" shall mean collective reference to the Real Property, the hotel and casino business and related activities to be conducted by Borrower in and on the Real Property and all improvements now or hereafter situate thereon, together with any other real property, personal property or interests therein which are used by Borrower as a part of the operation of the hotel and casino business conducted by Borrower on the Real Property.

       "Indebtedness" shall mean, as to any Person, with-out duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money, (b) the deferred purchase price of property or services (other than accrued expenses, tax liability, deferred taxes, and trade accounts payable less than ninety (90) days past due and other accrued or deferred liabilities incurred in the ordinary course of business) which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (d) all obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all liabilities of the type described in clauses
(a) through (d) or (f) of this definition secured by (or for which the holder of any such liability has an existing right, contingent or otherwise, to be secured by) any lien or encumbrance on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (f) all Capitalized Lease Liabilities of such Person, and (g) all Contingent Liabilities of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a)-(f) of this definition.

       "Indemnified Party" and "Indemnified Parties" shall have the meaning ascribed to such terms in Section 5.14.

       "Initial Construction Disbursement" shall mean the first Construction Disbursement to be made by Lenders to Borrower pursuant to the Credit Facility.

       "Initial Construction Disbursement Date" shall mean the date upon which Borrower requests Lenders to fund the Initial Construction Disbursement.

       "Intangibles" shall mean the aggregate goodwill, trademarks, patents, organizational expense and other similar intangible items of Borrower determined on a consolidated basis in accordance with GAAP.

       "Interest Expense" shall mean with respect to any Person, as of the last day of any fiscal period under review, the sum of (i) all interest, fees, charges and related expenses paid or payable (without duplication but including capitalized interest and Credit Enhancement Fees) for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (ii) the portion of the up front costs and expenses for Interest Rate Hedges (to the extent not included in (i)) fairly allocated to such interest rate hedges as expenses for such period, plus (iii) the portions of Capital Lease Liabilities that should be treated as interest in accordance with GAAP.

       "Interest Period(s)" shall have the meaning set forth in Section 2.06(d) of the Credit Agreement.

       "Interest Rate Hedge" shall mean collective reference to any one or more interest rate swap agreements, interest rate cap agreements, basis swaps, forward rate agreements and interest collar or floor agreements and all other interest rate protection products or arrangements designed to protect against fluctuations in interest rates or currency exchange rates for the purpose of hedging the interest rates on the Credit Facility.

       "Interest Rate Option" shall have the meaning ascribed to such term in
Section 2.06(b) of the Credit Agreement.

       "Investment" shall mean, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment.

       "J.P. Jacobs" shall mean Jeffrey P. Jacobs.

       "LIBO Rate" means, relative to any LIBOR Loan Interest Period for any LIBOR Loan included in any Borrowing, the per annum rate (reserve adjusted as hereinbelow provided) of interest quoted by Agent Bank, rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%) at which Dollar deposits in immediately available funds are offered by Agent Bank to leading banks in the London interbank market at approximately 9:00 A.M. San Francisco time two (2) Banking Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates. The foregoing rate of interest shall be reserve adjusted by dividing the applicable LIBO Rate by a one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Credit Agreement or other Loan Documents to a LIBO Rate include the aforesaid reserve adjustment.

       "LIBOR Loan" shall mean each portion of the total unpaid principal under the Credit Facility which bears interest at a rate determined by reference to the LIBO Rate plus the Applicable Margin.

       "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Loans made by any Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Agent Bank as the reserve percentage applicable to Agent Bank as specified under regulations issued from time to time by the

Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Agent Bank were in a net borrowing position.

       "Laws" means, collectively, all international, foreign, federal, state and local statutes, maritime laws, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

       "Lender Reply Period" shall have the meaning set forth in Section
10.10(d).

       "Lenders" means WFB and any other bank, finance company, insurance or other financial institution which is or becomes a party to this Credit Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption Agreement, as assignee. At all times that there are no Lenders other than WFB, the terms "Lender" and "Lenders" means WFB in its individual capacity. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders".

       "Lenders' Consultant" shall mean Re Tech +, Inc., 621 Seventeenth Street, Suite 2250, Denver, Colorado 80293, who has been engaged by Agent Bank pursuant to the Lenders' Consultant Contract.

       "Lenders' Consultant Contract" shall mean the Consultant Agreement and Engagement Letter, each dated as of January 15, 1997, executed by and between Agent Bank and Lenders' Consultant, setting forth the scope of work and review to be performed by Lenders' Consultant in connection with the Project.

       "Liabilities" shall mean the total liabilities of Borrower determined on a consolidated basis, in accordance with GAAP.

       "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

       "Loan Construction Budget" shall have the meaning set forth in Section 9.06(a) of the Credit Agreement.

       "Loan Documents" shall mean the collective reference to this Credit Agreement, the Note, the Security Documentation, the Upfront Fee Side Letter, Guaranty, Environmental Certificate and all other instruments and agreements required to be executed by or on behalf of Borrower, Guarantors, or any other Person in connection with the Credit Facility for the benefit of Banks or Agent Bank on behalf of the Lenders, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

       "Major Subcontracts" shall mean all contracts or subcontracts executed by a Subcontractor and either Borrower, General Contractor or another Subcontractor in connection with the Project in an amount equal to or greater than Five Hundred Thousand Dollars ($500,000.00) in the aggregate for any single Subcontractor.

       "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

       "Material Adverse Change" shall mean any change which is material and adverse to the Collateral or the condition (financial or otherwise) or business operations of the Borrower taken as a whole or the ability of Borrower to perform its obligations under the Loan Documents or the ability of any of the Lenders to enforce any of their rights or remedies under any of the Loan Documents.

       "Material Adverse Effect" means any set of circumstances or events which
(a) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or would reasonably be expected to result in a Material Adverse Change, (c) materially impairs or would reasonably be expected to materially impair the ability of the Borrower to perform its obligations under the Credit Agreement or any other Loan Document, or (d) materially impairs or would reasonably be expected to materially impair the ability of the Agent Bank, Banks, or any of them, to enforce their legal remedies pursuant to the Loan Documents.

       "Maturity Date" shall mean March 7, 2002.

       "Maximum Availability" shall mean the Maximum Permitted Balance less the Funded Outstandings.

       "Maximum Permitted Balance" shall mean the maximum amount of principal which may be outstanding on the Credit Facility from time to time which shall be the lesser of: (a) the Maximum Scheduled Balance, or (b) the amount to which the Maximum Scheduled Balance is voluntarily reduced by Borrower pursuant to
Section 2.01(c) or is otherwise reduced or limited pursuant to Sections 5.01,
5.12 or 8.02 or by Scheduled Reductions.

       "Maximum Scheduled Balance" shall mean the maximum amount of scheduled principal which may be outstanding on the Credit Facility from time to time in the amount of the Aggregate Commitment as of the Closing Date, as reduced from time to time by the Scheduled Reductions as set forth on the Aggregate Commitment Reduction Schedule.

       "Member" shall mean individual reference to, and "Members" shall mean collective reference to, the members holding equity interests in Borrower and as more particularly described on the Schedule of Borrower Member's Interests,
Schedule 4.01 hereto, as such Members may change from time to time, subject to the restrictions on transfer of ownership set forth in Section 6.04 of the Credit Agreement.

       "Net Income" shall mean with respect to any Person for any fiscal period, the net income of such Person during such fiscal period determined in accordance with GAAP, consistently applied.

       "Net Worth" shall mean Assets less Liabilities.

       "Non Pro Rata Borrowing" means a Borrowing with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Borrowing and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Borrowing constitutes a breach of this Credit Agreement.

       "Nonusage Fee" shall have the meaning ascribed to such term in Section 2.08(b) of this Credit Agreement.

       "Note" shall mean the Revolving Credit Note, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrower on the Closing Date, payable to the order of Agent Bank on behalf of the Lenders, evidencing the Credit Facility, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

       "Notice of Borrowing" shall have the meaning set forth in Section 2.03.

       "Obligations" means, from time to time, all Indebtedness of Borrower owing to Agent Bank, any Lender or any Person entitled to indemnification pursuant to Section 5.14, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Credit Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrower under or in connection with Credit Agreement or any other Loan Document. Notwithstanding the foregoing definition of "Obligations", Borrower's obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Credit Agreement or any other Loan Document, shall be secured by the Collateral only to the extent, if any, specifically provided in the Security Documentation.

       "Occupancy Date" shall mean the date upon which the City of Black Hawk, Colorado, issues a final or temporary Certificate of Occupancy for the use and occupancy of all of the public areas and hotel rooms of the Project.

       "Operating Agreement" shall mean the Operating Agreement of Black Hawk/Jacobs Entertainment, LLC, a Colorado Limited Liability Company Effective as of November 12, 1996, executed by and among the Members, as may be amended from time to time upon the prior written consent of Agent Bank.

       "Payment Subordination Agreement" shall mean the Payment Subordination Agreement to be executed by each Subordinated Debt Holder intending to loan or advance all or any portion of the Subordinated Debt to Borrower, which shall be executed in favor of Agent Bank on behalf of the Lenders prior to any such loan or advance of funds under the Subordinated Debt in the form of the Payment Subordination Agreement marked "Exhibit L", affixed hereto and by this reference incorporated herein and made a part hereof.

       "Pension Plan" means any "employee pension benefit plan" that is subject to Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates.

       "Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due, payable and delinquent, (ii) liens for taxes, assessments or governmental charges not then required to be paid pursuant to Section 5.10, (iii) liens in favor of Agent Bank or any Lender created or contemplated by the Security Documentation, or securing Secured Interest Rate Hedges, (iv) the liens, encumbrances and restrictions on the Real Property and existing improvements which are allowed by Banks to appear in Schedule B, Part I and II of the Title Insurance Policy relating to such Real Property at the Closing Date, (v) liens in favor of Agent Bank on behalf of the Lenders or consented to in writing by Agent Bank upon the approval of Requisite Lenders, (vi) purchase money security interests or Capital Lease Liabilities for acquired FF&E up to the maximum cumulative aggregate amount of One Million Dollars ($1,000,000.00) and only to the extent of the lesser of the purchase money loan or the fair market value of the acquired FF&E as of the applicable acquisition date, as the case may be, (vii) easements, licenses or rights-of-way, hereafter granted to any Governmental Authority or public utility providing services to the Hotel/Casino Facility which are first approved in writing by the Agent Bank, (viii) judgment liens on property other than the Collateral which do not constitute an Event of Default,
(ix) statutory liens of landlords and liens of carriers, warehousemen, mechanics, customs and revenue authorities and materialmen and other similar liens imposed by law incurred in the ordinary course of business which could not reasonably be expected to cause a Material Adverse Effect and which are discharged in accordance with Section 5.04, (x) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations; (xi) leases, concessions or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Borrower; and (xii) minor defects, encroachments or irregularities in title not interfering in any material respect with the ordinary conduct of the business of Borrower.

       "Person" means an individual, firm, corporation, trust, association, partnership, joint venture, tribunal or other entity.

       "Plans and Specifications" shall mean the plans and specifications for the development, construction, equipping and furnishing of the Project prepared by the Architect and his consultants, as such plans and specifications may be amended from time to time. Said plans and specifications shall include, but not be limited to, all plans, maps, sketches, diagrams, surveys, drawings, specifications, lists, geotechnical reports, structural engineering calculations and all other engineering reports, data and plans prepared by the Architect and its consultants in connection with the Project.

       "Policies of Insurance" shall mean the insurance to be obtained and maintained by Borrower throughout the term of this Credit Agreement as provided by Section 5.09 herein.

       "Policy Board" shall mean the Policy Board as defined and used in the Operating Agreement.

       "Post Foreclosure Plan" shall have the meaning set forth in Section 10.11(e).

       "Pricing Certificate" shall have the meaning set forth in Section
5.08(b).

       "Prime Rate" shall mean higher of: (a) the rate of interest per annum which WFB from time to time identifies and publicly announces at its principal office in San Francisco, California, as its "prime rate" or "reference rate" and is not necessarily, for example, the lowest rate of interest which WFB collects from any borrower or group of borrowers, or (b) the sum of (i) .5% per annum, plus (ii) the Federal Funds Rate in effect from time to time during such period.

       "Prime Rate Loan" shall mean reference to that portion of the unpaid principal balance of the Credit Facility bearing interest with reference to the Prime Rate, plus the Applicable Margin.

       "Principal Prepayments" shall have the meaning set forth in Section 2.07(a) of this Credit Agreement.

       "Pro Rata Share" means, with respect to any Lender, a percentage equal to such Lender's Syndication Interest in the Credit Facility as set forth on Schedule of Lenders' Proportions in Credit Facility.

       "Project" shall mean the hotel and casino facility to be constructed on the Real Property in accordance with the Plans and Specifications, which shall include all items of improvement and related costs as set forth on the Project Development Budget.

       "Project Development Budget" shall mean the detailed line item budget for development, construction and furnishing of the Project which shall set forth as to each line item: (i) the amount thereof to be paid by Borrower Construction Expenditures and City Construction Expenditures and (ii) the amount thereof to be paid by Construction Disbursements, which amounts shall be identified as the Loan Construction Budget, as such Project Development Budget may be amended, modified or revised from time to time upon the prior consent of Agent Bank, a copy of which Project Development Budget as prepared by Borrower and approved by Agent Bank as of the Closing Date is marked "Exhibit N," affixed hereto and by this reference incorporated herein and made a part hereof.

       "Protective Advance" means all sums expended as determined by Agent Bank to be necessary to: (a) protect the priority, validity and enforceability of the Security Documentation on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 11.20 or post-foreclosure ownership, maintenance, operation or marketing of any Collateral.

       "R.E. Jacobs" shall mean collective reference to Richard E. Jacobs, individually and as grantor and trustee of The Richard E. Jacobs Revocable Living Trust dated April 23, 1987, as amended by Modifications to said Trust dated February 16, 1988, January 23, 1992, June 29, 1992 and

Restatement of Trust dated August 1, 1994 and Modification dated May 14, 1996.

       "Rate Adjustment Date" shall mean the first day of the third month following the fourth full Fiscal Quarter following the Occupancy Date, and the first day of the third month following the end of each Fiscal Quarter thereafter.

       "Real Property" shall mean the land which is the subject of and particularly described in the Title Report, together with all improvement now or hereafter situate thereon.

       "Reduction Date(s)" shall mean reference to each Reduction Date, as the context may require as set forth on the Aggregate Commitment Reduction Schedule.

       "Related Entities" shall mean collective reference to Guarantors and each Affiliate or Subsidiary which is owned or controlled, in whole or part, by the Borrower and/or any of the Guarantors.

       "Replacement Note(s)" shall have the meaning set forth in Section 2.06(i) of the Credit Agreement.

       "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

       "Requisite Lenders" mean, collectively, Lenders whose Pro Rata Shares, in the aggregate, are at least sixty-six and two-thirds percent (66-2/3%), provided that, (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders, and (ii) notwithstanding the foregoing, at all times when two or more Lenders are party to this Credit Agreement, the term Requisite Lenders shall in no event mean less than two (2) Lenders.

       "Revolving Credit Period" shall mean the period commencing on the Conversion Date, and terminating on the Maturity Date.

       "Schedule of Borrower Membership Interests" shall mean the schedule setting forth the equity interests of each

Member holding equity interests in Borrower, a copy of which is marked Schedule 4.01, affixed hereto and by this reference incorporated herein and made a part hereof.

       "Schedule of Lenders' Proportions in Credit Facility" shall mean the Schedule of Lenders' Proportions in Credit Facility, a copy of which is set forth as Schedule 2.01(a), affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the respective Syndication Interest and maximum amount to be funded under the Credit Facility by each Lender, as the same may be amended or restated from time to time in connection with an Assignment and Assumption Agreement.

       "Schedule of Significant Litigation" shall mean the Schedule of Significant Litigation, a copy of which is set forth as Schedule 3.17, affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information described in Section 3.17 with respect to each Significant Litigation.

       "Scheduled Reductions" shall mean the amount by which the Aggregate Commitment is reduced on each Reduction Date as set forth on the Aggregate Commitment Reduction Schedule.

       "Secured Interest Rate Hedge(s)" shall mean any Interest Rate Hedge entered into between Borrower and any Lender, or Affiliate of any Lender, which is secured by the Deed of Trust.

       "Security Documentation" shall mean collective reference to the Deed of Trust, Financing Statements, Assignments, Trademark Security Agreement and all other instruments and agreements to be executed by or on behalf of Borrower or other applicable Persons, in favor of Agent Bank on behalf of the Lenders securing repayment of the Credit Facility.

       "Significant Litigation" shall mean each action, suit, proceeding, litigation and controversy involving Borrower involving claims in excess of One Million Dollars ($1,000,000.00) or which if determined adversely to the interests of Borrower, could have a Material Adverse Effect.

       "Soft Costs" shall mean all costs which are shown in the Project Development Budget, other than Hard Costs, including, without limitation, the purchase of FF&E and other items outside the scope of the General Contractor's Agreement.

       "Spaceleases" shall mean the executed leases and concession agreements pertaining to the Hotel/Casino Facility, or any portion thereof, wherein Borrower is the lessor, as set forth on that certain Schedule of Spaceleases designated as Schedule 4.16, affixed hereto and by this reference incorporated herein and made a part hereof.

       "Subcontractor(s)" means any person(s) or firm(s), other than an employee of the General Contractor, who is engaged by the General Contractor, Borrower or by another Subcontractor to furnish labor, material, analysis or other services with respect to a portion of the work, labor, materials and services to be provided: (i) for General Contractor under the General Contractor's Agreement, or (ii) for Borrower or another Subcontractor for work, labor, materials and services not included in the General Contractor's Agreement.

       "Subordinated Debt" shall mean unsecured Indebtedness, owing by Borrower to Subordinated Debt Holders which: (a) has been first approved in writing by Agent Bank, (b) has been structurally and contractually subordinated to the Credit Facility prior to the incurrence of such Subordinated Debt by execution of a Payment Subordination Agreement by Borrower and the Subordinated Debt Holders in favor of Agent Bank, and (c) may only be used to finance the costs of developing, constructing and equipping the Project or for providing working capital for the Hotel/Casino Facility.

       "Subordinated Debt Holders" shall mean collective reference to the Person or Persons who loan or advance funds to Borrower as Subordinated Debt.

       "Subsidiary" shall mean, on the date in question, any Person of which an aggregate of 50% or more of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person and/or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

       "Syndication Interest" shall mean the proportionate interest of each Lender in the Credit Facility as set forth on the Schedule of Lenders' Proportions in Credit Facility, as the same may be amended or restated from time to time.

       "Tangible Net Worth" shall mean Assets, excluding Intangibles, less Liabilities.

       "Taxes" shall have the meaning set forth in Section 2.12.

       "Title Insurance Company" shall mean First American Title Insurance Company and its issuing agent, Clear Creek-Gilpin Abstract & Title Corporation, with offices located at 619 Fifth Street, P.O. Box 545, Georgetown, Colorado 80444, together with such reinsurers with direct access as are requested by Agent Bank or other title insurance company or companies as may be acceptable to Agent Bank.

       "Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements thereto, which are to be issued by Title Insurance Company, as of the Closing Date, in the amount of Forty Million Dollars ($40,000,000.00), in favor of Agent Bank, insuring the Deed of Trust as a first priority mortgage lien (including, without limitation, priority coverage over all mechanics and material supplier liens and claims) encumbering the Real Property therein described subject only to the exceptions shown therein in Schedule B, Part I, all in accordance with the Depository Closing Instructions.

       "Title Report" shall refer to the Commitment for Title Insurance Commitment issued by Title Insurance Company, as its Commitment No. FG10136.C-6, a copy of which is marked "Exhibit M", affixed hereto and by this reference incorporated herein and made a part hereof.

       "Trademark Security Agreement" shall mean the security agreement to be executed by Borrower as of the Closing Date for the purpose of granting a security interest in favor of Agent Bank on behalf of Lenders in all trademarks, tradenames, copyrights and servicemarks used in connection with the Hotel/Casino Facility, including, without limitation each registration and application set forth on Schedule 4.27 or otherwise described on Schedule A to the Trademark Security Agreement, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

       "Upfront Fee" shall have the meaning ascribed to such term in Section 2.08(a).

       "Upfront Fee Side Letter" shall mean the confidential letter dated October 29, 1996, executed by and between DOGL and Agent Bank concerning payment of the Upfront Fee.

       "Voluntary Reduction" shall have the meaning set forth in Section
2.01(c).

       "WFB" shall mean Wells Fargo Bank, National Association.

       Section 1.02. Interpretation and Construction. In this Credit Agreement, unless the context otherwise requires:

              (i) Articles and Sections mentioned by number only are the respective Articles and Sections of this Credit Agreement as so numbered;

              (ii) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

              (iii) All times specified herein, unless otherwise specifically referred, shall be the time in San Francisco, California;

              (iv) Any headings preceding the texts of the several Articles and Sections of this Credit Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Credit Agreement, nor shall they affect its meaning, construction or effect;

              (v) If any clause, definition, provision or Section of this Credit Agreement shall be determined to be apparently contrary to or conflicting with any other clause, definition, provision or Section of this Credit Agreement then the clause, definition, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict. The parties hereto do agree that each has contributed to the drafting of this Credit Agreement and all Loan Documents and that the provisions herein contained shall not be construed against either Borrower or Lenders as having been the person or persons responsible for the preparation thereof;

              (vi) The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms as used in the Credit Agreement refer to this Credit Agreement; the term "heretofore" means before the date of execution of this Credit Agreement; and the term "hereafter" means after the date of the execution of this Credit Agreement;

              (vii) All accounting terms used herein which are not otherwise specifically defined shall be used in accordance with GAAP consistently applied;

              (viii) If any clause, provision or Section of this Credit Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof; and

              (ix) Each reference to this Credit Agreement or any other Loan Document or any of them, as used in this Credit Agreement or in any other Loan Document, shall be deemed a reference to this Credit Agreement or such Loan Document, as applicable, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

       Section 1.03. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the Note and in each Loan Document and other communication delivered from time to time in connection with this Credit Agreement or any other Loan Document.

       Section 1.04. Cross-References. Unless otherwise specified, references in this Credit Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Credit Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

       Section 1.05. Exhibits and Schedules. All Exhibits and Schedules to this Credit Agreement, either as originally existing or as the same may from time to time be supplemented, modified, amended or restated are incorporated herein by this reference.

                                   ARTICLE II

               AMOUNT, TERMS AND SECURITY OF THE CREDIT FACILITY

       Section 2.01.  The Credit Facility.

              a. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Note, Lenders severally agree in the proportions set forth on the Schedule of Lenders' Proportions in Credit Facility, marked Schedule 2.01(a) attached hereto and by this reference incorporated herein and made a part hereof, to lend and advance Borrowings to Borrower, up to the Maximum Permitted Balance, in such amounts as Borrower may request by: (i) Construction Disbursement Request during the Construction Period duly executed by an Authorized Officer and delivered to Agent Bank from time to time, together with all other requirements as provided in Section 2.04 and Article IX, and (ii) Notice of Borrowing duly executed by an Authorized Officer and delivered to Agent Bank from time to time during the Revolving Credit Period as provided in Section 2.03.

              b. During the Revolving Credit Period, Borrower may borrow, repay and reborrow the Available Borrowings up to the Maximum Permitted Balance from time to time, provided that at all times the Maximum Availability shall be no less than zero (0). Provided further, however, amounts of Funded Outstandings bearing interest with reference to a LIBO Rate shall be subject to Breakage Charges incident to prepayment as provided in Section 2.07(c) hereinbelow and such prepayment may only be made upon three (3) Banking Business Days prior written notice to Agent Bank with sufficient copies for distribution to each of the Lenders. The Credit Facility shall be for a term commencing on the Closing Date and terminating on the Maturity Date, on which date the entire outstanding balance of the Credit Facility shall be fully paid and Bank Facility Termination shall occur.

In no event shall any Lender be liable to fund any amounts under the Credit Facility in excess of its respective Syndication Interest in any Borrowing.

              c. Notwithstanding the Scheduled Reductions to the Maximum Scheduled Balance as set forth on the Aggregate Commitment Reduction Schedule,
Schedule 2.01(c) attached hereto and by this reference incorporated herein and made a part hereof, Borrower may voluntarily further reduce the Maximum Permitted Balance from time to time (a "Voluntary Reduction") on the following conditions:

                     (i) that each such Voluntary Reduction be made in writing by an Authorized Officer, effective on the fifth (5th) Banking Business Day following receipt by Agent Bank;

                     (ii) that each such Voluntary Reduction shall be irrevocable and a permanent reduction to the Maximum Permitted Balance; and

                     (iii) no Voluntary Reduction of the Maximum Permitted Balance shall relieve or otherwise defer the making of each Scheduled Reduction on each Reduction Date, it being understood that each Scheduled Reduction shall be made on each Reduction Date to the Maximum Permitted Balance as such Maximum Permitted Balance may have been reduced by each Voluntary Reduction.

              d. No limitation of the Maximum Permitted Balance shall relieve or otherwise defer the making of each Scheduled Reduction on each Reduction Date. The amount of each Scheduled Reduction shall further reduce the Maximum Permitted Balance by the amount of such Scheduled Reduction. In no event shall the Maximum Permitted Balance exceed the Maximum Scheduled Balance as of the Reduction Dates set forth on the Aggregate Commitment Reduction Schedule.

              e. In the event any Scheduled Reduction or Voluntary Reduction reduces the Maximum Permitted Balance to less than the sum of the Funded Outstandings, the Borrower shall immediately cause the Funded Outstandings to be reduced by such amount as may be necessary to cause the Funded Outstandings to be equal to or less than the Maximum Permitted Balance.

       Section 2.02. Use of Proceeds of the Credit Facility. Available Borrowings shall be used for the purposes of:

              a.     During the Construction Period:

              (i) funding Construction Disbursements up to the Maximum Permitted Balance, subject to the limitations, terms and conditions set forth in Section 2.04 and Article IX of the Credit Agreement.

              b. Subsequent to the Conversion Date and during the Revolving Credit Period:

              (i) funding working capital needs of Borrower relating to the Hotel/Casino Facility; and

              (ii) funding ongoing Capital Expenditure requirements of Borrower relating to the Hotel/Casino Facility.

       Section 2.03.  Notice of Borrowings and Interest Rate Options.

              a. An Authorized Officer shall give Agent Bank, no later than 11:00 a.m. on a Banking Business Day at Agent Bank's office specified in
Section 2.07(b), three (3) full Banking Business Days prior written notice in the form of the Notice of Borrowing ("Notice of Borrowing"), a copy of which is marked "Exhibit C", affixed hereto and by this reference incorporated herein and made a part hereof, for each proposed Borrowing to be made during the Revolving Credit Period with reference to a LIBO Rate and at least two (2) full Banking Business Days prior notice for all other Borrowings, specifying the date and amount of each proposed Borrowing. Borrowings made pursuant to a Construction Disbursement Request during the Construction Period as Construction Disbursements shall be made in accordance with the provisions of
Section 2.04. Agent Bank shall give prompt, and in any event within one (1) Banking Business Day, notice of each Notice of Borrowing to Lenders of the amount to be funded and specifying the Funding Date. Not later than 11:00 o'clock a.m. on the Funding Date specified, each Lender shall disburse to Agent Bank the Pro Rata Share to be advanced by each such Lender in lawful money of the United States of America and in immediately available funds. Agent Bank shall make the proceeds of such fundings received by it on or before 11:00 o'clock a.m. from the Lenders available to Borrower by depositing in or wiring to, prior to 1:00 o'clock p.m. on the day so received (but not prior to the Funding Date), the Designated Deposit Account the amounts received from the Lenders. No Borrowing may exceed the Available Borrowings. Each Borrowing shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in increments of One Hundred Thousand Dollars ($100,000.00). Borrower shall be entitled to no more than one (1) Construction Disbursement during each month during the Construction Period and no more than one (1) Borrowing during each calendar week during the Revolving Credit Period.

              b. The failure of any Lender to fund its Pro Rata Share of any Borrowing on any Funding Date shall not relieve any other Lender of any obligation hereunder to fund its Pro Rata Share of such Borrowing on such Funding Date nor relieve the Lender which has failed to fund of its obligations to Borrower hereunder. No Lender shall be responsible for the failure of any other Lender to fund its Pro Rata Share of such Borrowing on any Funding Date nor shall any Lender be responsible for the failure of any other Lender to perform its respective obligations hereunder.

       Section 2.04.  Construction Disbursements.

              a. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Note, Lenders severally agree to advance Construction Disbursements to Borrower up to the Maximum Availability in proportion to their respective Syndication Interests in such amounts as Borrower may request from time to time by Construction Disbursement Request, pursuant to Article IX of this Credit Agreement.
Borrower shall use the proceeds of the Construction Disbursements only for the purpose of paying for the costs of constructing, developing, furnishing and equipping the Project in accordance with the Project Development Budget.

              b. Each Lender's obligation to advance Construction Disbursements in the proportionate amount of its Pro Rata Share is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Construction Disbursement in a proportionate amount of such Lender's Pro Rata Share will not relieve any other Lender of its obligation hereunder to advance such Construction Disbursement in the amount of such other Lender's Pro Rata Share.

       Section 2.05. Conditions of Borrowings. During the Construction Period, Construction Disbursements shall be made so long as Borrower is in full compliance with each of the requirements and conditions precedent set forth in Articles III B and C and IX of this Credit Agreement. During the Revolving Credit Period, Borrowings will only be made so long as Borrower is in full compliance with each of the requirements and conditions precedent set forth in
Article III B of this Credit Agreement. Provided, however, upon the consent of the Requisite Lenders, Lenders shall advance Borrowings notwithstanding the existence of less than full compliance with the requirements of Article III B and C or Article IX and Borrowings so made shall be deemed to have been made pursuant to this Credit Agreement.

       Section 2.06.  The Note and Interest Rate Options.

              a. The Credit Facility shall be further evidenced by the Note payable to the order of Agent Bank on behalf of the Lenders. Agent Bank shall record the date and amount of each Borrowing advanced by the Lenders together with the applicable LIBOR Loan Interest Period in the case of portions of the unpaid principal under the Credit Facility bearing interest with reference to a LIBO Rate, and the amount of each repayment of principal made thereunder by Borrower and the entry of such records shall be conclusive absent manifest error; provided, however, the failure to make such a record or notation with respect to any Borrowing or repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrower hereunder or under the Note.

              b. Interest shall accrue on the entire outstanding principal balance at a rate per annum equal to the Prime Rate plus the Applicable Margin, unless Borrower requests a LIBOR Loan pursuant to Section 2.03 or elects pursuant to Section 2.06(c) hereinbelow to have interest accrue on a portion or portions of the outstanding principal balance at a LIBO Rate ("Interest Rate Option"), in which case interest on such portion or portions shall accrue at a rate per annum equal to such LIBO Rate plus the Applicable Margin, as long as:
(i) each such LIBOR Loan is in a minimum amount of One Million Dollars ($1,000,000.00) and in minimum increments of One Hundred Thousand Dollars ($100,000.00), and (ii) no more than five (5) LIBOR Loans may be outstanding at any one time. Interest accrued on each Prime Rate Loan and each LIBOR Loan shall be due and payable on the first day of the month following the Closing Date, on the first day of each successive month thereafter, and on the Maturity Date. Except as qualified above, the outstanding principal balance hereunder may be a Prime Rate Loan or one or more LIBOR Loans, or any combination thereof, as Borrower shall specify.

              c. At any time and from time to time, Borrower may Convert from one Interest Rate Option to another Interest Rate Option by giving irrevocable notice to Agent Bank of such Conversion by 11:00 A.M., on a day which is at least three (3) Banking Business Days prior to the proposed date of such Conversion to each LIBOR Loan or two (2) Banking Business Days prior to the proposed date of such Conversion to each Prime Rate Loan. Each such notice shall be made by an Authorized Officer by telephone or telex and thereafter immediately confirmed in writing by delivery to Agent Bank of a Fixed Rate Notice specifying the date of such Conversion, the amounts to be so Converted and the initial Interest Period if the Conversion is to a LIBOR Loan. Upon receipt of such Fixed Rate Notice, Agent Bank shall promptly set the applicable interest rate (which in the case of a LIBOR Loan shall be the LIBO Rate plus the Applicable Margin as of the second Banking Business Day prior to the first day of the applicable Interest Period) and the applicable Interest Period if the Conversion is to a LIBOR Loan and shall confirm the same in writing to Borrower and Lenders. Each Conversion shall be on a Banking Business Day. No LIBOR Loan shall be converted to a Prime Rate Loan or renewed on any day other than the last day of the current Interest Period relating to such amounts outstanding unless Borrower pays any applicable Breakage Charges. If Borrower fails to give a Fixed Rate Notice for the continuation of a LIBOR Loan as a LIBOR Loan for a new Interest Period in accordance with this Section 2.06(c), such LIBOR Loan shall automatically become a Prime Rate Loan at the end of its then current Interest Period.

              d. Each interest period (each individually an "Interest Period" and collectively the "Interest Periods") for a LIBOR Loan shall commence on the date such LIBOR Loan is made or the date of Conversion of any amount or amounts of the outstanding Borrowings hereunder to a LIBOR Loan, as the case may be, and shall end on the date which is one (1), two (2), three (3) or six (6) months (or twelve (12) months upon prior written approval by all Lenders, in their sole and absolute discretion) thereafter. However, no Interest Period may extend beyond the Maturity Date. Each Interest Period for a LIBOR Loan shall commence and end on a Banking Business Day. If any Interest Period would otherwise expire on a day which is not a Banking Business Day, the Interest Period shall be extended to expire on the next succeeding Banking Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Business Day.

              e. The applicable LIBO Rate and Prime Rate shall be determined by the Agent Bank, and notice thereof shall be given promptly to Borrower and Lenders. Each determination of the applicable Prime Rate and LIBO Rate shall be conclusive and binding upon the Borrower, in the absence of manifest or demonstrable error. The Agent Bank shall, upon written request of Borrower or any Lender, deliver to Borrower or such Lender, as the case may be, a statement showing the computations used by the Agent Bank in determining any rate hereunder.

              f. Computation of interest on all Prime Rate Loans and on all LIBOR Loans shall be calculated on the basis of a year of three hundred sixty
(360) days and the actual number of days elapsed. The applicable Prime Rate shall be effective the same day as a change in the Prime Rate is announced by WFB as being effective.

              g. If with respect to any Interest Period, (a) the Agent Bank reasonably determines (which determination shall be binding and conclusive on Borrower) that by reason of circumstances affecting the inter-bank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or (b) Requisite Lenders advise Agent Bank that the LIBO Rate as determined by Agent Bank will not adequately and fairly reflect the cost to such Lenders of maintaining or funding, for such Interest Period, a LIBOR Loan, then so long as such circumstances shall continue: (i) Agent Bank shall promptly notify Borrower thereof, (ii) the Agent Bank shall not be under any obligation to make a LIBOR Loan or Convert a Prime Rate Loan into a LIBOR Loan for which such circumstances exist, and (iii) on the last day of the then current Interest Period, the LIBOR Loan for which such circumstances exist shall, unless then repaid in full, automatically Convert to a Prime Rate Loan.

              h. Notwithstanding any other provisions of the Note or this Credit Agreement, if, after the Closing Date, any law, rule, regulation, treaty, interpretation or directive (whether having the force of law or not) or any change therein shall make it unlawful for any Lender to make or maintain LIBOR Loans, (i) the commitment and agreement to maintain

LIBOR Loans as to such Lender shall immediately be suspended, and (ii) unless required to be terminated earlier, LIBOR Loans as to such Lender, if any, shall be Converted on the last day of the then current Interest Period applicable thereto to a Prime Rate Loan. If it shall become lawful for such Lender to again maintain LIBOR Loans, then Borrower may once again as to such Lender request Conversions to the LIBO Rate.

              i. The Borrower agrees that upon written notice by: (y) Agent Bank or (z) any Lender to the Borrower (with a copy of such notice concurrently delivered to Agent Bank) to the effect that a promissory note or other evidence of indebtedness is required for such Lender by a Governmental Authority, banking regulatory agency or regulatory audit in order for such Lender to evidence (whether for the purposes of pledge, enforcement or otherwise) the Borrowings owing to, or to be made by, such Lender:

                     (i) The Borrower shall promptly execute and deliver to each Lender a promissory note payable to the order of each such Lender (each individually a "Replacement Note" and collectively the "Replacement Notes") in the form of the Note in the amount of each Lender's respective Syndication Interest in the Credit Facility subject to Scheduled Reductions to be allocated amongst Lenders in accordance with their respective Syndication Interests;

                     (ii) The Replacement Notes shall, in the aggregate, fully replace the Note and each reference to the Note in this Credit Agreement and each of the Loan Documents shall be deemed to be a collective reference to the Replacement Notes;

                     (iii) Borrowings, Interest Rate Options, Fixed Rate Notices and all other provisions for the disbursement of funds, setting of interest rates and collection of repayments of interest and principal shall continue to be made by Agent Bank as the administrative and collateral agent for the Lenders in the same manner and to the same extent as provided in the Note and this Credit Agreement as fully applicable to each of the Replacement Notes;

                     (iv) Borrower shall promptly execute and deliver to Agent Bank any amendments to the Deed of

       Trust deemed necessary or appropriate by Agent Bank and its attorneys to assure that the Replacement Notes are secured by such Deed of Trust and the Agent Bank, upon the consent of Requisite Lenders, shall cause the Title Company to issue, at the expense of Borrower, such endorsements to the Title Insurance Policy as may be reasonably necessary to assure the aggregate obligation evidenced by the Replacement Notes is secured by the Deed of Trust with the same coverage and priority as the obligation evidenced by the Note; and

                     (v) Concurrently with the delivery of the Replacement Notes, Agent Bank shall return the original Note to Borrower marked as superseded and replaced by the Replacement Notes.

       Section 2.07.  Place and Manner of Payment.

              a. All amounts payable by Borrower to the Lenders shall be made to Agent Bank on behalf of Lenders pursuant to the terms of this Credit Agreement and the Note and shall be made on a Banking Business Day in lawful money of the United States of America and in immediately available funds.
Other than in connection with the Scheduled Reductions of principal, Borrower shall not make more than three (3) repayments ("Principal Prepayments") of the outstanding balance of principal owing under the Credit Facility during each calendar month. Each such Principal Prepayment shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in increments of One Hundred Thousand Dollars ($100,000.00).

              b. All such amounts payable by Borrower shall be made to Agent Bank at its office located at Wells Fargo Disbursement Center, 2120 East Park Place, Suite 100, El Segundo, California 90245. If such payment is received by Agent Bank prior to 11:00 o'clock a.m., Agent Bank shall credit Borrower with such payment on the day so received and shall disburse to the appropriate Lenders on the same day such Lenders' Pro Rata Shares of payments relating to the Credit Facility based on the respective Syndication Interests, in immediately available funds. If such payment is received by Agent Bank after 11:00 o'clock a.m., Agent Bank shall credit Borrower with such payment as of the next Banking Business Day and disburse to the appropriate Lenders on the next Banking Business Day such Lenders' Pro Rata Shares of such payment relating to the Credit Facility based on their respective

Syndication Interests, in immediately available funds. Any payment on the Credit Facility made by Borrower to Agent Bank pursuant to the terms of this Credit Agreement or the Note for the account of Lenders shall constitute payment to the appropriate Lenders. If the Note or any payment required to be made thereon or hereunder, is or becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate during such extension.

              c. The outstanding principal owing under the Credit Facility and the Note may, subject to Section 2.07(a), be prepaid at any time in whole or in part without penalty, provided, however, that any portion or portions of the unpaid principal balance which is accruing interest at a LIBO Rate may only be prepaid on the last day of the applicable Interest Period unless Borrower gives three (3) days prior written notice to Agent Bank and additionally pays concurrently with such prepayment such additional amount or amounts as will compensate Lenders for any losses, costs or expenses which they may incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such LIBOR Loan ("Breakage Charges"). A certificate of a Lender as to amounts payable hereunder shall be conclusive and binding on Borrower for all purposes, absent manifest or demonstrable error. Any calculation hereunder shall be made on the assumption that each Lender has funded or will fund each LIBOR Loan in the London interbank market; provided that no Lender shall have any obligation to actually fund any LIBOR Loan in such manner.

              d. Unless the Agent Bank receives notice from an Authorized Officer prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent Bank may assume that the Borrower has made such payment in full to the Agent Bank on such date in immediately available funds and the Agent Bank may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent Bank, each Lender shall repay to the Agent Bank on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

       Section 2.08.  Fees.

              a. On the Closing Date, Borrower shall pay the unpaid balance of the non-refundable upfront fee (the "Upfront Fee"), in such amount as has been agreed upon by Agent Bank and DOGL in the Upfront Fee Side Letter, which Upfront Fee shall be retained by Agent Bank or distributed in whole or in part to Lenders as may be agreed between Agent Bank and Lenders.

              b. Commencing with the commencement of the Revolving Credit Period, Borrower shall pay to Agent Bank for disbursement to Lenders in proportion to their respective Syndication Interests in the Credit Facility and in consideration for their commitment to advance Borrowings under the Credit Facility during the Revolving Credit Period a non-refundable fee (the "Nonusage Fee") in the amount of one-half of one percent (.50%) per annum of the daily average of the Maximum Availability, computed on the basis of a three hundred sixty-five (365) or, when appropriate, three hundred sixty-six (366) day year, to be calculated during the Revolving Credit Period and continuing until the Maturity Date. The Nonusage Fee will be payable on the first Banking Business Day following the end of each Fiscal Quarter commencing with the Fiscal Quarter in which the Conversion Date occurs, and on the Maturity Date. Each Nonusage Fee shall be distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Credit Facility.

       Section 2.09.  Late Charges and Default Rate.

              a. If any principal reduction required to be made to the Credit Facility is not paid within three (3) days of the date upon which such principal reduction is due or if any other payment, fee or other Obligation due under the Note or under the Credit Agreement is not paid within fifteen (15) days of the date upon which such payment is due, Borrower promises to pay a late charge in the amount of three percent (3%) of the amount of such delinquent payment and Agent Bank need not accept any late payment made unless it is accompanied by such three percent (3%) late payment charge. Any late charge shall be paid to Lenders in proportion to their respective Syndication Interests.

              b. In the event of the existence of an Event of Default, commencing on the first (1st) Banking Business Day following the receipt by Borrower of written notice of the occurrence of such Event of Default from Agent Bank, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under the Credit Facility shall collectively commence accruing interest at a rate equal to five percent (5%) over the Prime Rate (the "Default Rate") until such time as all payments and additional interest are paid, together with the curing of any Events of Default which may exist, at which time the interest rate shall revert to that rate of interest otherwise accruing pursuant to the terms of the Note.

              c. In the event of the occurrence of an Event of Default, Borrower agrees to pay all reasonable costs of collection, including a reasonable attorneys' fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Note, the Borrower agrees that any judgment issued as a consequence of such action against Borrower and/or any Guarantor shall bear interest at a rate equal to the Default Rate until fully paid.

       Section 2.10. Security for the Credit Facility. As security for the due and punctual payment and performance of the terms and provisions of this Credit Agreement, the Note and each of the other Loan Documents, the Security Documentation shall be executed and delivered to Agent Bank, as of the Closing Date, by the respective parties to each of the Security Documentation.

       Section 2.11. Guaranty Agreement. As additional security for the timely completion of the Project and the due and punctual payment and performance of the Credit Facility and each of the terms, covenants, representations, warranties and provisions herein contained and contained in each of the Loan Documents, on or before the Closing Date each of the Guarantors shall execute the Guaranty, a copy of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof.

       Section 2.12. Net Payments. All payments under this Credit Agreement, the Note and/or any other Loan Document shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, other than franchise taxes or any tax on or measured by the gross receipts or overall net income of any Lender pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located (collectively "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Credit Agreement and the Note. A certificate as to any additional amounts payable to the Lenders under this Section 2.12 submitted to the Borrower by the Lenders shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Any amounts payable by the Borrower under this Section 2.12 with respect to past payments shall be due within ten (10) days following receipt by the Borrower of such certificate from the Lenders; any such amounts payable with respect to future payments shall be due within ten (10) days after demand with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to the Lenders such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lenders) to establish any tax credit to which the Lenders may be entitled.

       Section 2.13. Increased Costs. If after the date hereof the adoption, or any change in, of any applicable law, rule or regulation relating to LIBOR Loans (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive relating to LIBOR Loans (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

              a. Shall subject any Lender to any tax, duty or other charge with respect to LIBOR Loans, the Note or such Lender's obligation to make any LIBOR Loans, or shall change the basis of taxation of payments to such Lender of the principal of, or interest on, LIBOR Loans or any other amounts due under the Note in respect of LIBOR Loans or such Lender's obligation to fund LIBOR Loans (except for changes in the rate of tax on the overall net income of such Lender imposed by the

United States or any Governmental Authority pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located); or

              b. With respect to any LIBOR Loan, shall impose, modify or deem applicable any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capitalization, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

              c. Shall impose on any Lender any other condition affecting LIBOR Loans, the Note or such Lender's obligation to make any LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, to impose a cost on) such Lender (or any Eurodollar office of such Lender) of making or maintaining LIBOR Loans, or to reduce the rate of return on capital of the Lender or the amount of any sum received or receivable by such Lender under the Note, then within ten (10) days after demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis of such demand), the Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost (or in the case of Regulation D or reserve requirements or capital adequacy referred to above or a successor thereto, such costs which may be imposed upon such Lender) or such reduction of the rate of return on capital or of any sum received or receivable under the Note. Each Lender agrees to use its reasonable efforts to minimize such increased or imposed costs or such reduction.

       Section 2.14. Mitigation; Exculpation. Each Lender agrees that it will promptly notify the Borrower in writing upon its becoming aware that any payments are to become due to it under this Credit Agreement pursuant to
Section 2.12 or 2.13. Each Lender further agrees that it will use reasonable efforts not materially disadvantageous to it (in its reasonable determination) in order to avoid or minimize, as the case may be, the payment by the Borrower of any additional amounts pursuant to Section 2.12 or 2.13. Each Lender represents, to the best of its knowledge, that as of the Closing Date no such amounts are payable.

                                  ARTICLE III

                    CONDITIONS PRECEDENT TO THE CLOSING DATE

       A. Closing Conditions. The obligation of each of the Banks hereunder is subject to the following conditions precedent, each of which shall be satisfied prior to March 21, 1997 (unless each of the Banks, in their sole and absolute discretion, shall agree otherwise). The occurrence of the Closing Date is subject to and contingent upon Agent Bank having received, in each case in form and substance reasonably satisfactory to Banks, or in the case of an occurrence, action or event, the occurrence of each of the following:

       Section 3.01. Credit Agreement. Executed counterparts of this Credit Agreement in sufficient duplicate originals for each of the Banks.

       Section 3.02.  The Note and Guaranty.

              a.     The Note duly executed by the Borrower in favor of Agent
Bank.

              b. The Guaranty duly executed by the Guarantors in favor of Agent Bank.

       Section 3.03. Security Documentation. The Security Documentation set forth below, duly executed by Borrower or other party thereto, consisting of the following:

              a.     Deed of Trust;

              b.     Financing Statements;

              c.     Assignment of Spaceleases, Contracts, Rents and Revenues;

              d.     Assignment of Permits, Licenses and Contracts; and

              e.     Trademark Security Agreement.

       Section 3.04. Other Loan Documents. The following Loan Documents duly executed by Borrower and each other applicable party thereto consisting of the following:

              a.     Environmental Certificate;

              b. Payment Subordination Agreement (for each Subordinated Debt incurred as of the Closing Date); and

              c.     Funds Transfer Agreement.

       Section 3.05. Articles of Organization, Operating Agreement, Consent of Managers, Certificate of Good Standing and Closing Certificate.

              a. Agent Bank shall have received from the Borrower: (i) a Certificate of Good Standing issued by the Secretary of State of the State of Colorado and dated within thirty (30) calendar days of the Closing Date and telephonically confirmed as of the Closing Date, (ii) a copy of the Articles of Organization and Operating Agreement certified as of the Closing Date to be true, correct and complete by a duly Authorized Officer of the Borrower, (iii) an original Consent of Managers executed by each of the managers of Borrower authorizing Borrower to enter into all documents and agreements to be executed by it pursuant to this Credit Agreement and further authorizing and empowering the officer or manager who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of Borrower, (iv) designation by original certificate ("Authorized Officer Certificate"), substantially in the form of the Authorized Officer Certificate marked "Exhibit H", affixed hereto and by this reference incorporated herein and made a part hereof, of the officers of Borrower who are authorized to give Notices of Borrowing, Construction Disbursement Requests, Fixed Rate Notices, Pricing Certificates, Compliance Certificates, and all other notices, requests, reports, consents, certifications and authorizations on behalf of the Borrower (each individually an "Authorized Officer" and collectively the "Authorized Officers") and (v) an original closing certificate ("Closing Certificate"), substantially in the form of the Closing Certificate marked "Exhibit I", affixed hereto and by this reference incorporated herein and made a part hereof, duly executed by an Authorized Officer of Borrower.

              b. Agent Bank shall have received from Richard E. Jacobs a copy of the Richard E. Jacobs Revocable Living Trust dated April 23, 1987, together with all amendments, modifications and restatements thereof, evidencing the power and authority of the trustee to enter into the Guaranty and all documents and agreements to be executed on behalf of the said Richard
E. Jacobs Revocable Living Trust pursuant to this Credit Agreement.

       Section 3.06. Opinion of Counsel. The opinion of counsel(s) to the Borrower and Guarantors, dated as of the Closing Date and addressed to the Agent Bank and each of the Banks, together with their respective successors and assigns, substantially in the form of the legal opinion marked "Exhibit J", affixed hereto and by this reference incorporated herein and made a part hereof.

       Section 3.07. Title Insurance Policy. The Title Insurance Policy (or proforma commitment for the issuance thereof) together with such endorsements and re-insurance requirements as set forth in the Depository Closing Instructions.

       Section 3.08. Survey. A current ALTA survey for the Real Property subject to exceptions approved by Agent Bank prior to the Closing Date, which must (i) be certified to Agent Bank and the Title Insurance Company, (ii) show the Real Property to be free of encroachments, overlaps, and other survey defects, (iii) show the courses and distances of the boundary lines for the Real Property, (iv) show that all existing or to be constructed improvements are located within said boundary lines, and (v) show the location of all above and below ground easements, improvements, appurtenances, utilities, rights-of-way, water rights, if any, and ingress and egress, by reference to book and page numbers and/or filed map reference. On or before the Closing Date, Borrower shall comply with all other survey requirements of Title Insurance Company for the issuance of the Title Insurance Policy.

       Section 3.09. Payment of Taxes. Evidence satisfactory to Agent Bank that all past and current real and personal property taxes and assessments which are presently due and payable applicable to the Real Property have been paid in full.

       Section 3.10. Insurance. Copies of the declaration pages of each of the insurance policies certified to be true and correct by an Authorized Officer of the Borrower, together with original binders evidencing Borrower as named insured, and original certificates of insurance, loss payable and mortgagee endorsements naming Agent Bank as mortgagee, loss payee and additional insured, as required by the applicable insurance provisions set forth in Section 5.09(l) of this Credit Agreement and complete copies of each policy required under Section 5.09(l)(i), (ii) and (iii).

       Section 3.11. Payment of Upfront Fees. Payment by Borrower of the balance of the Upfront Fee as provided in Section 2.08(a) hereinabove.

       Section 3.12. Reimbursement for Expenses and Fees. Reimbursement by Borrower for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Credit Facility, including, but not limited to, escrow charges, title insurance premiums, environmental examinations, recording fees, appraisal fees, reasonable attorney's fees of Henderson & Nelson and Colorado counsel retained by them, insurance consultant fees, and all other like fees and expenses remaining unpaid as of the Closing Date to the extent then due and payable on the Closing Date, provided that the amount then invoiced shall not thereafter preclude Borrower's obligation to pay such costs and expenses relating to the closing of the Credit Facility following the Closing Date or to reimburse Agent Bank for the payment thereof.

       Section 3.13. Schedule of Spaceleases and Equipment Leases and Contracts. A Schedule of Spaceleases (Schedule 4.16) and Equipment Leases and Contracts (Schedule 4.17) in each instance setting forth the name of the other party thereto, a brief description of each spacelease, equipment lease and contract and the commencement and ending date thereof, to the extent known to Borrower as of the Closing Date.

       Section 3.14. Phase I Environmental Site Assessments. A Phase I Environmental Site Assessment or Assessments of the Real Property prepared in conformance with the scope and limitations of ASTM Standard Designation E1527-93 and approved by Agent Bank. Any recommended action shall have been completed by Borrower.

       Section 3.15 Appraisal Requirement. Agent Bank shall have received the Appraisal indicating an Appraised Value of no less than Fifty-Three Million Three Hundred Thirty-Four Thousand Dollars ($53,334,000.00).

       Section 3.16. Notice by Disburser. Borrower shall have provided Agent Bank with all information needed by Agent Bank for the preparation, recordation and mailing of a Notice by Disburser relating to the Project, as required by Colorado Revised Statutes, Section 38-22-126.

       Section 3.17. Schedule of all Significant Litigation. A Schedule of Significant Litigation

(Schedule 3.17), in each instance setting forth the names of the other parties thereto, a brief description of such litigation, whether or not such litigation is covered by insurance and, if so, whether the defense thereof and liability therefor has been accepted by the applicable insurance company indicating whether such acceptance of such defenses with or without a reservation of rights, the commencement date of such litigation and the amount sought to be recovered by the adverse parties thereto or the amount which is otherwise in controversy.

       Section 3.18. No Injunction or Other Litigation. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Agent Bank would or would reasonably be expected to, enjoin, prohibit, limit or restrain the execution and delivery of this Credit Agreement or the making of the Prime Rate Loans or the LIBOR Loans or the performance by the Borrower of any other obligations in respect thereof.

       Section 3.19. Additional Documents and Statements. Such additional documents, affidavits, certificates and opinions as Lenders may reasonably require to insure compliance with this Credit Agreement. The statements set forth in Section 3.21 shall be true and correct.

       B. Conditions Precedent to all Borrowings. The obligation of each Lender and Agent Bank to make any Borrowing requested to be made on any Funding Date is subject to the occurrence of each of the following conditions precedent as of such Funding Date:

       Section 3.20. Notice of Borrowing. With respect to any Borrowing (other than in connection with a Construction Disbursement), the Agent Bank shall have received in accordance with Section 2.03 on or before such Funding Date an original and duly executed Notice of Borrowing or facsimile copy thereof, to be promptly followed by an original. Construction Disbursement Requests shall be made in accordance with the terms and procedures set forth in
Section 2.04 and Article IX.

       Section 3.21. Certain Statements. On the Closing Date and as of the Funding Date the following statements shall be true and correct:

              a. The representations and warranties with respect to the Borrower contained in Article IV hereof (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date) are true and correct on and as of the Funding Date and as of the Closing Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement or by any other Loan Document, or which is otherwise consented to by Requisite Lenders;

              b. The representations and certifications contained in the Environmental Certificate are true and correct in all material respects (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date);

              c. Since the date of the most recent financial statements referred to in Section 5.08, no Material Adverse Change shall have occurred; and

              d. No event has occurred or as a result of any Borrowings contemplated hereby would occur and is continuing, or would result from the making thereof, which constitutes a Default or Event of Default hereunder.

       Section 3.22. Gaming Permits. Other than with respect to the Closing Disbursement and Construction Disbursements, Borrower shall have all Gaming Permits material to or required for the conduct of its gaming businesses and the conduct of games of chance at the Hotel/Casino Facility and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Gaming Authority or any other Governmental Authority.

       C. Conditions Precedent to Initial Construction Disbursement. In addition to the requirements set forth in Section 2.04 and Article IX, the obligation of each Lender and Agent Bank to advance the Initial Construction Disbursement is subject to Agent Bank having received, in each case in form and substance reasonably satisfactory to Agent Bank, Lenders and Lenders' Consultant, each of the following:

       Section 3.23. Construction Schedule, Plans and Specifications, Loan Construction Budget and Project Development Budget. The Construction Schedule, the Plans and Specifications, Loan Construction Budget and the Project

Development Budget, each approved by Lenders' Consultant and Agent Bank as substantially final and complete and acceptable for the Initial Construction Disbursement.

       Section 3.24. Construction Agreement. The General Contractor's Agreement duly executed by the General Contractor and Borrower.

       Section 3.25. Architect's Contract. The Architect's Contract duly executed by Borrower and the Architect.

       Section 3.26. Major Subcontractor's Construction Contracts. A copy of all Major Subcontractor's construction contracts then executed by and between General Contractor and the Major Subcontractors.

       Section 3.27. Evidence of Availability of Utilities. Evidence of the availability of sewer, electric, gas and telephone service to the Project adequate for the use and occupation of the Project as a part of the Hotel/Casino Facility.

       Section 3.28. Regulatory Approvals, Permits, Consents, Etc. Copies of all material permits, approvals or consents by all Governmental Authorities permitting the construction of the Project in accordance with the Plans and Specifications or evidence that same can be obtained, together with all supporting documents and materials reasonably requested by Agent Bank.

       Section 3.29. Assignment of Architect's Contract. The Assignment of Architect's Contract duly executed by Borrower and the Architect's Consent duly executed by Architect.

       Section 3.30. Assignment of General Contractor's Agreement. The Assignment of General Contractor's Agreement duly executed by Borrower and the General Contractor's Consent duly executed by General Contractor.

       Section 3.31. Soil Test Report. A soil test report reasonably acceptable to Agent Bank, indicating the suitability of the Hotel/Casino Real Property for the construction of the Project thereon.

       Section 3.32. Borrower Construction Expenditures. Copies of all statements, invoices, receipts, vouchers and evidence of the payment thereof by Borrower of Borrower Construction Expenditures made pursuant to the Project Development Budget for the purpose of demonstrating, to the satisfaction of Agent Bank and Lenders' Consultant, that as of the Initial Construction Disbursement Date: (a) Borrower has actually paid for Borrower Construction Expenditures in an aggregate amount no less than Twenty Million Dollars ($20,000,000.00), and (b) the amount of the Available Borrowings for the purpose of funding Construction Disbursements are no less than the aggregate of the Construction Completion Costs (excluding the City Construction Expenditures).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

       To induce Banks to enter into this Credit Agreement, Borrower makes the following representations and warranties:

       Section 4.01. Existence and Qualification; Power; Compliance with Laws. Borrower is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Colorado. Borrower is duly qualified to transact business, and is in good standing, in the State of Colorado and each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties and assets makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite power and authority to conduct its business, to own and lease its properties and assets and to execute and deliver each Loan Document to which it is a Party and to perform the obligations to be performed by it as set forth in the Credit Agreement and each of such Loan Documents.
The chief executive offices of Borrower are located at the address set forth for notices in the signature pages to this Agreement. All outstanding membership shares of Borrower are duly authorized, validly issued, fully paid and issued in compliance with all necessary Gaming Laws and other applicable Laws. Schedule 4.01 accurately describes the Persons owning membership interests in Borrower, and the nature and extent of the interests held by each such Person, and there are not other holders of equity interests in Borrower. Except as set forth on Schedule 4.01, no Person holds any option, warrant or other right to acquire any equity interests in Borrower. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained or can obtain prior to the Conversion Date, all necessary authorizations, consents, approvals, orders, licenses and permits from, and has accomplished or will accomplish prior to the Conversion Date, all necessary filings registrations and qualifications with any Governmental Authority that are necessary for the transaction of its businesses.

       Section 4.02. Authority; Compliance with other Agreements and Instruments and Government Regulations. The execution, delivery and performance by Borrower of the Loan Documents and the execution of the Loan Documents have been duly authorized by all necessary limited liability company, corporate and/or partnership action, as applicable, and do not:

              a. require any consent or approval not heretofore obtained of any member, director, stockholder, security holder or creditor of such Party;

              b. violate or conflict with any provision of such Party's limited liability company agreement, charter, partnership agreement, articles of incorporation or bylaws, as applicable;

              c. violate any requirement of Law, including any Gaming Law, applicable to such Party;

              d. constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any applicable jurisdiction; or

              e. result in a breach of under, or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its assets are bound or affected.

       Section 4.03. Litigation. Except as disclosed on the Schedule of Significant Litigation delivered in connection with Section 3.17, to the best knowledge of Borrower, after due inquiry and investigation, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before any Governmental Authority, which could reasonably be expected to (a) result in any Material Adverse Change in the Hotel/Casino Facility or in its business, financial condition, properties or operations, or (b) result in any Material Adverse Effect. To the best knowledge of Borrower, after due inquiry and investigation, Borrower is not in violation of or default with respect to any order, writ, injunction, decree or demand of any such court or Governmental Authority.

       Section 4.04.  Agreements Legal, Binding, Valid and Enforceable.

              a. This Credit Agreement, the Note, the Security Documentation and all other Loan Documents, when executed and delivered by Borrower in connection with the Credit Facility and the Guaranty when executed and delivered by Guarantors will constitute legal, valid and binding obligations of Borrower and Guarantor, respectively, enforceable against Borrower and Guarantor, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              b. The Architect's Contract and the General Contractor's Agreement have been duly authorized and executed by each respective party thereto and constitute legal, valid and binding obligations of each respective party thereto, enforceable against such parties in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

       Section 4.05. Information and Financial Data Accurate; Financial Statements; No Adverse Change. All information and financial and other data previously furnished in writing by Borrower and/or Guarantors in connection with the Credit Facility was true, correct and complete in all material respects as of the date furnished (unless subsequently corrected prior to the date hereof), and there has been no Material Adverse Change with respect thereto to the date of this Credit Agreement since the dates thereof. No information has been omitted which would make the information previously furnished in such financial statements to Banks misleading or incorrect in any material respect to the date of this Credit Agreement. Any and all financial statements heretofore furnished to Banks by Borrower and/or Guarantors: (i) present fairly the financial position of Borrower and/or Guarantors, as the case may be, as at their respective dates and the results of operations and changes in cash flows for the periods to which they apply, and (ii) have been prepared, except as noted therein, in conformity with GAAP applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this
Section 4.05, there has been no Material Adverse Change in the financial condition, business or operations of the Borrower and/or Guarantors.

       Section 4.06. Governmental Approvals. All consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority and any other Person, which may be required in connection with the valid execution and delivery of this Credit Agreement and the other Loan Documents by Borrower and Guarantors, as applicable, and the carrying-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrower, have been or will be obtained or accomplished at the appropriate stage of development, construction and operation of the Project and are or will be in full force and effect at the appropriate stage of development, construction and operation of the Project. All consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority and any other Person, the failure of which could reasonably be expected to have a Material Adverse Effect, which may be required by Borrower in connection with the use and operation of the Hotel/Casino Facility have been or will be obtained or accomplished at the appropriate stage of development, construction and operation of the Project and are or will be in full force and effect at the appropriate stage of development, construction and operation of the Project.

       Section 4.07. Payment of Taxes. Borrower has duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by it and have paid or made provisions for the payment of, all material taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrower except such taxes, assessments, fees or other governmental charges, if any, as are being contested in good faith by Borrower by appropriate proceedings and for which Borrower has maintained adequate reserves for the payment thereof in accordance with GAAP.

       Section 4.08. Title to Properties. Borrower shall have good and marketable title to the Real Property as of the Closing Date and at all times during the term of the Credit Facility. Borrower has good and marketable title to: (a) all of its properties and assets reflected in the most recent financial statements referred to in Section 4.05 hereof as owned by it (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its businesses), including, but not limited to, Borrower's interest in patents, trademarks, tradenames, servicemarks, and licenses relating to or pertaining to the Hotel/Casino Facility, and (b) all properties and assets acquired by it subsequent to the date of the most recent financial statements referred to in
Section 4.05 hereof. All such properties and assets are not subject to any liens, encumbrances or restrictions except Permitted Encumbrances. All roads, easements and rights of way necessary for the full utilization of the Real Property have been completed and/or obtained.

       Section 4.09. No Untrue Statements. All statements, representations and warranties made by Borrower, in this Credit Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrower and/or Guarantors to Banks pursuant to the provisions of this Credit Agreement, (i) are and shall be true, correct and complete in all material respects, at the time they were made, (ii) do not and shall not contain (at the time they were made) any untrue statement of a material fact, and (iii) do not and shall not omit to state (at the time they were made) a material fact necessary in order to make the information contained herein or therein not misleading or incomplete. Borrower and Guarantors understand that all such statements, representations and warranties shall be deemed to have been relied upon by Banks as a material inducement to establish the Credit Facility.

       Section 4.10. Brokerage Commissions. Other than any commission which may be paid or payable to Rodman & Renshaw, Inc., no person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the extensions of credit contemplated by this Credit Agreement as a result of any agreement entered into by Borrower. No brokerage or other fee, commission or compensation is to be paid by Banks with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by Borrower, and Borrower agrees to indemnify Banks against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Banks in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

       Section 4.11. No Defaults. Borrower is not in violation of or in default with respect to any applicable Laws which materially and adversely affect the business, financial condition or construction of the Project or the Hotel/Casino Facility. Without limiting the generality of the foregoing, Borrower is not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which it is a party or by which it is bound, which in any case could reasonably be expected to have a Material Adverse Effect.

       Section 4.12. Employee Retirement Income Security Act of 1974. No Reportable Event has occurred and is continuing with respect to any Pension Plan under ERISA, that gives rise to liabilities that materially adversely affect the financial condition or operations of Borrower.

       Section 4.13. Subsidiaries. As of the Closing Date, Borrower does not have any Subsidiaries.

       Section 4.14. Availability of Utility Services. All utility services necessary for the Hotel/Casino Facility including, without limitation, electrical, water, gas and sewage services and facilities are available at the boundaries of the Real Property.

       Section 4.15. Policies of Insurance. Each of the copies of the policies, declaration pages, original binders and certificates of insurance evidencing the Policies of

Insurance relating to the Construction of the Project as required under Section 5.09(l) and as of the earlier to occur of the Completion Date or the Occupancy Date as required under Section 5.09 with respect to the Hotel/Casino Facility delivered to Agent Bank by Borrower (i) is or will be, as applicable, a true, correct and complete copy of the respective original thereof as in effect on the date hereof or thereof, without amendments or modifications of any of said documents or instruments not included in such copies, and (ii) has not been or will not have been terminated and is or will be, as applicable, in full force and effect. Borrower is not and will not be in default in the observance or performance of its obligations under said documents and instruments, and Borrower has or shall have done all things required to be done as of the date of this Credit Agreement or such later date of delivery as herein provided to keep unimpaired its rights thereunder.

       Section 4.16. Spaceleases. A schedule of all executed Spaceleases pertaining to the Hotel/Casino Facility, or any portion thereof, in existence as of the Closing Date hereof, is set forth on Schedule 4.16 attached hereto.

       Section 4.17. Equipment Leases and Contracts. A schedule of all executed Equipment Leases and Contracts pertaining to the Hotel/Casino Facility or any portion thereof, in existence on the date hereof, is set forth on
Schedule 4.17 attached hereto.

       Section 4.18. Gaming Permits and Approvals. As of the Conversion Date, all Gaming Permits required to be held by Borrower will be current and in good standing and Borrower will hold all Gaming Permits necessary for the operation of gaming activities at the Hotel/Casino Facility.

       Section 4.19. Environmental Certificate. The representations and certifications contained in the Environmental Certificate are true and correct in all material respects.

       Section 4.20. Compliance with Statutes, etc. Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property.

       Section 4.21. Investment Company Act. Borrower is not an "investment company" nor a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

       Section 4.22. Public Utility Holding Company Act. Borrower is not a "holding company," nor a "subsidiary company" of a "holding company," nor an "affiliate" of a "holding company" nor of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       Section 4.23. Labor Relations. There is no strike or work stoppage in existence, or to the best knowledge of Borrower threatened, involving Borrower or the Hotel/Casino Facility.

       Section 4.24. Trademarks, Patents, Licenses, Franchises, Formulas and Copyrights. Except as disclosed in Schedule 4.24, Borrower owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or has a valid license or sublicense of rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect on the business, operations, property, assets or condition (financial or otherwise) of Borrower taken as a whole. Each of the patents, trademarks, servicemarks, tradenames and copyrights owned by Borrower which is registered with any Governmental Authority is set forth on Schedule 4.24, attached hereto.

       Section 4.25. Contingent Liabilities. As of the Closing Date, Borrower has incurred no material Contingent Liabilities (any Contingent Liability in excess of One Million Dollars ($1,000,000.00) being deemed material) other than those described on Schedule 4.25.

       Section 4.26. Construction Permits. All permits and authorizations by all applicable Governmental Authorities for the construction of the Project have been or will be issued in favor of and received by Borrower and, to the extent issued prior to the date hereof, a true and correct copy thereof has been delivered to Lender.

       Section 4.27. The Project. The Project will be carried out and undertaken by Borrower in complete compliance with all applicable zoning, environmental protection, use and building codes, laws, rules, regulations and ordinances, including, without limitation, the American's with Disabilities Act. The Project Development Budget sets forth all Construction Completion Costs as of the Closing Date. The Construction Disbursement Schedule and the Loan Construction Budget set forth those items of the Project Development Budget or portions thereof to be paid by Construction Disbursements under the Credit Facility.

       Section 4.28.  General Contractor Agreement and Architect Contract.
Each of the copies of the General Contractor Agreement and Architect's Contract relating to the Project delivered to Lenders by Borrower (a) is a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of any of said documents or instruments not included in such copies have been made, and (b) has not been terminated and is in full force and effect. Borrower is not in default in the observance or performance of its obligations under said documents and instruments, and Borrower has done all things required to be done as of the date of this Credit Agreement to keep unimpaired its rights thereunder.

                                   ARTICLE V

                         GENERAL COVENANTS OF BORROWER

       To induce the Banks to enter into this Credit Agreement and establish the Credit Facility, Borrower covenants to Banks as follows:

       A.     Affirmative Covenants.

       Section 5.01. FF&E. Borrower shall furnish, fixture and equip the Hotel/Casino Facility with FF&E it reasonably deems appropriate for the operation of the Hotel/Casino Facility. All FF&E that is purchased and installed in the Hotel/Casino Facility shall be purchased free and clear of any liens, encumbrances or claims, other than Permitted Encumbrances. If Borrower should sell, transfer, convey or otherwise dispose of any FF&E and not replace such FF&E with purchased items of equivalent value and utility or replace said FF&E with leased FF&E of equivalent value and utility, within the permissible leasing and purchase agreement limitation set forth herein, Borrower shall be required to immediately, permanently reduce the Maximum Permitted Balance of the Credit Facility by the amount of the Capital Proceeds of the FF&E so disposed of, subject, however, to the right of Agent Bank to verify to its reasonable satisfaction the amount of said Capital Proceeds; in the event Agent Bank and Borrower do not agree as to the value of the FF&E disposed of and the amount of the Capital Proceeds, then Borrower, at its sole cost and expense, shall obtain a written appraisal from an appraiser reasonably satisfactory to Agent Bank, setting forth said values and amounts, and Lenders agree to accept the results of said appraisal. The Maximum Permitted Balance shall immediately be reduced without duplication by the amount of such appraisal.

       Section 5.02. Permits; Licenses and Legal Requirements. Borrower shall comply in all material respects with and keep in full force and effect, as and when required, all Gaming Permits and all material permits, licenses and approvals obtained from any Governmental Authorities which are required for the operation and use of the Hotel/Casino Facility. Borrower shall comply in all material respects with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities, and with all recorded restrictions affecting the Hotel/Casino Facility. All material contracts and agreements relating to the construction and operation of the Project and the Hotel/Casino Facility shall be held in the name of Borrower.

       Section 5.03. Compliance with Payment Subordination Agreements. Until Bank Facility Termination, Borrower shall fully perform and comply with all covenants, terms and conditions imposed or assumed by Borrower under each Payment Subordination Agreement executed in connection with the incurrence of Subordinated Debt. Borrower shall not amend, modify or terminate, or enter into any agreement to amend, modify or terminate the Subordinated Debt without the prior written consent of Requisite Lenders.

       Section 5.04. Protection Against Lien Claims. Borrower shall give written notice to Agent Bank on or before ten (10) days of Borrower's actual knowledge thereof, of any lien claim filed against Borrower or the Real Property. Borrower shall promptly pay and discharge or cause to be paid and discharged all claims and liens for labor done and materials and services supplied and furnished in connection with the Hotel/Casino Facility and the Project in accordance with this Section 5.04. If any mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist against the Real Property, the Project or any interest therein by reason of work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with the Project, or otherwise, upon Borrower's receipt of written notice from Agent Bank demanding the release and discharge of such lien, said lien or claim shall be paid, released and discharged of record within sixty (60) days following its receipt of such notice.

       Section 5.05. No Change in Character of Business or Location of Chief Executive Office. Until Bank Facility Termination Borrower shall not effect a material change in the nature and character of its business at the Hotel/Casino Facility as presently contemplated and disclosed to Banks.

       Section 5.06. Preservation and Maintenance of Properties and Assets. Until Bank Facility Termination, (a) Borrower shall operate, maintain and preserve all rights, privileges, franchises, licenses, Gaming Permits and other properties and assets necessary to conduct its businesses and the Hotel/Casino Facility, in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder, and (b) Borrower shall not consolidate with, remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of its properties and assets necessary for the continuance of its business, as presently conducted and as presently contemplated, other than in the normal course of business or as otherwise permitted pursuant to this Credit Agreement. Furthermore, in the event Borrower, or any Affiliate and/or Related Entity thereof, shall acquire any other real property or rights to the use of real property which is used in a material manner in connection with the Project, the Hotel/Casino Facility, or any of them, Borrower shall concurrently with the acquisition of such real property or the rights to the use of such real property, execute or cause the execution of such documents as may be necessary to add such real property or rights to the use of real property as Collateral under the Credit Facility. Borrower shall not remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of its properties and assets necessary for the continuance of its businesses, as presently conducted and as presently contemplated, other than in the normal course of Borrower's business and as provided in Sections 5.01 and 5.07.

       Section 5.07. Repair of Properties and Assets. Until Bank Facility Termination, Borrower shall, at its own cost and expense, (a) maintain, preserve and keep in a manner consistent with hotel and gaming casino operating practices generally applicable to hotel/casino operations operating in the Gilpin County, Colorado area, its assets and properties, including, but not limited to, the Collateral and all FF&E owned or leased by Borrower in good and substantial repair, working order and condition, ordinary wear and tear excepted, (b) from time to time, make or cause to be made, all necessary and proper repairs, replacements, renewals, improvements and betterments to the Hotel/Casino Facility, and (c) from time to time, make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of said assets included within the Hotel/Casino Facility. All alterations, replacements, renewals, or additions made pursuant to this Section 5.07 shall become and constitute a part of said assets and property and subject, inter alia, to the provisions of Section 5.01 and subject to the lien of the Security Documentation.

       Section 5.08. Financial Statements; Reports; Certificates and Books and Records. Until Bank Facility Termination, Borrower shall, unless the Agent Bank (with the written approval of the Requisite Lenders) otherwise consents, at Borrower's sole expense, deliver to the Agent Bank and each of the Lenders a full and complete copy of each of the following:

              a.     As soon as practicable, and in any event within forty-five
(45) days after the end of each calendar month following the Conversion Date, the balance sheet of Borrower as at the end of such calendar month and an income statement, statement of operations and a statement of cash flows for the calendar month under review and reflecting year-to-date performance of Borrower and, after the occurrence of the First Anniversary Occupancy Date, a comparison of the financial performance of Borrower to the prior year's operations. Such financial statements shall be certified by an Authorized Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower in accordance with GAAP, consistently applied, except as noted therein, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

              b.     As soon as practicable, and in any event within forty-five
(45) days after the end of each Fiscal Quarter occurring subsequent to the First Anniversary Occupancy Date, a pricing certificate in the form marked "Exhibit E", affixed hereto and by this reference incorporated herein and made a part hereof (the "Pricing Certificate") setting forth a preliminary calculation of the Funded Debt to EBITDA Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Borrower for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Funded Debt to EBITDA Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

              c. As soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, the balance sheet of Borrower as at the end of such Fiscal year and an income statement, statement of operations, members' equity and statement of cash flows for such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, except as noted therein, and such balance sheet and statements shall be accompanied by a report of independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Lenders (it being understood that any "Big 6" accounting firm shall be automatically deemed satisfactory to the Requisite Lenders), which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Banks. Concurrently with the submission of such annual audited financial statements, such independent certified public accountants shall additionally furnish to Agent Bank a Compliance Certificate, certifying that such independent certified public accountant has no actual knowledge of any Default or Event of Default.

              d.     As soon as practicable, and in any event within forty-five
(45) days after the commencement of each

Fiscal Year, a budget, including for such Fiscal Year, projected balance sheet, statement of operations and statement of cash flow, all in reasonable detail;

              e. As soon as reasonably practical after each Fiscal Year End, but in no event later than forty-five (45) days following each Fiscal Year End, Borrower shall submit to Agent Bank, with sufficient copies for distribution to each of the Lenders, an internally prepared annual capital expenditure budget with respect to the Hotel/Casino Facility for the next ensuing Fiscal Year, which shall be reconciled as of the end of each calendar month with actual Capital Expenditures made to the date of such calendar month end. Each such monthly reconciliation shall be made as soon as practicable, and in any event within forty-five (45) days after the end of each calendar month.

              f. On or before forty-five (45) days after the end of each Fiscal Quarter following the earlier to occur of the Completion Date or the Conversion Date, and continuing until Bank Facility Termination, Borrower shall, at Borrower's sole expense, deliver to the Agent Bank for distribution by it to the Banks a Compliance Certificate in each instance duly and accurately prepared and signed by an Authorized Officer;

              g. Until Bank Facility Termination, Borrower shall keep and maintain complete and accurate books and records. Borrower shall permit Banks and any authorized representatives of Banks to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrower at all reasonable times upon the giving of reasonable notice of such intent. In addition: (i) in the event of the occurrence of any Default or Event of Default, or (ii) in the event any Material Adverse Change occurs, Borrower shall promptly, and in any event within three (3) days after actual knowledge thereof, notify Agent Bank in writing of such occurrence; and

              h. Until Bank Facility Termination, Borrower shall furnish to Agent Bank, with sufficient copies for distribution to each of the Banks any financial information or other information bearing on the financial status of the Borrower which is reasonably requested by Agent Bank or Requisite Lenders.

       Section 5.09. Insurance. Borrower shall obtain, or cause to be obtained, and shall maintain or cause to be maintained with respect to the Project, at all times throughout the period commencing on the earlier to occur of the Completion Date or the Occupancy Date and continuing until Bank Facility Termination (except with respect to the Minimum Construction Insurance Coverages set forth in
Section 5.09(l) which shall be maintained until the occurrence of the Completion Date) at its own cost and expense, and shall deposit with Agent Bank on or before the earlier to occur of the Completion Date or the Occupancy Date (except with respect to the Minimum Construction Insurance Coverages set forth in Section 5.09(l) which shall be deposited with Agent Bank on or before the Initial Construction Disbursement Date):

              a. Property Insurance. Borrower shall maintain an "All Risk" (special causes of loss or equivalent), including flood and earthquake perils with a sublimit of no less than Ten Million Dollars ($10,000,000.00)), covering the building and improvements, and any other permanent structures for one hundred percent (100%) of the replacement cost. Upon the request of Agent Bank, replacement cost for insurance purposes will be established by an independent appraiser mutually selected by Borrower and Agent Bank. The policy will include Agreed Amount (waiving co-insurance) and replacement cost valuation and building ordinance endorsements. The policy will include a standard mortgagee clause (ISO form or equivalent) and provide that all losses in excess of Five Hundred Thousand Dollars ($500,000.00) be adjusted with the Agent Bank. The Borrower waives any and all rights of subrogation against Banks.

              b. Personal Property (including machinery, equipment, furniture, fixtures, stock). Borrower shall maintain "All Risk" property coverage for all personal property owned, leased or for which Borrower is legally liable.

              The policy providing real property and personal property coverages, as specified in 5.09(a) and (b) hereinabove, may include a deductible of no more than Fifty Thousand Dollars ($50,000.00) for any single occurrence. Flood and earthquake deductibles can be no more than One Hundred Thousand Dollars ($100,000.00), if a separate deductible applies.

              c. Business Interruption/Extra Expense. Borrower shall maintain combined Business Interruption/Extra Expense coverage with a limit representing no less than one hundred percent (100%) of the projected annual net profit plus continuing expenses (including debt service) for the

Hotel/Casino Facility. Such coverage shall also include extensions for off premises power losses and an extended period of indemnity of ninety (90) days endorsement. These coverages may have a deductible of no greater than twenty-four (24) hours, or Fifty Thousand Dollars ($50,000.00), if a separate deductible applies.

              d. Boiler and Machinery. Borrower shall maintain a Boiler and Machinery policy for the Hotel/Casino Facility written on a Comprehensive Form with a combined direct and indirect limit of no less than Ten Million Dollars ($10,000,000.00). The policy shall include extensions for Agreed Amount (waiving co-insurance) and Replacement Cost Valuation. The policy may contain deductibles of no greater than Twenty-Five Thousand Dollars ($25,000.00) direct and twenty-four (24) hours indirect.

              e. Crime Insurance. Borrower shall obtain a comprehensive crime policy, including the following coverages:

              (i)    employee dishonesty - One Million Dollars ($1,000,000.00);

              (ii) money and securities (inside) - Five Hundred Thousand Dollars ($500,000.00);

              (iii) money and securities (outside) - Five Hundred Thousand Dollars ($500,000.00);

              (iv) depositor's forgery - Five Hundred Thousand Dollars ($500,000.00);

              (v)    computer fraud - Five Hundred Thousand Dollars
       ($500,000.00).

              The policy must be amended so that money is defined to include "tokens and chips" (as defined by the Gaming Laws). The policy may contain deductibles of no greater than Fifty Thousand Dollars ($50,000.00) for employee dishonesty and Twenty-Five Thousand Dollars ($25,000.00) for all other agreements listed above.

              f. Commercial General Liability (1992 form or equivalent). Borrower shall maintain a Commercial General Liability policy with a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage, including Products Liability, Contractual Liability, and all standard policy form extensions. The policy must provide a

Two Million Dollar ($2,000,000.00) general aggregate (per location, if multi-location risk) and be written on an "occurrence form". The policy will include extensions for Liquor legal, Employee Benefits legal, Innkeepers legal and Safe Deposit legal. If the general liability policy contains a self-insured retention, it shall be no greater than Ten Thousand Dollars ($10,000.00) per occurrence, with an aggregate retention of no more than Two Hundred Fifty Thousand Dollars ($250,000.00), including expenses.

              The policy shall be endorsed to include Agent Bank as an additional insured on behalf of the Banks. Definition of additional insured shall include all officers, directors, employees, agents and representatives of the additional insured. The coverage for additional insured shall apply on a primary basis irrespective of any other insurance whether collectible or not.

              g. Automobile. Borrower shall maintain a comprehensive Automobile Liability Insurance Policy written under coverage "symbol 1", providing a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of the Borrower. If the policy contains a self insured retention it shall be no greater than Ten Thousand Dollars ($10,000.00) per occurrence, with an aggregate retention of no more than Two Hundred Fifty Thousand Dollars ($250,000.00), including expenses. The following additional coverages must be purchased by Borrower:

              (i) Garage Liability. A One Million Dollar ($1,000,000.00) combined single limit for bodily and property damage for the garage operation.

              (ii) Garagekeepers Legal Liability. Five Hundred Thousand Dollar ($500,000.00) limit for comprehensive and collision coverages for physical damage to vehicles in the Borrower's care, custody and control. The policy can be subject to a deductible of no greater than Two Thousand Five Hundred Dollars ($2,500.00) for each auto and Ten Thousand Dollars ($10,000.00) for each loss.

              h. Workers Compensation and Employers Liability Insurance. Borrower shall maintain a standard workers compensation policy in compliance with all applicable laws of the State of Colorado, including employers liability coverage subject to a limit of no less than One Million

Dollars ($1,000,000.00) each employee, One Million Dollars ($1,000,000.00) each accident, One Million Dollars ($1,000,000.00) policy limit. The policy shall include endorsements for Voluntary Compensation, Employers Liability Coverage and Stop Gap Liability. If the Borrower has elected to self-insure Workers Compensation coverage in the State of Colorado, the Agent Bank must be furnished with a copy of the certificate from the state permitting self-insurance and evidence of a Stop Loss Excess Workers Compensation policy with a specific retention of no greater than One Hundred Fifty Thousand Dollars ($150,000.00).

              i. If Borrower's general liability and automobile policies include a self-insured retention, it is agreed and fully understood that Borrower is solely responsible for payment of all amounts due within said self-insured retentions. Any Indemnification/Hold Harmless provision is extended to cover all liabilities associated with said self-insured retentions.

              j. Umbrella Liability. An Umbrella Liability policy shall be purchased with a limit of not less than Fifty Million Dollars ($50,000,000.00) providing excess coverage over all limits and coverages indicated in paragraphs
(f), (g) and (h) above. The limits can be obtained by a combination of Primary and Excess Umbrella policies, provided that all layers follow form with the underlying policies indicated in (f), (g) and (h) and are written on an "occurrence" form. This policy shall be endorsed to include the Agent Bank as an additional insured on behalf of the Banks, in the same manner set forth in
Section 5.09(f) hereinabove.

              k. All policies indicated above shall be written with insurance companies licensed and admitted to do business in the State of Colorado and shall be rated no lower than "A XII" in the most recent addition of A.M. Best and "AA" in the most recent edition of Standard & Poor's, or such other carrier reasonably acceptable to Agent Bank. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Agent Bank shall receive thirty (30) days prior written notice thereof. The Borrower shall furnish Agent Bank with Certificates of Insurance executed by an authorized agent of the applicable insurance company or companies evidencing compliance with all insurance provisions set forth in Section 5.09 (a) through (j) on an annual basis. Certificates of Insurance executed by an authorized agent of each carrier providing insurance evidencing continuation of all coverages set forth in
Section 5.09 (a) through (j) will be provided on or before the earlier to occur of the Occupancy Date or the Completion Date and annually on or before ten (10) days prior to the expiration of each policy. All certificates and other notices related to the insurance program shall be delivered to Agent Bank concurrently with the delivery of such certificates or notices to such carrier or to Borrower.

              l. Minimum Construction Insurance Coverages. Borrower shall obtain, or cause to be obtained and shall maintain, or caused to be maintained with respect to the Project until the occurrence of the Completion Date, at it's own cost and expense, the following policies:

              (i) Builders Risk. All Risk Builders Risk form, including flood and earthquake perils, providing property coverage during construction on a completed value form (representing one hundred percent (100%) of the anticipated construction cost of Thirty-Two Million Dollars) for the Project, including all parking facilities. The policy will include the following endorsements extending coverage:

                     (a) Delay of Opening (Business Interruption). The policy shall provide no less than a figure representing six (6) months of anticipated net profit plus continuing expenses (including debt service) in the event the facility is damaged by a covered peril prior to opening.

                     (b) Soft Costs. The policy will include a limit for Professional fees/Financing fees and other expenses with a limit of no less than Two Million Five Hundred Thousand Dollars ($2,500,000.00).

                     (c) Property in Transit. The policy will include a limit of no less than Two Hundred Fifty Thousand Dollars ($250,000.00).

                     (d) Offsite Storage. The policy will include a limit of no less than Two Hundred Fifty Thousand Dollars ($250,000.00).

       The policy can be subject to a deductible of no greater than Twenty-Five Thousand Dollars ($25,000.00) for property damage/soft costs and Ten Thousand Dollars ($10,000.00) for property in transit/offsite storage. If a separate deductible applies for delay of opening it can be no greater than Twenty-Five Thousand Dollars ($25,000.00) or seven (7) days. The Agent Bank must be included as a mortgagee, and provided that all losses in the excess of Two Hundred Fifty Thousand Dollars ($250,000.00) be adjusted with the Agent Bank under the policy.

              (ii) Owners Contractors Protective Liability (OCP). Throughout the construction of the Project, coverage shall be purchased and maintained by the General Contractor, providing separate Liability coverage for the Borrower and Agent Bank. The policy's Limit of Liability shall be no less than Five Million Dollars ($5,000,000.00) and such policy will be maintained until the occurrence of the Completion Date as determined by Agent Bank.

              (iii) Contractors/Sub-Contractors Insurance Requirements. Borrower shall require that all contractors/sub-contractors performing work at the Project comply with the minimum insurance requirements per
       Schedule 5.09(o) attached hereto and by this reference incorporated herein and made a part hereof.

              (iv) On and after the Completion Date, the Project shall be protected by the insurance coverages required under Section 5.09 (a) through (k) and (m), without exception.

              (v) Compliance. No work may be initiated unless complete copies of the Builders Risk and Owners Contractors Protective Liability policies, along with the required Certificates from the General Contractor have been reviewed and approved by Agent Bank or its authorized representatives.

              m. Any other insurance reasonably requested by Agent Bank in such amounts and covering such risks as may be reasonably required and customary in the hotel/casino industry in the general location of the Hotel/Casino Facility.

       Section 5.10. Taxes. Throughout the term of the Credit Facility, Borrower shall prepare and timely file or cause to be prepared and timely filed all federal, state and local tax returns required to be filed by it, and Borrower shall pay and discharge prior to delinquency all material taxes, assessments and other governmental charges or levies imposed upon them, or in respect of any of their respective properties and assets except such taxes, assessments and other governmental charges or levies, if any, as are being contested in good faith by Borrower in the manner which is set forth for such contests by
Section 4.07 herein.

       Section 5.11. Permitted Encumbrances Only. Until Bank Facility Termination, Borrower shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint, or other judicial process or burdens of any kind and nature except the Permitted Encumbrances on or with respect to the Collateral, except (a) with respect to matters described in Section 5.04 and 5.10, such items as are being discharged, released and/or contested, as the case may be, in the manner described therein, written notice of all tax lien contests and all other items involving amounts in excess of $250,000.00 in the aggregate having been given to Agent Bank, and (b) with respect to any other items involving amounts in excess of $250,000.00 in the aggregate, if any, as are being contested in good faith by appropriate proceedings and for which Borrower has given written notice thereof to Agent Bank and has maintained adequate reserves for the payment thereof.

       Section 5.12. Advances. Until Bank Facility Termination, if Borrower should fail (i) to perform or observe, or (ii) to cause to be performed or observed, any covenant or obligation of such Borrower under this Credit Agreement or any of the other Loan Documents, the failure of which could reasonably be expected to have a Material Adverse Effect, then Agent Bank, upon the giving of reasonable notice, may (but shall be under no obligation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof. All amounts advanced by Agent Bank or Lenders pursuant to this Section 5.12 shall become an additional obligation of Borrower to Lenders secured by the Security Documentation and other Loan Documents, shall reduce the amount of Available Borrowings and shall become due and payable by Borrower on the next interest payment date, together with interest thereon at a rate per annum equal to the Default Rate (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrower).

       Section 5.13. Further Assurances. Borrower, Agent Bank and each of the Banks will, at the expense of the

Borrower, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the Loan Documents and such further documents, instruments and transfers as any such party may reasonably require for the curing of any defect in the execution or acknowledgement hereof or in any of the Loan Documents, or in the description of the Real Property or other Collateral or for the proper evidencing of giving notice of each lien or security interest securing repayment of the Credit Facility. Further, upon the execution and delivery of the Deed of Trust and each of the Loan Documents and thereafter, from time to time, Borrower shall cause the Deed of Trust and each of the Loan Documents and each amendment and supplement thereto to be filed, registered and recorded and to be refiled, re-registered and re-recorded in such manner and in such places as may be reasonably required by the Requisite Lenders or Agent Bank, in order to publish notice of and fully protect the liens of the Security Documentation and to protect or continue to perfect the security interests created by the Security Documentation in the Collateral and to perform or cause to be performed from time to time any other actions required by law and execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.

       Section 5.14. Indemnification. Borrower agrees to and does hereby indemnify, protect, defend and save harmless Agent Bank and each of the Banks and their respective directors, trustees, officers, employees, agents, attorneys and shareholders (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against any and all losses, damages, expenses or liabilities of any kind or nature from any investigations, suits, claims, demands or other proceedings, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Credit Agreement, with any other Loan Document or with the transactions contemplated herein and thereby; provided, however, Borrower shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent, the loss, damage, expense or liability was caused by (a) the gross negligence or intentional misconduct of such Indemnified Party, or (b) the breach of this Credit Agreement or any other Loan Document by such Indemnified Party or the breach of any laws, rules or regulations by an Indemnified Party (other than those breaches of laws arising from any Borrower's default). In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrower, Agent Bank shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to Agent Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by an Indemnified Party that such counsel would have a conflict representing such Indemnified Party and Borrower, the applicable Indemnified Party shall have the right to employ, at the expense of Borrower, separate counsel in any such action and to participate in the defense thereof. Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. In the event that any Person is adjudged by a court of competent jurisdiction not to have been entitled to indemnification under this Section 5.14, it shall repay all amounts with respect to which it has been so adjudged. If and to the extent that the indemnification provisions contained in this Section 5.14 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law. The provisions of this Section 5.14 shall survive the termination of this Credit Agreement, the repayment of the Credit Facility and the assignment or subparticipation of all or any portion of the Syndication Interest held by any Lender pursuant to Section 11.10.

       Section 5.15. Compliance With Other Loan Documents. Borrower shall comply with each and every term, condition and agreement contained in the Loan Documents.

       Section 5.16. Suits or Actions Affecting Borrower. Until Bank Facility Termination, Borrower shall promptly advise Agent Bank in writing within ten
(10) days of Borrower's knowledge of (a) any Significant Litigation claims, litigation, proceedings or disputes (whether or not purportedly on behalf of Borrower) against, or to the actual knowledge of Borrower, threatened or affecting Borrower which could reasonably be expected to result in an award of monetary damages in excess of One Million Dollars ($1,000,000.00), (b) any material labor controversy resulting in or threatening to result in a strike against the Hotel/Casino Facility, or

(c) any proposal by any Governmental Authority to acquire any of the material assets or business of Borrower.

       Section 5.17. Maintenance of Designated Deposit Account. Until Bank Facility Termination, Borrower shall maintain the Designated Deposit Account to facilitate the operational process of the Credit Facility.

       Section 5.18. Notice to Gaming Authorities Board. Borrower shall make all required reports and disclosures to the Gaming Authorities on a timely basis.

       Section 5.19. Tradenames, Trademarks and Servicemarks. Borrower shall not assign or in any other manner alienate its interest in any material tradenames, trademarks or servicemarks relating or pertaining to the Hotel/Casino Facility during the term of the Credit Facility, except pursuant to the Security Documentation. Borrower shall not change its name without first giving sixty (60) days prior written notice to Agent Bank, together with evidence reasonably satisfactory to the Agent Bank that all notices and other documents required to be delivered, recorded or filed in order to perfect and protect the security interest granted by the Borrower to the Banks in such trademarks, tradenames and servicemarks and the other Collateral have been so delivered, recorded and/or filed.

       Section 5.20. Notice of Hazardous Materials. Within ten (10) days after Borrower obtaining actual knowledge thereof, Borrower shall immediately advise Agent Bank and each of the Lenders in writing and deliver a copy of (a) any and all enforcement, clean-up, removal or other governmental or regulatory actions expected to cost in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) instituted, completed or threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials (as defined in the Environmental Certificate) affecting the Collateral ("Hazardous Materials Laws"); (b) all claims made or threatened by any third party against Borrower or the Hotel/Casino Facility in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to as "Hazardous Materials Claims"); and (c) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Hotel/Casino Facilities that could cause the Real Property or any part thereof to be classified as a

"border-zone property" under the provisions of, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Hotel/Casino Facility under, any Hazardous Materials Laws.

       Section 5.21. Compliance with Statutes, etc. Borrower will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

       Section 5.22.  Compliance with Access Laws.

              a. Borrower agrees that Borrower, the Hotel/Casino Facility and the Project shall at all times strictly comply with the applicable requirements of the Americans with Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; and other federal, state or local laws or ordinances related to disabled access; or any statute, rule, regulation, ordinance, order of Governmental Authorities, or order or decree of any court adopted or enacted with respect thereto, as now existing or hereafter amended or adopted (collectively, the "Access Laws"). At any time, Agent Bank may require a certificate of compliance with the Access Laws and indemnification agreement in a form reasonably acceptable to Agent Bank. Agent Bank may also require a certificate of compliance with the Access Laws from an architect, engineer, or other third party acceptable to Agent Bank.

              b. Notwithstanding any provisions set forth herein or in any other document, Borrower shall not alter or permit any tenant or other person to alter the Hotel/Casino Facility or the Project in any manner which would increase Borrower's responsibilities for compliance with the Access Laws without the prior written approval of Agent Bank. In connection with such approval, Agent Bank may require a certificate of compliance with the Access Laws from an architect, engineer or other person acceptable to Agent Bank.

              c. Borrower agrees to give prompt written notice to Agent Bank of the receipt by Borrower of any claims of violation of any of the Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any of the Access Laws.

              d. Borrower shall indemnify, defend and hold harmless Indemnified Parties from and against any and all claims, demands, damages, costs, expenses, losses, liabilities, penalties, fines and other proceedings including, without limitation, reasonable attorneys' fees and expenses arising directly or indirectly from or out of or in any way connected with any failure of the Hotel/Casino Facility or the Project to comply with any of the Access Laws. The obligations and liabilities of Borrower under this section shall survive Bank Facility Termination, any satisfaction, assignment, judicial or nonjudicial foreclosure proceeding, or delivery of a deed in lieu of foreclosure.

       Section 5.23. Updated Appraisal. In the event of the occurrence of a Default or Event of Default or if at any time an appraisal of the Hotel/Casino Facility prepared in compliance with FIRREA is determined to be necessary by Agent Bank or Requisite Lenders, Borrower agrees to pay all reasonable fees, costs and expenses incurred by Agent Bank in connection with the engagement and preparation of such appraisal.

       B.     Construction Covenants.

       Section 5.24. Commencement and Completion of the Project. Borrower will commence the Project and shall complete the Project with due diligence (a) in accordance and compliance with the Plans and Specifications prepared by the Architect and (b) in accordance and compliance with the terms and conditions of this Credit Agreement, and all material requirements of all Governmental Authorities acting in or for the locality in which the Real Property is situated. The Completion Date shall occur prior to the Conversion Date.

       Section 5.25. Master Set of Plans and Specifications and Budgets. A master set of the final Plans and Specifications and copies of the final Loan Construction Budget and Project Development Budget shall be furnished to Agent Bank and Lenders' Consultant at least twenty (20) Banking Business Days prior to the Initial Construction Disbursement Date and shall be held by Agent Bank throughout the term of the Credit Facility, and said set of Plans and Specifications, the Construction Disbursement Schedule and copies of the final Loan Construction Budget and Project Development Budget shall govern all matters that may arise with respect to the construction and completion of the Project. Any and all changes, amendments, modifications and/or revisions to the Plans and Specifications, Loan

Construction Budget and/or Project Development Budget shall be first approved in writing by Agent Bank.

       Section 5.26. Construction of the Project Entirely on the Real Property. The Project shall be constructed entirely on the Real Property and shall not encroach upon or overhang any real property, easement or restriction rights owned by any other person or entity unless such other person or entity has consented or waived such encroachment to the reasonable satisfaction of Agent Bank.

       Section 5.27. List of Major Subcontracts. Borrower shall furnish to Agent Bank from time to time during the Construction Period, within a reasonable time after written request by Agent Bank to Borrower, in a form reasonably acceptable to Agent Bank, a then current correct list and copy of all contracts, subcontracts and material suppliers, including, without limitation, all Major Subcontracts executed by Borrower and/or General Contractor in connection with the Project. Borrower agrees that Agent Bank or Lenders' Consultant may contact any such contractor, subcontractor or material supplier to verify any facts disclosed in the lists.

       Section 5.28. Inspection of Construction Progress and Lenders' Consultant. Designated representatives of Agent Bank, Lenders and Lenders' Consultant, shall, at all times during the Construction Period, have the right of reasonable entry and free access to the Real Property and the right to inspect all work done, labor performed and materials furnished in connection with the Project and the right of reasonable inspection to inspect all books, contracts and records of Borrower relating to the Project. In performing such inspection, Agent Bank, Lenders and Lenders' Consultant shall cooperate with Borrower in making suitable arrangements to minimize disruption of the construction work, and pursuant to Borrower's insurance policies and safety and security requirements.

                                   ARTICLE VI

                              FINANCIAL COVENANTS

       Until Bank Facility Termination, Borrower agrees, as set forth below, to comply or cause compliance with the following Financial Covenants.

       Section 6.01. Minimum Annual EBITDA. Commencing with the first Fiscal Quarter end following the First

Anniversary Occupancy Date and continuing as of each Fiscal Quarter end until Bank Facility Termination, Borrower shall maintain a minimum EBITDA of at least Thirteen Million Dollars ($13,000,000.00) to be calculated for each such Fiscal Quarter together with the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis.

       Section 6.02. Adjusted TFCC Ratio. Commencing as of the end of the second full Fiscal Quarter occurring subsequent to the Occupancy Date, Borrower shall maintain a minimum Adjusted TFCC Ratio of no less than 1.05 to 1.00 as of each Fiscal Quarter end to be calculated on a cumulative basis with respect to each Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis.

       Section 6.03. Minimum Tangible Net Worth. Commencing as of the first Fiscal Quarter ending subsequent to the Conversion Date and continuing as of each Fiscal Quarter end until Bank Facility Termination, Borrower shall maintain as of the last day of each Fiscal Quarter end a Tangible Net Worth equal to or greater than the sum of (a) Borrower's Tangible Net Worth as determined in the financial statements prepared pursuant to Section 5.08 which most recently precede the Conversion Date, plus (b) seventy percent (70%) of Net Income, after tax realized as of each Fiscal Quarter end on a cumulative basis, without reduction for any net losses or pre-opening expenses.

       Section 6.04. Restriction on Transfer of Ownership. Until Bank Facility Termination, all of the issued and outstanding membership shares of Borrower shall be owned by two or more Members set forth on the Schedule of Borrower Membership Interests or their Affiliates, in such percentages as such Members and/or their Affiliates shall determine from time to time, provided that:

              a. No transfer, assignment or other change in the Members shall result in a Change of Control;

              b. The Operating Agreement shall not be amended, modified or changed in any material manner or in any material respect without the prior written consent of Agent Bank; and

              c. A copy of each amendment, modification and/or change to the Operating Agreement shall be promptly delivered to Agent Bank and each of the Lenders following execution by the Members.

       Section 6.05. Total Indebtedness. Borrower shall not incur any Indebtedness, except as specifically permitted hereinbelow:

              a.     Funded Outstandings under the Credit Facility;

              b. Secured Interest Rate Hedges up to an aggregate amount at any time outstanding equal to or less than the Maximum Scheduled Balance as the same is reduced from time to time pursuant to the Aggregate Commitment Reduction Schedule;

              c. Secured purchase money Indebtedness and Capital Lease Liabilities relating to FF&E to be used in connection with the Hotel/Casino Facility up to the cumulative maximum aggregate principal amount of One Million Dollars ($1,000,000.00);

              d. Subordinated Debt, the rate of interest and repayment terms of which are first approved in writing by Agent Bank and for which a Payment Subordination Agreement has been first executed in favor of Agent Bank on behalf of Lenders.

       Section 6.06. Contingent Liabilities. Borrower shall not incur any Contingent Liabilities, other than Secured Interest Rate Hedges up to the limits provided in Section 6.05(b).

       Section 6.07. Other Liens. Borrower shall not grant, consent to or otherwise agree to liens, encumbrances or negative pledges with respect to any of its respective assets or any of the Collateral, other than (a) liens existing as of the Closing Date acceptable to the Agent Bank and disclosed in writing prior to the Closing Date, (b) liens permitted under the terms of this Credit Agreement as Permitted Encumbrances, and (c) liens created or evidenced by the Security Documentation.

       Section 6.08. Consolidation, Merger, Sale of Assets, etc. Borrower will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the forgoing at any future time) all or any material part of its property or assets, except that (i) the Borrower may make sales of inventory in the ordinary course of business and (ii) the Borrower may, in the ordinary course of business, sell equipment which is uneconomic or obsolete as provided in Section 5.01.

       Section 6.09. Investment Restrictions. Other than Investments held by Borrower as of the date of this Credit Agreement or as otherwise permitted herein or approved in writing by Agent Bank, Borrower shall not make any Investments (whether by way of loan, stock purchase, capital contribution, or otherwise) other than the following:

              a.     Direct obligations of the United States Government;

              b.     Prime commercial paper (AA rated or better);

              c. Certificates of Deposit or Repurchase Agreement issued by a commercial bank having capital surplus in excess of One Hundred Million Dollars ($100,000,000.00);

              d. Money market or other funds of nationally recognized institutions investing solely in obligations described in (a), (b) and (c) above;

              e. Loans and advances to employees in the ordinary course of business not exceeding Two Hundred Thousand Dollars ($200,000.00) in the aggregate at any one time; and

              f. Investments and Capital Expenditures in the Hotel/Casino Facility.

       Section 6.10.  ERISA.  Borrower shall not:

              a. At any time, permit any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees, in such case if to do so would constitute a Material Adverse Effect, to:

                     (i) engage in any non-exempt "prohibited transaction", as such term is defined in Section 4975 of the Code;

                     (ii) incur any material "accumulated funding deficiency", as that term is defined in Section 302 of ERISA; or

                     (iii) suffer a termination event to occur which may reasonably be expected to result in liability of Borrower to the Pension Plan or to the Pension Benefit Guaranty Corporation or the imposition of a lien on the Collateral pursuant to Section 4068 of ERISA.

              b. Fail, upon Borrower becoming aware thereof, promptly to notify the Agent Bank of the occurrence of any "reportable event" (as defined in Section 4043 of ERISA) or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees or any trust created thereunder.

              c. At any time, permit any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable laws in any respect that would result in a Material Adverse Effect.

       Section 6.11. Margin Regulations. No part of the proceeds of the Credit Facility will be used by Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of such loans, nor the use of the proceeds of such loans will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

       Section 6.12. No Subsidiaries. Borrower shall not own or create any Subsidiaries without the prior written consent of Agent Bank.

       Section 6.13. Transactions with Affiliates. Transactions by Borrower with Affiliates of Borrower or any Guarantor other than arms length transactions for fair market value shall be and are hereby prohibited.

       Section 6.14. Credit Enhancement Fees. Borrower shall not, directly or indirectly, make, pay or distribute any Credit Enhancement Fees without the prior written consent of Agent Bank.

       Section 6.15. Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent Bank pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Agent Bank, Requisite Lenders and Borrower, to so reflect such change in accounting principles.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

       Section 7.01. Events of Default. Any of the following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

              a. Any representation or warranty made by Borrower or Guarantors pursuant to or in connection with this Credit Agreement, the Note, the Environmental Certificate, or any other Loan Document or in any report, certificate, financial statement or other writing furnished by Borrower or Guarantors in connection herewith, shall prove to be false, incorrect or misleading in any materially adverse aspect as of the date when made (unless cured within thirty (30) days of the date when made if such representation or warranty is capable of being cured);

              b. Borrower shall have defaulted in the payment of any interest on the Note for a period of five (5) days from the date Agent Bank gives written notice that such payment is due or shall have defaulted in the payment of any principal on the Note for two (2) days after written notice thereof is delivered to Borrower by Agent Bank;

              c. Any of the Security Documentation or any provision thereof shall cease to be in full force and effect in any material respect or shall cease to give the Agent Bank in any material respect the liens, rights, powers and privileges purported to be created thereby or the Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Security Documentation for a period of thirty (30) days after written notice thereof is delivered to Borrower by Agent Bank or any Lender of such failure (or such shorter period following such notice as may be specifically required in any Loan Document), provided that with respect to default of any term, covenant or agreement (other than a Financial Covenant) which cannot be cured within such thirty (30) day period in the reasonable judgment of Agent Bank, Borrower shall have a period of ninety (90) days to cure such default so long as Borrower commences such cure within the thirty (30) day period and diligently continues to cure such default;

              d. Borrower shall have defaulted in the payment of any late charge, Non-usage Fees, expenses, indemnities or any other amount owing under any Loan Document for a period of five (5) days after notice thereof to Borrower from Agent Bank;

              e. Borrower or Guarantors shall fail duly and punctually to perform or comply with any other term, covenant, condition or promise contained in this Credit Agreement, the Note or any other Loan Document and such failure shall continue for thirty (30) days after written notice thereof is delivered to Borrower by Agent Bank or any Lender of such failure (or such shorter period following such notice as may be required in any Loan Document), provided that with respect to default of any term, covenant or agreement (other than a Financial Covenant) which cannot be cured within such thirty (30) day period in the reasonable judgment of Agent Bank, Borrower shall have a period of ninety
(90) days to cure such default so long as Borrower commences such cure within the thirty (30) day period and diligently continues to cure such default;

              f. Borrower or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding against it;

              g. An involuntary case or other proceeding shall be commenced against Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days;

              h. Borrower or any Guarantor makes an assignment of all or substantially all of its assets for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due;

              i. Borrower shall fail to pay when due in accordance with its terms and provisions any other Indebtedness of such Borrower which failure would have a Material Adverse Effect and continues beyond the period of grace, if any, therefor;

              j. The occurrence of any event of default, beyond any applicable grace period, or any termination event under the terms of any agreement with any Lender in connection with a Secured Interest Rate Hedge relating to the Credit Facility;

              k. The occurrence of any Reportable Event as defined under the ERISA, which Agent Bank determines reasonably and in good faith constitutes proper grounds for the termination of any employee pension benefit plan or pension plan of Borrower covered by ERISA by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such plan, which occurs and continues for thirty (30) days after written notice of such determination shall have been given to Borrower by Agent Bank;

              l. Commencement against Borrower, any time after the execution of this Credit Agreement, of any litigation which is not stayed, bonded, dismissed, terminated or disposed of to the satisfaction of Requisite Lenders within ninety (90) days after its commencement, and which (i) could materially adversely affect the priority of the encumbrances and security interests granted Agent Bank by the Deed of Trust in the Real Property, or (ii) results in the issuance of a preliminary or permanent injunction which is not dissolved or stayed pending appeal within sixty (60) days of its issuance and which preliminary or permanent injunction materially adversely affects Borrower's right to use the Real Property as the Hotel/Casino Facility;

              m. The failure of Borrower and all necessary Members to hold all necessary Gaming Permits on or before the Completion Date. The loss or suspension, other than on account of force majeure, of Borrower's unrestricted Gaming Permits or the failure of Borrower to maintain gaming activities in the Hotel/Casino Facility other than on account of force majeure for a period in excess of thirty (30) consecutive days;

              n. Any order, judgment or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days, or any Borrower shall otherwise dissolve or cease to exist;

              o. The occurrence of any default beyond any applicable grace period under either Article V entitled "Affirmative Covenants" or Article VI entitled "Negative Covenants" as set forth in the Guarantor Master Credit Line Agreement;

              p. The occurrence of any default under the Guaranty or the revocation, termination or repudiation of any of the Guarantors' promises, obligations or covenants under the Guaranty; or

               q.     The occurrence of any Change of Control; or

              r. The failure of the Completion Date to have occurred on or before the Conversion Date.

       Section 7.02. Default Remedies. Upon the occurrence of any Event of Default, Agent Bank, upon the consent or direction of Requisite Lenders, shall declare the unpaid balance of the Credit Facility, together with the interest thereon, to be fully due and payable, and, Agent Bank shall, upon the consent or direction of Requisite Lenders, exercise any or all of the following remedies:

              a. Terminate the obligation of Lenders to make any advances for Borrowings or Construction Disbursements, as the case may be, and may declare all outstanding unpaid Indebtedness hereunder and under the Note and other Loan Documents together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(f), (g) or (h) with respect to Borrower or any Guarantor.

              b. The Banks and/or Agent Bank may exercise any and all remedies available to Banks or Agent Bank under the Loan Documents.

              c. The Banks and/or Agent Bank may exercise any other remedies available to Banks or Agent Bank at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrower under this Credit Agreement, and Borrower hereby specifically consents to any such request by Banks.

       For the purpose of carrying out this section and exercising these rights, powers and privileges, Borrower hereby irrevocably constitutes and appoints Agent Bank as its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrower. Agent Bank on behalf of Lenders may exercise one or more of Lenders' remedies simultaneously and all its remedies are nonexclusive and cumulative. Lenders shall not be required to pursue or exhaust any Collateral or remedy before pursuing any other Collateral or remedy. Lenders' failure to exercise any remedy for a particular default shall not be deemed a waiver of (i) such remedy, nor their rights to exercise any other remedy for that default, nor
(ii) their right to exercise that remedy for any subsequent default.

       Section 7.03. Application of Proceeds. All payments and proceeds received and all amounts held or realized from the sale or other disposition of the Hotel/Casino Facility and other Collateral, which are to be applied hereunder towards satisfaction of Borrower's obligations under this Credit Agreement, shall be applied in the manner set forth in Colorado Revised Statutes or otherwise in the following order of priority:

              a. First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by Agent Bank and Banks, their agents or representatives in connection with the realization upon any of the Collateral;

              b. Next, to the payment in full of any other amounts due under this Credit Agreement and any other Loan Documents (other than the Note);

              c. Next, to the balance of interest remaining unpaid on the Note;

              d. Next, to the balance of principal remaining unpaid on the Note;

              e. Next, the balance, if any, of such payments or proceeds to whomever may be legally entitled thereto.

       Section 7.04. Notices. In order to entitle Agent Bank and/or Banks to exercise any remedy available hereunder, it shall not be necessary for Agent Bank and/or Banks to give any notice, other than such notice as may be required expressly herein.

       Section 7.05. Agreement to Pay Attorney's Fees and Expenses. Subject to the provisions of Section 11.14, upon the occurrence of an Event of Default, as a result of which Agent Bank and/or Banks shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrower contained herein, Borrower shall, on demand, pay to Agent Bank and Banks the actual and reasonable fees of such attorneys (including actual and reasonable allocated costs of in-house legal counsel) and such other reasonable expenses so incurred by Agent Bank and Banks.

       Section 7.06. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Credit Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

       Section 7.07. Licensing of Agent Bank and Lenders. In the event of the occurrence of an Event of Default hereunder or under any of the Loan Documents and it shall become necessary, or in the opinion of Requisite Lenders advisable, for an agent, supervisor, receiver or other representative of Agent Bank and Banks to become licensed under the provisions of the Gaming Laws of the State of Colorado, or rules and regulations adopted pursuant thereto, as a condition to receiving the benefit of any Collateral encumbered by the Security Documentation or other Loan Documents for the benefit of Lenders or otherwise to enforce their rights hereunder or thereunder, Borrower does hereby give its consent to the granting of such license or licenses and agrees to execute such further documents as may be required in connection with the evidencing of such consent.

       Section 7.08. Exercise of Rights Subject to Applicable Law. All rights, remedies and powers provided by this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of any Governmental Authority and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Credit Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

       Section 7.09. Discontinuance of Proceedings. In case Agent Bank and/or Banks shall have proceeded to enforce any right, power or remedy under this Credit Agreement, the Note, the Security Documentation or any other Loan Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Banks, then and in every such case Borrower, Guarantors, Agent Bank and/or Banks shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Agent Bank and Banks shall continue as if such proceedings had not been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.

                                  ARTICLE VIII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

       Section 8.01. No Abatement of Payments. If all or any part of the Collateral shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of any of the Collateral shall be taken or condemned by a competent authority for any public use or purpose, or by exercise of the power of eminent domain, there shall be no abatement or reduction in the amounts payable by Borrower hereunder or under the Note, and Borrower shall continue to be obligated to make such payments.

       Section 8.02. Distribution of Capital Proceeds Upon Occurrence of Fire, Other Perils or Condemnation. All monies received from "All Risk" including flood and earthquake insurance policies covering any of the Collateral or from condemnation or similar actions in regard to said Collateral, shall be paid directly to Agent Bank. However, in the event the amount paid to Agent Bank is equal to or less than Five Hundred Thousand Dollars ($500,000.00), such amount shall be paid directly to Borrower unless a Default or Event of Default shall have occurred and then be continuing. In the event the amount paid to Agent Bank is greater than Five Hundred Thousand Dollars ($500,000.00), then, unless a Default or Event of Default has occurred hereunder and is then continuing, the entire amount so collected or so much thereof as may be required to repair or replace the destroyed or condemned property, shall, subject to the condition set forth below, be released to Borrower for repair or replacement of the property destroyed or condemned or to reimburse Borrower for the costs of such repair or replacement incurred prior to the date of such release. If a Default or Event of Default has occurred hereunder and is then continuing such amount may, at the option of Requisite Lenders, be applied to pay the outstanding balance of the Credit Facility. In the event the amount so collected is applied to pay or reduce the outstanding balance of the Credit Facility, the amount received by Agent Bank shall be applied in the priority set forth in
Section 7.03 and, if such application is made when a Default or Event of Default has occurred and remains continuing, then Borrower shall not be entitled to any further Construction Disbursements or Borrowings. In the event Banks are required to release all or a portion of the collected funds to Borrower for such repair or replacement of the property destroyed or condemned, such release of funds shall be made in accordance with the following terms and conditions:

              a. The repairs, replacements and rebuilding shall be made in accordance with plans and specifications approved by Requisite Lenders and in accordance with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities;

              b. Borrower shall provide Agent Bank with a detailed estimate of the costs of such repairs or restorations;

              c. Borrower shall satisfy the Requisite Lenders that after the reconstruction is completed, the value of the Hotel/Casino Facility, as determined by the Requisite Lenders in their reasonable discretion, will not be less than Fifty-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($53,333,333.00); provided, that if the value so determined is less than Fifty-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($53,333,333.00) but is greater than Thirty Million Dollars ($30,000,000.00), this Section 8.02(c) shall be deemed satisfied if Borrower agrees to reduce the then Maximum Permitted Balance in proportion to the reduction in value below Fifty-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($53,333,333.00);

              d. In the Requisite Lenders' sole reasonable opinion, any undisbursed portion of the Available Borrowings contemplated hereunder, after deposit of such proceeds, is sufficient to pay all costs of reconstruction of the Hotel/Casino Facility or other Collateral damaged, destroyed or condemned; or if the undisbursed portion of such Credit Facility is not sufficient, Borrower shall provide evidence reasonably acceptable to Agent Bank of the availability of additional funds sufficient to pay such additional costs of reconstructing the Collateral;

              e. Borrower has delivered to the Agent Bank a construction contract for the work of reconstruction in form and content, including insurance requirements, acceptable to the Requisite Lenders with a contractor acceptable to the Requisite Lenders;

              f. The Requisite Lenders in their reasonable discretion have determined that after the work of reconstruction is completed, the Hotel/Casino Facility or Collateral damaged, destroyed or condemned will produce income sufficient to pay all costs of operations and maintenance of the applicable Collateral with a reasonable reserve for repairs, and service all debts secured by the applicable Collateral;

              g. No Default or Event of Default has occurred and is continuing hereunder;

              h. Borrower has provided evidence reasonably acceptable to Agent Bank of the availability of funds in the amount reasonably determined by the Requisite Lenders (taking into consideration the amount of Borrowings available and the amount of proceeds, if any, of insurance policies covering property damage and business interruption, loss or rental income in connection with the Hotel/Casino Facility or Collateral damaged, destroyed or condemned accruing and immediately forthcoming to the Agent Bank) to be sufficient to service the Indebtedness secured hereby during the period of reconstruction, as reasonably estimated by the Requisite Lenders;

              i. Before commencing any such work, Borrower shall, at its own cost and expense, furnish Agent Bank with appropriate endorsements, if needed, to the "All Risk" insurance policy which Borrower is then presently maintaining, and course of construction insurance to cover all of the risks during the course of such work;

              j. Such work shall be commenced by Borrower within one hundred twenty (120) days after (i) settlement shall have been made with the insurance companies or condemnation proceeds shall have been received, and (ii) all the necessary governmental approvals shall have been obtained, and such work shall be completed within a reasonable time, free and clear of all liens and encumbrances so as not to interfere with the lien of the Deed of Trust; and


              k. Disbursements of such insurance or condemnation proceeds shall be made in the customary manner used by Agent Bank for the disbursement of construction loans and consistent with the disbursement requirements set forth in this Credit Agreement.

                                   ARTICLE IX

                      CONSTRUCTION DISBURSEMENT PROCEDURES

       Upon the satisfaction of all the terms and conditions set forth in
Article III A of this Credit Agreement, on the Closing Date, and satisfaction of all terms and conditions set forth in Article III B and C of this Credit Agreement on or before the applicable Initial Disbursement Date, Construction Disbursements shall be disbursed or approved for payment by Lenders in accordance with the disbursement schedule (the "Construction Disbursement Schedule") attached hereto as Schedule 9.0, and by this reference incorporated herein and made a part hereof, and subject to the conditions provided hereunder.

       Section 9.01. Advance of Construction Disbursements. The Plans and Specifications and Project Development Budget shall be reviewed and approved by Agent Bank and Lenders' Consultant as provided herein. Construction Disbursements shall be made to Borrower for work performed or materials supplied to the Project pursuant to the Construction Disbursement Schedule and the Loan Construction Budget. Construction Disbursements shall be disbursed in no event more than once a month. For each Construction Disbursement, Borrower shall submit: (a) a Construction Disbursement Request, to Agent Bank, Lenders' Consultant and each of the Lenders accompanied by invoices or statements (for each invoice and statement for more than Five Thousand Dollars ($5,000.00)) totalling the amount for which each Construction Disbursement is requested, and
(b) a line item reconciliation of the Project Development Budget and Loan Construction Budget setting forth for each line item the amount paid to date, the amounts due and owing but not yet paid by Borrower and budgeted amounts which have not been paid and are not due and owing. Lenders shall disburse such funds monthly in payment of Construction Disbursement Requests which are approved by Agent Bank and Lenders' Consultant, in a timely manner, but in no event later than eight (8) Banking Business Days following the date Agent Bank receives such Construction Disbursement Request. If the eighth (8th) Banking Business Day following Agent Bank's receipt of a proper Construction Disbursement Request is not a Banking Business Day, the Funding Date for such Construction Disbursement shall be the next Banking Business Day.

       Section 9.02. Restriction on Construction Disbursements. No Construction Disbursements may be used by Borrower for the payment of any costs, expenses or other items which are not set forth on the Construction Disbursement Schedule and the Loan Construction Budget.

       Section 9.03. Construction Disbursement Requests and Lien Releases. Each Construction Disbursement Request shall be certified by the Borrower, the Architect, and General

Contractor prior to submission to Agent Bank and Lenders' Consultant. Each Construction Disbursement Request shall be further supported by invoices, statements and other forms reasonably requested by Agent Bank and Lenders' Consultant (AIA Forms G702 or forms substantially similar thereto if first approved by Agent Bank). Each subcontractor, material and labor supplier for whose labor or work of improvement such Construction Disbursement is made, together with the General Contractor, shall, prior to the Construction Disbursement next requested, execute and deliver labor and/or materialmen mechanics lien releases in favor of Borrower, Agent Bank and Lenders releasing all lien rights and claims as of the date of such prior Construction Disbursement to the extent of payment received. Each Construction Disbursement Request shall be submitted to Lenders' Consultant at the address set forth in the Lenders' Consultant Contract and to Agent Bank and each of the Lenders in accordance with Section 11.03.

       Section 9.04. A Construction Disbursement Does Not Mean Approval of Work or Materials. Each Construction Disbursement Request shall be subject to the approval of Agent Bank and Lenders' Consultant, but the making of any Construction Disbursement or part thereof shall not constitute an approval or acceptance of the work or material, nor be binding upon Agent Bank, Lenders and Lenders' Consultant, except to the extent that the facts actually are as so represented when so approved, nor shall such approval give rise to any liability or responsibility related to:

              (i) the quality of the work, the quantity of the work, the rate or progress in completion of the work, or the sufficiency of materials or labor being supplied in connection therewith; and

              (ii) any errors, omissions, inconsistencies or other defects of any nature in the Plans and Specifications. Any inspection of the work that Agent Bank, Lenders and Lenders' Consultant may choose to make, whether through any consulting engineer, agent or employee or officer, during the progress of the work shall be solely for Agent Bank's and Lenders' information and under no circumstances will any such inspection be deemed to have been made for the purpose of supervising or superintending the work, or for the information or protection of any right or interest of any Persons or entities other than Agent Bank and Lenders.

       Section 9.05. Method of Disbursement. All Construction Disbursements shall be payable to Borrower or in the sole and absolute discretion of Agent Bank, jointly to Borrower and General Contractor for those amounts payable to the General Contractor. However, in no event shall Banks be liable for any liens or encumbrances which may be filed against the Real Property and Borrower agrees to remove any liens or encumbrances filed against the Real Property in accordance with Section 5.04.

       Section 9.06. Restriction or Changes in the Work to be Performed Under the Plans and Specifications and Loan Construction Budget.

              a. That portion of the Project Development Budget which is to be paid from Construction Disbursements under the Credit Facility shall be set forth on a schedule or separately identified column of the Project Development Budget (such schedule or separately identified column being herein referred to as the "Loan Construction Budget"), as the same may be amended or modified from time to time upon the prior consent of Agent Bank or Requisite Lenders as required herein below.

              b. Borrower shall not make or approve any change orders to the General Contractor's Agreement or re-allocation of any line item set forth on the Project Development Budget or the Loan Construction Budget without the prior consent of Agent Bank. Further all change orders and re-allocations of line items on the Loan Construction Budget greater than ten percent (10%) of any budgeted line item or Four Million Dollars ($4,000,000.00) in the aggregate shall be first consented to by Agent Bank (upon the approval of Requisite Lenders). Borrower shall provide Agent Bank with copies of all change orders. Notwithstanding the foregoing, no changes to the Plans and Specifications shall be made without the prior written consent of Agent Bank. Agent Bank shall promptly reply to Borrower for any requested approvals under this Section 9.06(b), but in any event on or before the eighth (8th) Banking Business Day following Agent Bank's receipt of a request accompanied by all necessary information and material necessary, in the reasonable opinion of Agent Bank, for its analysis of such request. Failure of Agent Bank to respond within such eight (8) Banking Business Day period shall be deemed a denial of such request.

       Section 9.07. Conditions Precedent to Construction Disbursement. No Construction Disbursement shall be made to Borrower with respect to the Project until:

              a. Agent Bank and Lenders' Consultant shall have completed Construction Cost Analysis as of the applicable Funding Date and have reviewed and approved as adequate the Plans and Specifications and all engineering reports and any subsequent approved change orders or modifications to the Plans and Specifications, Loan Construction Budget and/or the Project Development Budget;

              b. Borrower shall have actually paid for, other than the work of improvement for which the Construction Disbursement Request relates, all of the costs of the Project as set forth on the itemized Loan Construction Budget for work completed on the Project to the date of commencement of the period covered by such Construction Disbursement Request, less the retainage required hereby;

              c. Borrower, the Architect and Lenders' Consultant shall have certified to Agent Bank that to the date of such Construction Disbursement Request the Project has been constructed in substantial compliance with the approved Plans and Specifications and any approved change orders theretofore issued and in substantial compliance with all necessary Governmental Authorities, ordinances and regulations;

              d. Borrower, to the best of its knowledge, the General Contractor and Lenders' Consultant shall have certified to Agent Bank that the portion of the Project to be constructed by the General Contractor under the General Contractor's Agreement can be completed in compliance with that portion of the Project Development Budget;

              e. Borrower shall have certified to Agent Bank, to the best of its knowledge, and Lenders' Consultant shall have approved such certification, that the Project can be completed in substantial compliance with the Plans and Specifications, the Project Development Budget and the Loan Construction Budget for an aggregate amount equal to or less than the amount of Available Borrowings for Construction Disbursement under the Credit Facility, exclusive of the City Construction Expenditures;

              f. Additionally, no Construction Disbursement shall be made to Borrower if, in the opinion of Lenders' Consultant, the value of the construction in place on the site and materials delivered and suitably stored on site or in a warehouse acceptable to Agent Bank and insured for at least the value of such material in a manner satisfactory to Agent Bank is less than the total of all previous Construction Disbursements. However, Construction Disbursements shall resume when said value exceeds the total of all costs disbursed. If at any time Lenders' Consultant or Agent Bank determine as a result of a Construction Cost Analysis that as of the date of such determination the Construction Completion Costs (without regard to the City Construction Expenditures and the unallocated amounts of Contingency Reserve as set forth on the Project Development Budget) exceeds the then amount of Available Borrowings for Construction Disbursement under the Credit Facility, including the aggregate amount withheld as retainage from prior Construction Disbursements (the amount of such excess, as the same may exist at any time or from time to time, being herein referred to as a "Construction Overage"), Borrower shall have ten (10) days from written notice thereof from Agent Bank in which to: (i) increase the Available Borrowings by reducing the Funded Outstandings by the amount of such Construction Overage, (ii) deposit in an interest bearing account with Agent Bank, Cash in the amount of such Construction Overage, which Cash shall be disbursed by Agent Bank for the payment of such Construction Overages prior to the making of any further Construction Disbursements, or (iii) make alternative arrangements satisfactory to Agent Bank for the payment of Borrower Construction Expenditures in the amount of such Construction Overage. In the event of (ii) above, Borrower shall have the right to select the type of interest bearing account so as to maximize the interest to be earned which shall accrue to the benefit of Borrower. In the event of a Construction Overage, all Construction Disbursements for the Project shall cease until Borrower shall have complied with the requirements set forth in Subsections 9.07(f)(i), (ii) or (iii) hereinabove; and

              g. Agent Bank and Lenders' Consultant shall have approved each Construction Disbursement Request and/or payments made by Borrower for items as shown on the Loan Construction Budget.

       By Borrower requesting Construction Disbursements under this Article IX, Borrower shall be deemed to have reaffirmed all representations and warranties contained in Article IV and confirmed that Borrower is in full compliance with each covenant contained in Article V concurrently with the making of each Construction Disbursement Request.

       Section 9.08. No Obligation to See to Proper Application of Construction Disbursements. Nothing contained herein or in any other documents and agreements contemplated hereby or executed approximately simultaneously herewith shall impose upon Banks any obligation to see to the proper application of any Construction Disbursements by Borrower, the Architect, the General Contractor or subcontractors, and nothing shall prevent Lenders, at their option, from deducting from any Construction Disbursements any sums owed to Banks by Borrower for unpaid interest or principal, or for sums paid and expended by Lenders for taxes, assessments, insurance and other like payments (after the expiration of any applicable notice and cure period), pursuant to their rights under the terms of this Credit Agreement, the Note or the Deed of Trust.

       Section 9.09. No Construction Disbursements Required in Event of Default. Lenders shall not be required to make any Construction Disbursements hereunder if, at the time when a Construction Disbursement Request is made, there exists a Default or Event of Default hereunder or under any of the other Loan Documents; provided, however, Lenders may, in their sole discretion upon the approval of Requisite Lenders, make Construction Disbursements notwithstanding the existence of a Default or Event of Default and any Construction Disbursements so made shall be deemed to have been made pursuant to this Credit Agreement.

       Section 9.10. No Construction Disbursements Required if Cloud on Title Exists. Lenders shall not be obligated to make any Construction Disbursements while there is any lien or encumbrance upon the Real Property, other than the Permitted Encumbrances or as provided in Sections 5.04 and 5.10 hereof, which, in the reasonable opinion of counsel for Lenders, may invalidate or have priority over the encumbrance, liens and security interests granted pursuant to the Deed of Trust.

       Section 9.11. Indorsement from Title Insurance Company. Title Insurance Company shall update the Title Insurance Policy issued as of the Closing Date in favor of Lenders concurrently with each Construction Disbursement at Borrower's expense insuring Agent Bank on behalf of Lenders against any further liens, encumbrances or exceptions to the state of title to the Real Property as of the date of each advance. Each such update shall be in the form of a written 122 Indorsement (except for the final indorsements as provided in Section 9.15) to the Title Insurance Policy together with any other indorsements which Lenders reasonably require. Additionally, Borrower shall cause Title Insurance Company to issue its 102.5 Foundation Indorsement to the Title Insurance Policy upon completion of the foundations for the Project as set forth in the Plans and Specifications and shall deliver or cause to be delivered an "as built" survey of the Project within ninety (90) days following the Completion Date.

       Section 9.12. Ownership of all Materials Used on the Project. All materials incorporated into the construction of the Project, other than FF&E leased by Borrower in accordance with this Credit Agreement, shall have been purchased and paid for in a timely manner so that the absolute ownership thereof shall have vested in Borrower, subject to any purchase money security or leasehold interest allowed in Section 5.01 herein, and Borrower shall have furnished to Agent Bank, if required by Agent Bank, copies of the contracts, bills of sale, lease or other agreements under which title or possession thereto is claimed.

       Section 9.13. Accuracy of Representations and Warranties. Lenders shall not be required to make any Construction Disbursements unless and until the representations and warranties contained in Article IV of this Credit Agreement are true and correct in all material respects on and as of the date of such Construction Disbursement, as though made on and as of such date.

       Section 9.14. Waiver of Requirements by Requisite Lenders. Lenders reserve the right, in their sole discretion upon the approval of Requisite Lenders, from time to time to make any Construction Disbursements without regard to any condition herein. The Lenders further reserve the right to withhold any payment of any statements or invoices, payment of which is requested, if, in the opinion of the Agent Bank or Lenders' Consultant, the percentage of completion is less than indicated by such statement or invoice.

       Section 9.15. Disbursement of Retainage During Construction Period. Lenders shall retain from the gross amount approved for each Construction Disbursement for Hard Costs five percent (5%) of such portion of each such Construction Disbursement. Funds withheld by Lenders from the proceeds of each Construction Disbursement shall not bear interest and shall be deemed not disbursed under the Credit Facility until released from retention as provided hereinbelow. Notwithstanding the foregoing, upon written request by Borrower, Lenders agree to release all retention for construction costs relating to excavation, footings and structural steel at such time as the respective work is one hundred percent (100%) complete and upon such additional conditions and requirements as may be required by Agent Bank, to Agent Bank's reasonable satisfaction including, without limitation, final lien releases and other evidence that such work will be, with the release of such retention, fully paid. All remaining funds held for retention by Lenders shall be released at such time as:

              a. The Project has been substantially completed with only "Punch List" items remaining to be completed which do not materially impair the ability of Borrower to occupy and operate the Project for its intended purpose, no single item exceeding a completion cost in excess of One Hundred Thousand Dollars ($100,000.00) and the aggregate of such "Punch List" items not exceeding One Million Dollars ($1,000,000.00) in substantial compliance with the Plans and Specifications and the terms and requirements of all Governmental Authorities, including, without limitation, compliance with the Americans with Disabilities Act, compliance with which shall be certified to the best knowledge of the Architect, after due inquiry and investigation;

              b. The Project has been accepted by Borrower as substantially complete and certified substantially completed and the "Punch List" shall be prepared by the Architect, the General Contractor and Lenders' Consultant after an inspection which shall be made within ten (10) days of the filing of the notice of completion;

              c. The General Contractor has made a satisfactory account that all payments required under the General Contractor's Agreement have been paid in full, with the exception of the unreleased retainage, including, but not by way of limitation, all material and labor costs and has delivered copies of all lien releases to Agent Bank and has certified that no claims relating to the General Contractor's Agreement with respect to the Project remain outstanding, including any claims which might give rise to a lien or liens against the Project, except for work described in the "Punch List" or as to which Borrower is contesting the validity or amount;

              d. The Occupancy Date shall have occurred and a copy of the final Certificate of Occupancy has been issued to Borrower by the appropriate Governmental Authority and a copy thereof delivered to Agent Bank and Borrower has taken beneficial occupancy of the entire Project, including, without limitation, all public areas which shall be open for the use and occupancy by the public; and

              e. Borrower has delivered an "as-built" survey of the Project and "as-built" set of the Plans and Specifications of the Project to Agent Bank.

              From the amounts released as provided hereinabove, one hundred fifty percent (150%) of the Architect and Lender's Consultants' reasonable estimate of the cost of completing the "Punch List" shall be withheld. Such amounts shall be released monthly upon Construction Disbursement Request submitted by Borrower. Within four (4) months following final completion of the Project, Borrower shall cause
(i) Architect and Lender's Consultant to certify completion of the "Punch List"; (ii) all mechanics and materialmen liens and claims to be fully paid, and (iii) Title Insurance Company to issue its final 100, 101.2, 102.5 and
103.1 indorsements to the Title Insurance Policy showing no liens, claims or encumbrances on the Real Property except those approved by Requisite Lenders.

       Section 9.16. Construction Disbursements if a Lender Fails to Provide Funds. Borrower acknowledges and agrees that each of the Lenders shall only be responsible for its respective Pro Rata Share of any Construction Disbursement as set forth on the Schedule of Lenders' Proportions in Credit Facility. In the event any of the Lenders fail to provide its Pro Rata Share of any Construction Disbursement, then the remaining Lenders' obligations to provide their respective Pro Rata Share shall not terminate nor shall Borrower's obligation to comply with the terms of this Credit Agreement and each of the Loan Documents terminate. If any Lender defaults in providing its Pro Rata Share of any Construction Disbursement, then Agent Bank and Borrower shall use their best efforts to find a replacement lender.

       Section 9.17. Possession and Completion of Construction. Upon the occurrence of any Event of Default, Borrower agrees, upon the request of Agent Bank at the direction of Requisite Lenders, to vacate the Real Property and permit Lenders:

              a. To enter directly, or through a receiver or other designated representative, into possession of the Project;

              b. To perform or cause to be performed any and all work and labor necessary, in the discretion of Agent Bank, to complete the Project in accordance with the Plans and Specifications;

              c.     To employ security watchmen to protect the Project; and

              d. To advance any portion of the Credit Facility not previously advanced (including any retainage and any reserved funds) to the extent necessary or desirable, in the sole discretion of Agent Bank, to complete construction of the Project without substantial departure from the Plans and

Specifications, and if the completion requires a larger sum than the unadvanced portion of the Credit Facility, to advance such additional funds, all of which funds so advanced by Lenders shall be deemed to have been advanced to Borrower and shall be part of the Indebtedness evidenced by the Note and secured by the Security Documentation. For this purpose, Borrower constitutes and appoints Agent Bank the true and lawful attorney-in-fact for Borrower, with full power of substitution, to complete the construction of the Project in the name of Borrower, and hereby empowers Agent Bank as such attorney to take all actions that Agent Bank considers necessary or desirable in connection therewith, including but not limited to the following: (i) to use any funds of Borrower, including any balance that may be held in escrow and any funds that may remain unadvanced under this agreement, for the purpose of completing the Project in substantially the manner called for by the Plans and Specifications; (ii) to make such additions, changes and corrections in the Plans and Specifications as Agent Bank may consider necessary or desirable to complete the Project in substantially the manner contemplated by the Plans and Specifications; (iii) to employ such contractors, subcontractors, agents, engineers, architects, inspectors, attorneys and other Persons as Agent Bank may consider necessary or desirable for such purposes; (iv) to pay, settle or compromise all existing or future bills and claims that are or may be or become liens against the Real Property, or may be necessary or desirable for the completion of the Project or the clearance of title to the Real Property; (v) to execute in the name of Borrower all applications and certificates that may be required by any construction contract; and (vi) to do any act with respect to the construction of the Project that Borrower could do in Borrower's own behalf. This power of attorney is a power coupled with an interest and cannot be revoked by death or otherwise. Such attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the Project and to take such action and require such performance as Agent Bank considers necessary.

       Section 9.18. Advances to Title Insurance Company. At Agent Bank's option, Agent Bank may advance any or all Construction Disbursements through the Title Insurance Company, and any portion of the Credit Facility so advanced by Lenders shall be deemed to have been advanced as of the date on which the Title Insurance Company receives such Construction Disbursement. The execution of this Credit Agreement by Borrower constitutes an irrevocable direction and authorization to advance Construction Disbursements in this manner, and no further direction or authorization from

Borrower shall be necessary to warrant such advances to the Title Insurance Company. Advances of Construction Disbursements made to the Title Insurance Company shall satisfy the obligations of Lenders under the Credit Agreement, and shall be secured by the Security Documentation, as fully as if made to Borrower, regardless of the disposition by the Title Insurance Company of any funds so advanced.

                                   ARTICLE X

                               AGENCY PROVISIONS

       Section 10.01.  Appointment.

              a. Each Lender hereby (i) designates and appoints WFB as the Agent Bank of such Lender under this Credit Agreement and the Loan Documents,
(ii) authorizes and directs Agent Bank to enter into the Loan Documents other than this Credit Agreement for the benefit of Lenders, and (iii) authorizes Agent Bank to take such action on its behalf under the provisions of this Credit Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in Sections 10.10(a) and 10.10(b). Agent Bank agrees to act as such on the express conditions contained in this Article X.

              b. The provisions of this Article X are solely for the benefit of Agent Bank and Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Sections 10.03, 10.09 and 11.10), provided, however, that the foregoing shall in no way limit Borrower's obligations under this Article X.
In performing its functions and duties under this Credit Agreement, Agent Bank shall act solely as Agent Bank of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person.

       Section 10.02. Nature of Duties. Agent Bank shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement or in the Loan Documents. The duties of Agent Bank shall be administrative in nature. Subject to the provisions of Sections 10.05 and 10.07, Agent Bank shall administer the Credit Facility in the same manner as it administers its own loans. Promptly following the effectiveness of this Credit Agreement, Agent Bank shall send to each Lender a duplicate executed original, to the extent the same are available in sufficient numbers, of the Credit Agreement and a copy of each other Loan Document in favor of

Lenders and a copy of the filed or recorded Security Documentation, with the originals of the latter to be held and retained by Agent Bank for the benefit of all Lenders. Agent Bank shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender. Nothing in this Credit Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent Bank any obligation in respect of this Credit Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower, each Guarantor and the Collateral in connection with the making and the continuance of the Credit Facility hereunder and shall make its own appraisal of the creditworthiness of the Borrower, each Guarantor and the Collateral, and, except as specifically provided herein, Agent Bank shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

       Section 10.03.  Disbursement of Borrowings.

              a. Not later than the next Banking Business Day following receipt of a Notice of Borrowing, Agent Bank shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Borrowing and the Funding Date. Each Lender shall make available to Agent Bank (or the funding bank or entity designated by Agent Bank), the amount of such Lender's Pro Rata Share of such Borrowing in immediately available funds not later than the times designated in Section 10.03(b). Unless Agent Bank shall have been notified by any Lender not later than the close of business (San Francisco time) on the Banking Business Day immediately preceding the Funding Date in respect of any Borrowing that such Lender does not intend to make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, Agent Bank may assume that such Lender shall make such amount available to Agent Bank. If any Lender does not notify Agent Bank of its intention not to make available its Pro Rata Share of such Borrowing as described above, but does not for any reason make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, such Lender shall pay to Agent Bank forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, Agent Bank, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender's Pro Rata Share of such

Borrowing. If Agent Bank funds to Borrower such Lender's Pro Rata Share of such Borrowing and if such Lender subsequently pays to Agent Bank such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Borrowing. Nothing in this Section 10.03(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Borrowing.

              b. Requests by Agent Bank for funding by Lenders of Borrowings will be made by telecopy. Each Lender shall make the amount of its Pro Rata Share of such Borrowing available to Agent Bank in Dollars and in immediately available funds, to such bank and account, in El Segundo, California as Agent Bank may designate, not later than 9:00 A.M. (San Francisco time) on the Funding Date designated in the Notice of Borrowing with respect to such Borrowing, but in no event earlier than two (2) Banking Business Days following Lender's receipt of the applicable Notice of Borrowing.

              c. Nothing in this Section 10.03 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of Borrowings on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to advance its Pro Rata Share of any Borrowing hereunder, and the Pro Rata Share of the Aggregate Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to advance its Pro Rata Share of any Borrowing.

       Section 10.04.  Distribution and Apportionment of Payments.

              a. Subject to Section 10.04(b), payments actually received by Agent Bank for the account of Lenders shall be paid to them promptly after receipt thereof by Agent Bank, but in any event within one (1) Banking Business Day, provided that Agent Bank shall pay to Lenders interest thereon, at the Federal Funds Rate from the Banking Business Day following receipt of such funds by Agent Bank until such funds are paid in immediately available funds to Lenders. Subject to Section 10.04(b), all payments of principal and interest in respect of Funded Outstandings, all payments of the fees described in this Credit Agreement, and all payments in respect of any other Obligations shall be allocated among such other Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent Bank shall promptly distribute, but in any event within one (1) Banking Business Day, to each Lender at its primary address set forth on the appropriate signature page hereof or on the applicable Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent Bank shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with
Section 11.01, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Agent Bank for the account of Lenders (including, without limitation, principal and interest payments, the proceeds of any and all insurance maintained with respect to any of the Collateral, and any and all condemnation proceeds with respect to any of the Collateral) shall not constitute property or assets of the Agent Bank and shall be held by Agent Bank, solely in its capacity as administrative and collateral agent for itself and the other Lenders, subject to the Loan Documents.

              b. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of Borrowing which was previously a Non Pro Rata Borrowing, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non Pro Rata Borrowing, all of the Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non Pro Rata Borrowing in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Agent Bank to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender's Syndication Interest), until all Senior Loans have been paid in full. This provision governs only the relationship among Agent Bank, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Borrowings in accordance with the terms of this Credit Agreement.
The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding
(i) any other provision of this Credit Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Nonusage Fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Borrowings or reimburse Agent Bank for any Liabilities and Costs as herein provided until such failure has been cured, and Agent Bank shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Credit Agreement, and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent Bank and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Credit Agreement.

       Section 10.05. Rights, Exculpation, Etc. Neither Agent Bank, any Affiliate of Agent Bank, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent Bank shall be liable for its gross negligence or willful misconduct. In the absence of gross negligence or willful misconduct, Agent Bank shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to
Section 10.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent Bank shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, any of the Security Documentation or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the Borrower, any Guarantor or any of their Affiliates. Agent Bank shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or any of the Loan Documents or the financial condition of the Borrower, any Guarantor or any of their Affiliates, or the existence or possible existence of any Default or Event of Default.

       Section 10.06. Reliance. Agent Bank shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Credit Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountant and other experts selected by it.

       Section 10.07. Indemnification. To the extent that Agent Bank is not reimbursed and indemnified by Borrower, Lenders will reimburse, within ten (10) Banking Business Days after notice from Agent Bank, and indemnify and defend Agent Bank for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Credit Agreement, the Security Documentation or any of the other Loan Documents or any action taken or omitted by Agent Bank or under this Credit Agreement, the Security Documentation or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent Bank's gross negligence or willful misconduct. The obligations of Lenders under this Section 10.07 shall survive the payment in full of all Obligations and the termination of this Credit Agreement. In the event that after payment and distribution of any amount by Agent Bank to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from Agent Bank any amount found to have been wrongfully paid to Agent Bank or disbursed by Agent Bank to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent Bank for all such amounts. Notwithstanding the foregoing, Agent Bank shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent Bank before they are incurred or made payable.

       Section 10.08. Agent Individually. With respect to its Pro Rata Share of the Aggregate Commitment hereunder and the Borrowings made by it, Agent Bank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or any similar terms may include Agent Bank in its individual capacity as a Lender or one of the Requisite Lenders, but Requisite Lenders shall not include Agent Bank solely in its capacity as Agent Bank and need not necessarily include Agent Bank in its capacity as a Lender. Agent Bank and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Affiliates as if it were not acting as Agent Bank or Lender pursuant hereto.

       Section 10.09. Successor Agent Bank; Resignation of Agent Bank; Removal of Agent Bank.

              a. Agent Bank shall automatically cease to be Agent Bank hereunder in the event a petition in bankruptcy shall be filed by or against Agent Bank or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Agent Bank or Agent Bank's interests under the Credit Facility. Further, Lenders (other than Agent Bank) may unanimously remove Agent Bank at any time upon the occurrence of gross negligence or wilful misconduct by Agent Bank by giving at least thirty (30) Banking Business Days' prior written notice to Agent Bank, Borrower and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Agent Bank of appointment pursuant to clause (b) or
(c).

              b. Upon any such notice of resignation by or removal of Agent Bank, Requisite Lenders shall appoint a successor Agent Bank which appointment shall be subject to Borrower's consent (other than upon the occurrence and during the continuance of any Event of Default), which shall not be unreasonably withheld or delayed. Any successor Agent Bank must be a bank (i) the senior debt obligations of which (or such bank's parent's senior unsecured debt obligations) are rated not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Requisite Lenders and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000.00).

              c. If a successor Agent Bank shall not have been so appointed within said thirty (30) Banking Business Day period, the retiring or removed Agent Bank, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default) (which may not be unreasonably withheld or delayed), shall then appoint a successor Agent Bank who shall meet the requirements described in subsection (b) above and who shall serve as Agent Bank until such time, if any, as Requisite Lenders, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default), appoint a successor Agent Bank as provided above.

       Section 10.10.  Consent and Approvals.

              a. Each consent, approval, amendment, modification or waiver specifically enumerated in this Section 10.10(a) shall require the consent of Requisite Lenders:

                     (i) Approval of Borrowings with less than full compliance with requirements of Article IIIB and C or Article IX (Section 2.05);

                     (ii) Approval of any amendment, modification or termination or agreement to amend, modify or terminate the Subordinated Debt (Section 5.03);

                     (iii) Consent to modification to financial reporting requirements or production of additional financial or other information (Section 5.08);

                     (iv) Approval of a change in the method of calculation of any financial covenants, standards or terms as a result of a change in accounting principle (Section 6.15);

                     (v) Direct Agent Bank to declare the unpaid balance of the Credit Facility fully due and payable (Section 7.02);

                     (vi) Direct the disposition of insurance proceeds or condemnation awards under certain circumstances (Section 8.02);

                     (vii) Approval of change orders and re-allocations of line items on the Loan Construction Budget in excess of ten percent (10%) of any line item or in excess of Four Million Dollars in the aggregate (Section 9.06(a));

                     (viii) Approval of Construction Disbursements notwithstanding the existence of a Default or Event of Default (Section 9.09);

                     (ix) Approval of Construction Disbursement without regard to any condition (Section 9.14);

                     (x) Approve possession of the Project and Completion of Construction upon the occurrence of an Event of Default (Section 9.17);

                     (xi) Approval of appointment of successor Agent Bank (Section 10.09);

                     (xii) Approval of certain Protective Advances (Section 10.11(a));

                     (xiii) Approval of a Post-Foreclosure Plan and related matters (Section 10.11(e));

                     (xiv) Consent to action or proceeding against Borrower, any Guarantor or the Collateral by any Lender (Section 10.12);

                     (xv) Except as referred to in subsection (b) below, approval of any amendment, modification or termination of this Credit Agreement, or waiver of any provision herein (Section 11.01).

              b. Each consent, approval, amendment, modification or waiver specifically enumerated in Section 11.01 shall require the consent of all Lenders.

              c. In addition to the required consents or approvals referred to in subsection (a) above, Agent Bank may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Credit Agreement or of any of the Loan Documents, Agent Bank is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent Bank shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Lender for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent Bank as a result of Agent Bank acting or refraining from acting under this Credit Agreement, the Security Documentation or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent Bank shall promptly





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notify each Lender at any time that the Requisite Lenders have instructed Agent
Bank to act or refrain from acting pursuant hereto.

              d. Each Lender agrees that any action taken by Agent Bank at the direction or with the consent of Requisite Lenders in accordance with the provisions of this Credit Agreement or any Loan Document, and the exercise by Agent Bank at the direction or with the consent of Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent Bank to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent Bank by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Agent Bank's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within five (5) Banking Business Days for all matters requiring Requisite Lender approval under Section 9.06(b) and within ten (10) Banking Business Days for all other matters (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent Bank that it objects to the recommendation or determination of Agent Bank (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, Agent Bank shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent Bank or such other course of action recommended by Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

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       Section 10.11.  Agency Provisions Relating to Collateral.

              a. Agent Bank is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain liens of the Security Documentation upon the Collateral granted pursuant to the Loan Documents. Agent Bank may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares), to the extent not reimbursed by Borrower, for, Protective Advance(s) during any one (1) calendar year with respect to the Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Collateral, (ii) amounts expended to pay insurance premiums for policies of insurance related to such Collateral, and (iii) One Hundred Thousand Dollars ($100,000.00). Protective Advances in excess of said sum during any calendar year for any Collateral shall require the consent of Requisite Lenders. In addition, Agent Bank is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to waive the imposition of the late fees provided for in Section 2.09(a) up to a maximum of two (2) times per calendar year, including any extensions.

              b. Lenders hereby irrevocably authorize Agent Bank, at its option and in its discretion, to release any Security Documentation granted to or held by Agent Bank upon any Collateral (i) upon Bank Facility Termination and repayment and satisfaction of all Borrowings, and all other Obligations and the termination of this Credit Agreement, or (ii) if approved, authorized or ratified in writing by Agent Bank at the direction of all Lenders. Agent Bank shall not be required to execute any document to evidence the release of the Security Documentation granted to Agent Bank for the benefit of Lenders herein or pursuant hereto upon any Collateral if, in Agent Bank's opinion, such document would expose Agent Bank to liability or create any obligation or entail any consequence other than the release of such Security Documentation without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations or any Security Documentation upon (or obligations of Borrower in respect of) any property which shall continue to constitute part of the Collateral.

              c. Except as provided in this Credit Agreement, Agent Bank shall have no obligation whatsoever to any Lender or to any other Person to assure that the

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Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Security Documentation granted to Agent Bank herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

              d. Should Agent Bank (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Security Documentation on any of the Collateral, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent Bank shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower; provided that Agent Bank shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between Agent Bank and other Lenders unless Agent Bank shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent Bank determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent Bank.

              e. In the event that all or any portion of the Collateral is acquired by Agent Bank as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrower's or any Guarantor's obligations, title to any such Collateral or any portion thereof shall be held in the name of Agent Bank or a nominee or subsidiary of Agent Bank, as agent, for the ratable benefit of Agent Bank and Lenders. Agent Bank shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Requisite Lenders. In the event that Requisite Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to

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submit an alternative Post-Foreclosure Plan to Agent Bank, and Agent Bank shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Agent Bank shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents of the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral; actions taken by Agent Bank with respect to the Collateral, which are not provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the consent of Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent Bank pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent Bank shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Agent Bank shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent Bank shall, in accordance with all applicable Gaming Laws and the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Collateral is obtained by Agent Bank or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent Bank shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Agent Bank, as agent for Lenders, as the beneficiary or mortgagee. In such case, Agent Bank and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material

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respects similar to this Article X insofar as the same is appropriate or applicable.

       Section 10.12. Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower, any Guarantor or any other obligor hereunder, under the Security Documentation or under any other Loan Documents with respect to exercising claims against or rights in any Collateral without the consent of Requisite Lenders.

       Section 10.13. Ratable Sharing. Subject to Section 10.03 and 10.04, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. No Lender shall exercise any setoff, banker's lien or other similar right in respect to any Obligations without the prior written approval by Agent Bank.

       Section 10.14. Delivery of Documents. Agent Bank shall as soon as reasonably practicable distribute to each Lender at its primary address set forth on the appropriate

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counterpart signature page hereof, or at such other address as a Lender may request in writing, (i)copies of all documents to which such Lender is a party or of which is executed or held by Agent Bank on behalf of such Lender, (ii) all documents of which Agent Bank receives copies from Borrower pursuant to
Article VI and Section 11.03, (iii) all other documents or information which Agent Bank is required to send to Lenders pursuant to the terms of this Credit Agreement, (iv) other information or documents received by Agent Bank at the request of any Lender, and (v) all notices received by Agent Bank pursuant to
Section 5.20. In addition, within fifteen (15) Banking Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrower, or any Guarantor, Agent Bank shall deliver such written information or documents to such requesting Lender if Agent Bank has possession of such written information or documents in its capacity as Agent Bank or as a Lender.

       Section 10.15. Notice of Events of Default. Agent Bank shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Credit Facility) unless Agent Bank has received notice in writing from a Lender or Borrower referring to this Credit Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of a Default or Event of Default. Should Agent Bank receive such notice of the occurrence of a Default or Event of Default, or should Agent Bank send Borrower a notice of Default or Event of Default, Agent Bank shall promptly give notice thereof to each Lender.

                                   ARTICLE XI

                          GENERAL TERMS AND CONDITIONS

       The following terms and conditions shall be applicable throughout the term of this Credit Agreement:

       Section 11.01. Amendments and Waivers. (a) No amendment or modification of any provision of this Credit Agreement shall be effective without the written agreement of Requisite Lenders (after notice to all Lenders) and Borrower (except for amendments to Section 10.04(a) which do not require the consent of Borrower), and (b) no termination or waiver of any provision of this Credit Agreement, or consent to any departure by Borrower therefrom (except as expressly provided in Section 10.11(a) with respect to waivers of late fees), shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that the following amendments, modifications or waivers shall require the consent of all Lenders:

              (i) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Requisite Lenders, modify this
Section 11.01 or change the definition of "Requisite Lenders", or remove Agent Bank under Section 10.09(a), shall be effective unless consented to by all of the Lenders;

              (ii) increase the Aggregate Commitment or the Syndication Interest of any Lender, release any Collateral except as specifically provided in the Credit Agreement, release the Guaranty or any Guarantor from liability thereunder, extend the Maturity Date or change any provision expressly requiring the consent of all Lenders shall be made without the consent of each Lender; or

              (iii) reduce any fees described in Section 2.08(b) or extend the due date for, or reduce or postpone the amount of, any Scheduled Reductions on the Credit Facility, or reduce the rate of interest or postpone the payment of interest on the Credit Facility, shall be made without the consent of all of the Lenders.

No amendment, modification, termination or waiver of any provision of Article X or any other provision referring to Agent Bank shall be effective without the written concurrence of Agent Bank, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.01 shall be binding on each assignee, transferee or recipient of Agent Bank's or any Lender's Syndication Interest under this Credit Agreement or the Credit Facility at the time outstanding.

       Section 11.02. Failure to Exercise Rights. Nothing herein contained shall impose upon Banks or Borrower any obligation to enforce any terms, covenants or conditions contained herein. Failure of Banks or Borrower, in any one or more instances, to insist upon strict performance by Borrower or Banks of any terms, covenants or conditions of this Credit

Agreement or the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by Banks or Borrower of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrower or Banks with all the terms, covenants and conditions of this Credit Agreement and the other Loan Documents. The consent of Banks or Borrower to any act or omission by Borrower or Banks shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Banks' or Borrower's consent to be obtained in any future or other instance.

       Section 11.03. Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Banking Business Day if such telecopy is received on a non-Banking Business Day or after 5:00 p.m. on a Banking Business Day) or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed).
Notices to Agent Bank pursuant to Articles II and IX shall not be effective until received by Agent Bank. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 11.03) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in an Assignment and Assumption Agreement or in a written notice to all of the other parties. All deliveries to be made to Agent Bank for distribution to the Lenders shall be made to Agent Bank at the addresses specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Agent Bank for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent Bank in a written notice. Any notice of a Default or Event of Default shall be ineffective unless and until a copy thereof is sent to Guarantors at the address set forth in the Guaranty.

       Section 11.04. Modification in Writing. This Credit Agreement and the other Loan Documents constitute the entire agreement between the parties and supersede all prior agreements, including, without limitation, the Commitment Letter, whether written or oral with respect to the subject matter hereof, including, but not limited to, any term sheets

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furnished by any of the Banks to Borrower.  Neither this Credit Agreement, nor any other Loan Documents, nor any provision herein, or therein, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

       Section 11.05. Other Agreements. If the terms of any documents, certificates or agreements delivered in connection with this Credit Agreement are inconsistent with the terms of the Loan Documents, Borrower shall use its best efforts to amend such document, certificate or agreement to the satisfaction of Agent Bank to remove such inconsistency.

       Section 11.06. Counterparts. This Credit Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

       Section 11.07. Rights, Powers and Remedies are Cumulative. None of the rights, powers and remedies conferred upon or reserved to Agent Bank, Banks or Borrower in this Credit Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Agent Bank, Banks or Borrower in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to Agent Bank, Banks or Borrower herein. The exercise of any right or partial exercise thereof by Agent Bank, Banks or Borrower shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Agent Bank or Banks, as the case may be.

       Section 11.08. Continuing Representations. All agreements, representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Credit Facility hereunder and the execution and delivery of each other Loan Document until and final payment of all sums owing under the Bank Facilities and each of the Bank Facilities have been irrevocably terminated.

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       Section 11.09.  Successors and Assigns.  All of the terms, covenants, warranties and conditions contained in this Credit Agreement shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

       Section 11.10. Assignment of Loan Documents by Borrower or Syndication Interests by Lenders.

              a. This Credit Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, the Agent Bank, each of the Banks, and their respective successors and assigns, except that, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Any attempted assignment or delegation in contravention of the foregoing shall be null and void. Any Lender may at any time pledge its Syndication Interest in the Credit Facility, the Credit Agreement and the Loan Documents to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

              b. Each Lender may assign all or any part of its Syndication Interest in the Credit Facility to any Affiliate of such Lender or to any other Lender without consent and to one or more financial institutions that are Eligible Assignees with the prior consent of the Agent Bank and Borrower (which consents shall not be unreasonably withheld or delayed); provided, however, that Agent Bank and its Affiliates shall at all times during the life of the Credit Facility hold aggregate Syndication Interests no less than the amount of the largest Syndication Interest held by any Lender in the Credit Facility; and further provided, however, that the minimum amount of each such assignment shall be Ten Million Dollars ($10,000,000.00), or such lesser amount as constitutes the remaining amount of a Lender's Syndication Interest in the Credit Facility (except that there shall be no minimum assignment among the Lenders or to their Affiliates), and each assignee Lender (or assignor if so agreed between the assignee Lender and such assignor) shall pay to the Agent Bank an assignment fee of Two Thousand Five Hundred Dollars ($2,500.00) with respect to each such assignment. Each such assignment shall be evidenced by an assignment substantially in the form of an Assignment and Assumption Agreement or other form reasonably acceptable to Agent Bank and Borrower. Upon any such assignment, the assignee financial institution shall become a Lender for all purposes under the Credit Agreement and each of the Loan Documents and the assigning Lender shall be released from its further obligations hereunder to the extent of such assignment. Agent Bank agrees to give prompt notice to Borrower and each of the Lenders of each assignment made under this Section 11.10(b) and to deliver to Borrower and each of the Lenders each revision to the Schedule of Lenders' Proportions in Credit Facility made as a consequence of each such assignment.

              c. Each Lender may sell sub-participations without notice to or consent of the Borrower or Agent Bank to any Eligible Subparticipant for all or any part of its Syndication Interest in the Credit Facility; provided, however, that (i) such selling Lender shall remain responsible for its total obligations under the Credit Agreement and each of the Loan Documents, (ii) the Borrower and the Agent Bank shall continue to deal solely with such selling Lender in connection with such Lender's rights and obligations under the Credit Agreement and each of the Loan Documents, and (iii) such selling Lender shall not sell any participation under which the Eligible Subparticipant would have rights to approve any amendment or waiver relating to the Credit Agreement or any Loan Document except to the extent any such amendment or waiver would (1) extend the final Maturity Date or the date for the payment or any installments of fees, principal or interest due in respect of the Credit Facility, (2) reduce the amount of any Scheduled Reduction in respect to the Credit Facility,
(3) reduce the interest rates applicable to the Credit Facility or (4) release any material portion of the Collateral or any Guarantor. Notwithstanding the foregoing, the rights of the Lenders to make assignments and to grant sub-participations shall be subject to the approval by the Gaming Authorities of the assignee or sub-participant, to the extent required by applicable Gaming Laws.

       Section 11.11. Action by Lenders. Whenever Banks shall have the right to make an election, or to exercise any right, or their consent shall be required for any action under this Credit Agreement or the Loan Documents, then such election, exercise or consent shall be given or made for all Banks by Agent Bank in accordance with the provisions of Section 11.01. Notices, reports and other documents required to be given by Borrower to Banks hereunder may be given by Borrower to Agent Bank on behalf of Banks, with sufficient copies for distribution to each of the Banks, and the delivery to Agent Bank shall constitute delivery to Banks. In the event any payment or payments are received by a Lender other than Agent Bank, Borrower consents to such payments being shared and distributed as provided herein.

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       Section 11.12.  Time of Essence.  Time shall be of the essence of this
Credit Agreement.

       Section 11.13. Choice of Law and Forum. This Credit Agreement and each of the Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law; provided, however, that Colorado law shall govern the perfection and enforcement of the Security Documentation. Borrower and Guarantors further agree that the full and exclusive forum for the determination of any action relating to this Credit Agreement, the Loan Documents, or any other document or instrument delivered in favor of Banks pursuant to the terms hereof shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada. The full and exclusive forum for the determination of any action relating to the Security Documentation or the Collateral shall either be an appropriate court of the State of Colorado or the United States District or the United States Bankruptcy Court for the District of Colorado.

       Section 11.14.  Arbitration.

              a. Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

              b. All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

              c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or
(iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

       Section 11.15. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND EACH OF THE BANKS EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWER AND BANKS WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND EACH OF THE BANKS EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

       Section 11.16. Scope of Approval and Review. Any inspection of the Project or other documents shall be deemed to be made solely for Banks' internal purposes and shall not be relied upon by the Borrower, Guarantors or any third party. In no event shall Lenders be deemed or construed to be joint venturers or partners of Borrower.

       Section 11.17. Severability of Provisions. In the event any one or more of the provisions contained in this Credit Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

       Section 11.18. Cumulative Nature of Covenants. All covenants contained herein are cumulative and not exclusive of each other covenant. Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

       Section 11.19. Costs to Prevailing Party. If any action or arbitration proceeding is brought by any party against any other party under this Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

       Section 11.20.  Expenses.

              a. Generally. Borrower agrees upon demand to pay, or reimburse Agent Bank for, all of Agent Bank's external audit, legal (to the extent incurred following the Closing Date and not relating to the closing of this Credit Agreement), appraisal, valuation and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (excluding Lenders' travel expenses, other than those travel expenses incurred by Agent Bank both before and after the Closing Date in connection with the sale of Syndication Interests in the Credit Facility as provided in the Commitment Letter, but including, without limitation, the reasonable fees, expenses and disbursements of Agent Bank's internal appraisers, environmental advisors or legal counsel) incurred by Agent Bank at any time (whether prior to, on or after the date of this Credit Agreement) in connection with (i) its own audit and investigation of Borrower and the Collateral; (ii) the negotiation, preparation and execution of this Credit Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Security Documentation and the other Loan Documents and the advance of Borrowings; (iii) the review and, if applicable, acceptance of additional Collateral, including appraisal fees, title charges, recording fees and reasonable attorneys' fees and costs incurred in connection therewith; (iv) any appraisals performed pursuant to Section 5.23; (v) the creation, perfection or protection of the Security Documentation on the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); (vi) administration of this Credit Agreement, the other Loan Documents, the Borrowings and the Collateral, including, without limitation, consultation with attorneys in connection therewith and obtaining periodic Appraisals of the Borrowings;

and (vii) the protection, collection or enforcement of any of the Obligations or the Collateral, including Protective Advances.

              b. After Event of Default. Borrower further agrees to pay, or reimburse Agent Bank and Lenders, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Agent Bank or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Credit Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding;
(iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower, or any Guarantor and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise) relating to the Borrower or arising out of or relating to the Credit Facility; (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) in attempting to enforce or enforcing any lien in any of the Collateral or any other rights under the Security Documentation.

       Section 11.21. Setoff. In addition to any rights and remedies of the Agent Bank provided by law, if any Event of Default exists, Agent Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Agent Bank to or for the credit or the account of Borrower against any and all obligations of Borrower under the Credit Facility, now or hereafter existing, irrespective of whether or not the Agent Bank shall have made demand under this Credit Agreement or any Loan Document and although such amounts owed may be contingent or unmatured. Agent Bank agrees promptly to notify the Borrower (and Agent Bank shall promptly notify each Lender) after any such setoff and application made by Agent Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent Bank under this Section 11.21 are in addition to the other rights and remedies which Agent Bank may have.

       Section 11.22. Schedules Attached. Schedules are attached hereto and incorporated herein and made a part hereof as follows:

       Schedule 2.01(a) -   Schedule of Lenders' Proportions in Credit Facility

       Schedule 2.01(c) -   Aggregate Commitment Reduction Schedule

       Schedule 3.17 -      Schedule of Significant Litigation

       Schedule 4.01 -      Schedule of Borrower Membership Interests

       Schedule 4.16 -      Schedule of Spaceleases

       Schedule 4.17 -      Schedule of Equipment Leases and Contracts

       Schedule 4.24 -      Schedule of Trademarks, Patents, Licenses,
                            Franchises, Formulas and Copyrights

       Schedule 4.25 -      Schedule of Contingent Liabilities

       Schedule 5.09(o) -   Schedule of General Contractor Minimum Insurance
                            Requirements

       Schedule 9.0 -       Construction Disbursement Schedule

       Section 11.23. Exhibits Attached. Exhibits are attached hereto and incorporated herein and made a part hereof as follows:

       Exhibit A   - Note

       Exhibit B   - Guaranty - Form

       Exhibit C   - Notice of Borrowing - Form

       Exhibit D   - Fixed Rate Notice - Form

       Exhibit E   - Pricing Certificate - Form

       Exhibit F   - Compliance Certificate - Form

       Exhibit G   - Construction Disbursement Request - Form

       Exhibit H   - Authorized Officer's Certificate - Form

       Exhibit I   - Closing Certificate - Form

       Exhibit J   - Legal Opinion - Form

       Exhibit K   - Assignment and Assumption Agreement - Form

       Exhibit L   - Payment Subordination Agreement - Form

       Exhibit M   - Title Report

       Exhibit N   - Project Development Budget

       Exhibit O   - Funds Transfer Agreement

       IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.


                                      BORROWER:

                                      BLACK HAWK/JACOBS
                                      ENTERTAINMENT, LLC,
                                      a Colorado limited liability
                                      company

                                      By: BH Entertainment Ltd.,
                                          an Ohio limited
                                          liability company,
                                          its Manager

                                          By: Jacobs Entertainment Ltd.,
                                              an Ohio limited liability
                                              company, its Manager



                                              By
                                                --------------------------------
                                                Jeffrey P. Jacobs,
                                                its President

                                      Address:

                                      2060 Broadway, Suite 400
                                      Boulder, Colorado 80302
                                      Attn:  Stephen R. Roark

                                      Telephone: (303) 444-0240
                                      Facsimile: (303) 444-7968

                                      with a copy to:

                                      Jeffrey P. Jacobs
                                      c/o Jacobs Investments, Inc.
                                      425 Lakeside Avenue
                                      Cleveland, Ohio  44114

                                      Telephone: (216) 861-4080
                                      Facsimile: (216) 861-6315





                                    - S-1 -

                                      BANKS:

                                      WELLS FARGO BANK,
                                      National Association,
                                      Agent Bank and Lender


                                      By
                                        ----------------------------------------

                                      Name
                                          --------------------------------------

                                      Title
                                           -------------------------------------

                                      Address for Notice Borrowings and
                                      Construction Disbursement Requests:

                                      with Enclosures:

                                      Wells Fargo Real
                                      Estate Group
                                      Disbursement Department
                                      2120 E. Park Place
                                      Suite 100
                                      El Segundo, CA  90245
                                      Attn:  Miguel Saenz

                                      without Enclosures and for all other
                                      notices under the Loan
                                      Disbursements:

                                      Wells Fargo Bank, N.A.
                                      Three First National Plaza
                                      Suite 460
                                      Chicago, IL  60602
                                      Attn: Jean Zielinski/
                                            Elliott Quigley

                                      Wells Fargo Bank, N.A.
                                      3800 Howard Hughes Parkway
                                      Las Vegas, NV  89109
                                      Attn:  Dave Kramer





                                    - S-2 -

                        SCHEDULE OF LENDER'S PROPORTIONS
                               IN CREDIT FACILITY





===========================================================================
                                                           PROPORTIONATE
                                                            SYNDICATION
                                         MAXIMUM AMOUNT     INTEREST IN
               NAME OF LENDER             OF PRINCIPAL     CREDIT FACILITY
---------------------------------------------------------------------------
Wells Fargo Bank, National Association   $40,000,000.00        100%
---------------------------------------------------------------------------
                   TOTAL                 $40,000,000.00        100%
===========================================================================





                              SCHEDULE 2.01(a) TO
                               REDUCING REVOLVING
                                CREDIT AGREEMENT

                    AGGREGATE COMMITMENT REDUCTION SCHEDULE




===================================================================
        REDUCTION              SCHEDULED             MAXIMUM
           DATE                REDUCTION        SCHEDULED BALANCE
-------------------------------------------------------------------
Closing Date through              -0-             $40,000,000.00
March 31, 1999
-------------------------------------------------------------------
April 1, 1999               $ 1,175,000.00        $38,825,000.00
-------------------------------------------------------------------
July 1, 1999                $ 1,175,000.00        $37,650,000.00
-------------------------------------------------------------------
October 1, 1999             $ 1,175,000.00        $36,475,000.00
-------------------------------------------------------------------
January 1, 2000             $ 1,175,000.00        $35,300,000.00
-------------------------------------------------------------------
April 1, 2000               $ 1,175,000.00        $34,125,000.00
-------------------------------------------------------------------
July 1, 2000                $ 1,175,000.00        $32,950,000.00
-------------------------------------------------------------------
October 1, 2000             $ 1,175,000.00        $31,775,000.00
-------------------------------------------------------------------
January 1, 2001             $ 1,175,000.00        $30,600,000.00
-------------------------------------------------------------------
April 1, 2001               $ 1,175,000.00        $29,425,000.00
-------------------------------------------------------------------
July 1, 2001                $ 1,175,000.00        $28,250,000.00
-------------------------------------------------------------------
October 1, 2001             $ 1,175,000.00        $27,075,000.00
-------------------------------------------------------------------
January 1, 2002             $ 1,175,000.00        $25,900,000.00
-------------------------------------------------------------------
Maturity Date -             $25,900,000.00           Zero ($0.00)
March 7, 2002                                  (Remaining unpaid
                                               principal balance
                                               fully due and
                                               payable)
===================================================================



                              SCHEDULE 2.01(c) TO
                               REDUCING REVOLVING
                                CREDIT AGREEMENT

                   SCHEDULE OF BORROWER MEMBERSHIP INTERESTS


         Black Hawk Gaming & Development
          Company, Inc.                                           75%

         BH Entertainment Ltd.                                    24%

         Diversified Opportunities Group Ltd.                      1%





                                 SCHEDULE 4.01

                            SCHEDULE OF SPACELEASES




                                     None.





                                 SCHEDULE 4.16

                   SCHEDULE OF EQUIPMENT LEASES AND CONTRACTS




                                     None.




                                 SCHEDULE 4.17

                        SCHEDULE OF TRADEMARKS, PATENTS,
                 LICENSES, FRANCHISES, FORMULAS AND COPYRIGHTS


                                     None.




                                 SCHEDULE 4.24

                         SCHEDULE OF GENERAL CONTRACTOR
                         MINIMUM INSURANCE REQUIREMENTS


       Each general contractor and subcontractor shall obtain and maintain at it's own cost and expense throughout the applicable construction periods the following coverages and limits:

       1. Property Insurance. All material, equipment and tools (owned, borrowed or leased) of the applicable general contractor or its employees will be covered for one hundred percent (100%) of the full replacement value thereof. The insurance policy will be written under a standard "All Risk" perils insurance policy. Each general contractor shall agree to waive any and all rights of subrogation against Borrower for loss or damage to any property required to be covered under this provision.

       2. Workers Compensation and Employers Liability Coverage. A statutory Workers Compensation policy covering employees in the State of Colorado and Employers Liability subject to a limit of no less than Five Hundred Thousand Dollars ($500,000.00) each employee, Five Hundred Thousand Dollars ($500,000.00) each accident, Five Hundred Thousand Dollars ($500,000.00) policy limit.

       3. Commercial General Liability (1992 Form or equivalent). The policy shall provide a One Million Dollar ($1,000,000.00) combined single limit for Bodily Injury and Property Damage, including Products Liability, Contractual Liability, Broad Form Property Damage and all standard policy form extensions. The policy must provide a Two Million Dollar ($2,000,000.00) general aggregate (per project) and be written on an "occurrence form". The policy shall extend completed operations coverage for a period of no less than three (3) years from date work is accepted by Borrower or Agent Bank. The policy shall be endorsed to include Borrower and Agent Bank as an additional insured. Definition of additional insured shall include all officers, employees of Borrower and Agent Bank. The coverage for an additional insured shall apply on a Primary basis irrespective of any other insurance whether collectable or not.

       4. Automobile Liability Insurance (if applicable). Policy shall provide Liability insurance under coverage Symbol "1" providing a One Million Dollar ($1,000,000.00) combined single limit for Bodily Injury and Property Damage covering





                                SCHEDULE 5.09(o)
all owned, non-owned and hired vehicles of the applicable general contractor.

       5. Umbrella Liability. Umbrella policy for the general contractor must be purchased with a limit of not less than Five Million Dollars ($5,000,000.00) providing excess coverage over all limits and coverages indicated in paragraphs 2, 3 and 4 above. The umbrella limits for individual subcontractors shall be in amounts reasonably acceptable to Agent Bank depending on the size and scope of work to be completed at the Project. The limits can be obtained by a combination of Primary and Excess Umbrella policies, provided that all layers follow form with the underlying policies. The policies shall be endorsed to include Borrower and Agent Bank as an additional insureds as defined under paragraph 3 above.

       All policies discussed above shall be written with insurance companies licensed and admitted to do business in the State of Colorado and rated no lower than AXII in the most recent addition of the AM Best's rating guide and "AA" in Standard & Poor's or such other carrier reasonably acceptable to Agent Bank. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Borrower and Agent Bank shall receive thirty (30) days prior written notice by certified mail, return receipt requested.

       6. Compliance Documentation. The General Contractor or Construction Manager shall furnish Borrower and Agent Bank with Certificates of Insurance evidencing compliance with all insurance provisions noted above. All certificates or policy termination notices shall be delivered to:

              Wells Fargo Bank,
              National Association
              Agent Bank
              3800 Howard Hughes Parkway
              Las Vegas, NV  89109

              Attn:  Dave Kramer, V.P.

       7. Indemnification/Hold Harmless. The General Contractor shall, to the fullest extent permitted by law and at its own cost and expense, defend, indemnify and hold Borrower, its directors, officers, employees, representatives and agents harmless from and against any and all claims, loss (including attorneys' fees, witnesses' fees and all court costs), damages, expense and liability (including statutory liability), resulting from injury and/or death of any person or damage to or loss of any property arising out of any negligent or wrongful act, error or omission or breach of contract, in connection with the operations of the General Contractor or its subcontractors. The foregoing indemnity shall include injury or death of any employee of the General Contractor or any subcontractor and shall not be limited in any way by an amount or type of damages, compensation or benefits payable under any applicable Workers' Compensation, Disability Benefits or other similar employee benefits acts.

       8. Incorporation of Requirements into General Contractors' Agreement. Each of the above insurance requirements and provisions shall be set forth or otherwise incorporated by reference into the terms of the General Contractors Agreement.

                             REVOLVING CREDIT NOTE

$40,000,000.00                                                     March 7, 1997


       FOR VALUE RECEIVED, the undersigned, BLACK HAWK/JACOBS ENTERTAINMENT, LLC, a Colorado limited liability company (the "Borrower") promises to pay to the order of WELLS FARGO BANK, National Association, as Agent Bank on behalf of itself and the other Lenders as defined and described in the Credit Agreement described hereinbelow (each, together with their respective successors and assigns, individually being referred as a "Lender" and collectively as the "Lenders") such sums as Lenders may hereafter loan or advance or re-loan to the Borrower from time to time pursuant to the Credit Facility as described in the Credit Agreement, hereinafter defined, the unpaid balance of which shall not exceed in the aggregate the Maximum Permitted Balance at any time, together with interest on the principal balance outstanding from time to time at the rate or rates set forth in the Credit Agreement.

       A.     Incorporation of Credit Agreement.

              1. Reference is made to the Construction and Reducing Revolving Credit Agreement dated concurrently herewith (the "Credit Agreement"), executed by and among the Borrower and the Banks therein named, and Wells Fargo Bank, National Association as administrative and collateral agent for itself and for the Banks (the "Agent Bank"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Credit Agreement. This is the Revolving Credit Note ("Note") referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

              2. The outstanding principal indebtedness evidenced by this Note shall be payable as provided in the Credit Agreement and in any event on March 7, 2002, the Maturity Date.

              3. Interest shall be payable on the outstanding daily unpaid principal amount of each Borrowing hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after Default and before and after maturity and judgment, with interest on overdue interest at the Default Rate, to the fullest extent permitted by applicable law.

              4. The amount of each payment hereunder shall be made to the Agent Bank at the Agent Bank's office as specified in the Credit Agreement for the account of the Lenders at the time or times set forth therein, in lawful money of the United States of America and in immediately available funds.

              5. Borrowings and Construction Disbursements hereunder shall be made in accordance with the terms, provisions and procedures set forth in the Credit Agreement.

       B. Default. The "Late Charges and Default Rate" provisions contained in Section 2.09 and the "Events of Default" provisions contained in
Article VII of the Credit Agreement are hereby incorporated by this reference as though fully set forth herein. Upon the occurrence of a Default or Event of Default, Borrower's right to convert or exercise its Interest Rate Option for a LIBOR Loan, or the continuation thereof, shall immediately, without notice or demand, terminate.

       C. Waiver. Borrower waives diligence, demand, presentment for payment, protest and notice of protest.

       D. Collection Costs. In the event of the occurrence of an Event of Default, the Borrower agrees to pay all reasonable costs of collection, including a reasonable attorney's fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default. In the event legal action is commenced for the collection of any sums owing hereunder the undersigned agrees that any judgment issued as a consequence of such action against Borrower shall bear interest at a rate equal to the Default Rate until fully paid.

       E. Interest Rate Limitation. Notwithstanding any provision herein or in any document or instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the applicable laws of the State of Nevada, State of Colorado or the United States of America.

       F. Security. This Note is secured by the Security Documentation described in the Credit Agreement.

       G. Prohibition against Sale or Encumbrance. Except as otherwise specifically permitted by the Credit Agreement, if the Borrower shall sell, convey, further encumber or alienate its interest in and to the Real Property, or any part thereof, or any interest therein, or shall be divested of its title or any interest therein, in any manner or way, whether voluntarily or involuntarily, or by merger, without the written consent of Requisite Lenders being first had and obtained, Majority Lenders shall have the right, at their option, to declare any indebtedness or obligation evidenced by this Note and the Credit Agreement immediately due and payable irrespective of the Maturity Date.

       H. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada.

       I. Partial Invalidity. If any provision of this Note shall be prohibited by or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any other provision of this Note.

       J. No Conflict with Credit Agreement. This Note is issued under, and subject to, the terms, covenants and conditions of the Credit Agreement, which Credit Agreement is by this reference incorporated herein and made a part hereof. No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed in the Credit Agreement. If any provision of this Note conflicts or is inconsistent with any provision of the Credit

Agreement, the provisions of the Credit Agreement shall govern.

       IN WITNESS WHEREOF, this Note has been executed as of the date first hereinabove written.



                                      BLACK HAWK/JACOBS
                                      ENTERTAINMENT, LLC,
                                      a Colorado limited liability
                                      company

                                      By: BH Entertainment Ltd.,
                                          an Ohio limited
                                          liability company,
                                          its Manager

                                          By: Jacobs Entertainment Ltd.,
                                              an Ohio limited liability
                                              company, its Manager



                                              By
                                                --------------------------------
                                                Jeffrey P. Jacobs,
                                                its President

                   PAYMENT AND COMPLETION GUARANTY AGREEMENT


       THIS PAYMENT AND COMPLETION GUARANTY AGREEMENT ("Guaranty"), dated as of March 7, 1997, is executed and delivered by RICHARD E. JACOBS, an individual, RICHARD E. JACOBS, as Grantor and Trustee of THE RICHARD E. JACOBS REVOCABLE LIVING TRUST dated April 23, 1987, as amended by Modifications to said Trust dated February 16, 1988, January 23, 1992, June 29, 1992, Restatement of Trust dated August 1, 1994 and modification dated May 14, 1996 and JEFFREY P. JACOBS, an individual (hereinafter each individually referred to as a "Guarantor" and collectively referred to as "Guarantors"), in favor of the Agent Bank and Lenders, referred to below, and in light of the following:

                                R_E_C_I_T_A_L_S:

       WHEREAS:

       A. Reference is made to that certain Construction and Reducing Revolving Credit Agreement, dated as of March 7, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), executed by and among Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company (the "Borrower"), the Lenders therein described (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks").

       B. For the purpose of this Guaranty, all capitalized terms not otherwise specifically defined herein shall have the same meaning given them in
Section 1.01 of the Credit Agreement as though fully restated verbatim.

       C. In order to induce Banks to make Borrowings, Construction Disbursements, loans, advances and extend financial accommodations to Borrower pursuant to the Credit Agreement, and in consideration thereof, and in consideration of any Borrowings, Construction Disbursements, loans, advances, or other financial accommodations heretofore or hereafter extended by Banks to Borrower, whether pursuant to the Credit Agreement or otherwise, Guarantors have agreed to guaranty the Indebtedness and Obligations, as hereinafter defined.




                                   EXHIBIT B

                                   AGREEMENT

       NOW, THEREFORE, in consideration of establishing the Bank Facilities and of the advance of Borrowings and Construction Disbursements by Lenders to Borrower, at the instance and request of Borrower and Guarantors, Guarantors agree with Agent Bank and Lenders as follows:

       1.     Indebtedness and Obligations Guaranteed.

              (a) Guarantors hereby jointly and severally, absolutely and unconditionally guarantee (I) the full and prompt payment to Agent Bank and each Lender or its order of (i) the Note and all sums owing by Borrower to Banks under the terms of the Credit Agreement, whether at maturity, by acceleration or otherwise; and (ii) any other indebtedness or liability of Borrower to Agent Bank or any Lender under or arising out of the Loan Documents or any other agreements referred to or provided for herein and therein, including as to (i) and (ii) any extensions, renewals or reductions, or any compromise, indulgence, variation or modification thereof, (all of which, together with the expenses referred to in Paragraph 12 hereof is herein referred to as the "Indebtedness") and (II) the performance of any and all obligations of Borrower required by or under the Loan Documents (the "Obligations"), including, without limitation, completion of the improvements to, on and as part of the Project, the furnishing thereof and the installation of all fixtures therein (to the extent set forth in the Plans and Specifications), free and clear of liens as contemplated by and specified in the Credit Agreement and Paragraph 3 hereof (the "Improvements") if Borrower defaults in such performance. This is a guarantee of payment and performance and not of collection only. This Guaranty shall continue in effect until all the Indebtedness has been paid in full, all the Obligations have been fully performed and any advances made to any debtor-in-possession, trustee or receiver in connection with the collection of such amounts have been paid in full. The "Indebtedness" shall be deemed to include any loans, advances made to any debtor-in-possession, trustee or receiver of or for any of the foregoing made in connection with the efforts of Agent Bank to collect the Indebtedness.

              (b) Guarantors hereby assume liability for any amounts Borrower may be liable for pursuant to the Environmental Certificate.

       2. Defaults. The occurrence of an Event of Default under the Note or any of the other Loan Documents or the failure or any representation or warranty contained herein to be accurate and complete in any material respect shall, at the option of Agent Bank, make the Indebtedness, or such portion thereof as may be designated by Agent Bank, immediately due and payable by Guarantors to Agent Bank on behalf of the Lenders.

       3.     Completion of Improvements.

              (a) If for any reason whatsoever, Borrower (i) fails or neglects to complete the Improvements, including the furnishing thereof and installation of fixtures thereon as contemplated by and described in the Credit Agreement within the time therein specified, free and clear of liens and fully paid for, (ii) fails to prosecute with diligence and continuity the construction and completion of the Improvements in accordance with the Credit Agreement, (iii) commits or permits to exist an Event of Default under the Loan Documents, or (iv) is unable to satisfy any condition precedent to obtaining an advance of the Credit Facility proceeds under the Credit Agreement (and such failure is not waived by Agent Bank, as to such advance) or the right to receive advances is terminated prior to the full disbursement of the Credit Facility, then Agent Bank, in addition to Agent Bank's other rights, remedies, and recourses, whether existing hereunder, under the Loan Documents, or otherwise, may proceed under this Paragraph 3. In any such event, within fifteen (15) days from the date Agent Bank notifies Guarantors of the occurrence of an event enumerated in the first sentence of this Paragraph 3, Guarantors agree, at Guarantors' sole cost and expense, to commence completion of construction of the Improvements and to pursue diligently such construction in order to complete the Improvements within the time and in the manner specified in the Credit Agreement, free of liens and fully paid for.
Guarantors shall pay all bills and expenses in connection with such construction and shall indemnify and hold Agent Bank harmless from any and all losses, costs, liabilities, or expenses, including attorney's fees, incurred in connection with such completion.

              (b) If Guarantors shall fail to commence construction of the Improvements and diligently pursue such construction to timely completion as provided in subsection (a) above, Agent Bank shall have the following rights and remedies in addition to any other rights and remedies hereunder, under law, at equity or under the Loan Documents:

                     (i) Agent Bank shall have no obligation to complete the construction of the Improvements and shall have an immediate right to damages in an amount equal to the Indebtedness; Agent Bank shall have an immediate right to obtain judgment against Guarantors in that amount and Agent Bank may exercise all remedies available under the laws of the State of Nevada for action on a matured contractual indebtedness.

                     (ii) In the alternative, and without undertaking to complete the construction of the Improvements, Agent Bank shall have the right to proceed with foreclosure and sale of the Real Property or Collateral covered by the Loan Documents, and following such sale shall have an immediate right to damages in an amount equal to the sum of (x) the deficiency of the Indebtedness after applying thereto the proceeds of the foreclosure sale(s) ("Foreclosure Deficiency"), plus (y) any unreimbursed expenses incurred by Agent Bank in protecting, preserving or defending its interests in connection with the Credit Facility or under the Loan Documents, including without limitation all attorneys' fees and all other expenses incurred by Agent Bank in connection with any trustee's sale or foreclosure and/or sale of all or any of the Real Property or Collateral covered by the Loan Documents ("Unreimbursed Expenses"); Agent Bank shall have an immediate right to obtain judgment against Guarantors in the amounts set forth in this subparagraph (ii) and Agent Bank may exercise all remedies available under the laws of the State of Nevada for action on a matured contractual indebtedness.

                     (iii) In the alternative, Agent Bank, at its option, shall have the right, but shall have no obligation, to complete construction of the Improvements (and use any undisbursed Credit Facility funds therefor, charging the same to the account of Borrower) at any time prior to foreclosure, substantially in the manner specified in the Credit Agreement by or through any agent, contractor or subcontractor of its selection, and foreclose after completion of the Improvements. In the event Agent Bank shall so elect to complete construction of the Improvements and to foreclose, Agent Bank shall be entitled to recover as damages from
       Guarantors:

                            (1) the excess (if any) of the costs incurred by Agent Bank to complete construction of the Improvements in the manner specified above in this subparagraph, over the undisbursed balance, if any, of the Credit Facility at the time of Borrower's default, plus

                            (2)    any Foreclosure Deficiency, plus

                            (3)    all Unreimbursed Expenses.

                     Agent Bank shall have an immediate right to obtain judgment against Guarantors in the amounts set forth in this subparagraph (iii) and Agent Bank may exercise all remedies available under the laws of the State of Nevada for action on a matured contractual indebtedness.

              (c)    All of the alternative remedies set forth in subparagraphs
(i), (ii) and (iii) above and/or provided by the Loan Documents or law or equity shall be equally available to Agent Bank and the choice by Agent Bank of one alternative over another shall not be subject to question or challenge by Guarantors or any other person, nor shall any such choice be asserted as a defense, setoff or failure to mitigate damages in any action, proceeding or counter-action by Agent Bank to recover damages or seeking any other remedy under this Guaranty. The parties have agreed to the alternative remedies specified herein in part because they recognize that the choice of remedies in the event of a Default hereunder will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Agent Bank at the lowest cost to Borrower and/or Guarantors. It is the intention of the parties that such choice by Agent Bank be given conclusive effect, regardless of subsequent developments or the apparent correctness or incorrectness of such choice.

              (d) If Borrower repays the Indebtedness in full, Guarantors shall have no further obligation to complete the Improvements.

       4. No Inquiry. Agent Bank need not inquire into the power of Borrower or Guarantors or the authority of the officers, directors or agents acting or purporting to act in their behalf.

       5. Alteration of Obligations. Agent Bank may make advances from time to time under the Credit Agreement at the request of Borrower, and Indebtedness may thus become due and payable, without further notice to Guarantors or authorization from Guarantors. Further, upon such terms and at such times as it deems best and without notice to Guarantors, Agent Bank may
(a) alter, compromise, modify, accelerate, extend or change the time or manner for payment of the Indebtedness or the performance of any of the Obligations,
(b) increase or reduce the rate of interest or amount of principal payable on the Note or other Indebtedness, (c) release or discharge Borrower, by acceptance of a deed or assignment in lieu of foreclosure or otherwise, as to all or any portion of the Indebtedness or the Obligations, (d) release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security for payment of the Indebtedness or performance of any Obligation, or release or subordinate any security therefor, and (e) following the occurrence of an Event of Default under any of the Loan Documents, resort to Guarantors for payment of the Indebtedness or for the performance of any Obligation, whether or not Agent Bank shall have resorted to any property securing the Indebtedness or Obligations or shall have proceeded against Borrower or any party primarily or secondarily liable for the Indebtedness or Obligations. No exercise, delay in exercise or non-exercise by Agent Bank of any right hereby given it, no dealing by Agent Bank with Borrower, Guarantors or any other guarantor, endorser or other person, no change, impairment or suspension of any right or remedy of Agent Bank, and no act or thing which but for this provision could act as a release or exoneration of the liabilities of Guarantors hereunder, shall in any way affect, decrease, diminish or impair any of the obligations of Guarantors hereunder or give Guarantors or any other person or entity any recourse or defense against Agent Bank.

       6. Waivers. Guarantors hereby waive and agree not to assert or take advantage of (a) any right to require Agent Bank to proceed against or exhaust its recourse against

Borrower or any security or collateral held by Agent Bank at any time or to pursue any other remedy in its power before being entitled to payment from Guarantors of the Indebtedness and to performance of any Obligation or before proceeding against Guarantors; (b) the defense of the statute of limitations in any action hereunder or for the collection of any Indebtedness or the performance of any Obligation to the full extent permitted by law; (c) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of Borrower, any Guarantor or any other or others, (ii) the revocation or repudiation hereof by any Guarantor or the revocation or repudiation of any of the Loan Documents by Borrower or any other or others,
(iii) the failure of Agent Bank to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Borrower or any other or others, (iv) the unenforceability in whole or in part of the Loan Documents or any other instrument, document or agreement referred to herein,
(v) Agent Bank's election, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code, or (vi) any borrowing or grant of a security interest under
Section 364 of the federal Bankruptcy Code; (d) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, and indulgences and offices of any other kind whatsoever; (e) any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) by Agent Bank which destroys or otherwise impairs the subrogation rights of Guarantors or the right of Guarantors to proceed against Borrower for reimbursement, or both; (f) any defense based upon any taking, modification or release of any Collateral or guarantees for any indebtedness of Borrower to Agent Bank, or any failure to perfect any security interest in, or the taking of or failure to take any other action with respect to any Collateral securing payment of the Indebtedness or performance of the Obligations; (g) any rights or defenses based upon an offset by Guarantors against any obligation now or hereafter owed to Guarantors by Borrower; it being the intention hereof that Guarantors shall remain liable as principal, to the extent set forth herein, until the full payment of the Indebtedness and full performance of all the Obligations notwithstanding any act, omission or things which might otherwise operate as a legal or equitable discharge of Guarantors; or (h) any defense or benefit that may be derived from or afforded by law which limits the liability of or exonerates guaranties or sureties including, without limitation, the benefits of Nevada Revised Statutes Sections
40.430 - 40.459, 40.475 and 40.485 as permitted by

Nevada Revised Statutes Section 40.495 (1989). Without limiting the generality of the foregoing, Guarantors waive any rights which they might otherwise have under Colorado Revised Statutes Sections 13-50-102 or 13-50-103 (or under any corresponding future statute or rule of law in any jurisdiction) by reason of any release of fewer than all Guarantors.

       7.     Subordination.

              (a) Any indebtedness (including, without limitation, interest obligations) of Borrower to any Guarantor now or hereafter existing shall be, and such indebtedness hereby is, deferred, postponed and subordinated to the Indebtedness and the Obligations. Guarantors hereby waive all rights of subrogation to any collateral for the Indebtedness or the Obligations and all rights against Borrower, whether under the Deed of Trust or otherwise, until the Indebtedness shall have been fully paid.

              (b) Any lien, charge or claim on or to the Project, the personal property located thereon, any rights therein and thereto, or on the revenue and/or income to be realized therefrom, which Guarantors may have or obtain as security for any loans, advances or costs in connection with the construction and completion of the Project or otherwise shall be, and, any such lien, claim or charge hereby is, subordinated to the lien of the Deed of Trust and any security interest granted to Agent Bank by Borrower and to the payment of the Indebtedness and performance of the Obligations.

       8. Claims in Bankruptcy. Guarantors will file all claims against Borrower in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law upon any indebtedness of Borrower to Guarantors or claim against Borrower by Guarantors and will assign to Agent Bank all rights of Guarantors thereunder. If Guarantors do not file any such claim, Agent Bank, as attorney-in-fact for Guarantors, is hereby authorized to do so in the name of Guarantors or, in Agent Bank's discretion, to assign the claim and to cause proof of claim to be filed in the name of Agent Bank's nominee. Agent Bank or its nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Agent Bank the amount payable on such claim and, to the full extent necessary for that purpose, Guarantors hereby assign to Agent Bank all of Guarantor's rights to any such payments or distributions to which Guarantors would otherwise be entitled; provided, however, that Guarantors' obligations hereunder shall not be satisfied except to the extent that Agent Bank receives cash by reason of any such payment or distribution. If Agent Bank receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

       9. Financial Statements. Guarantors hereby agree, as a material inducement to Agent Bank to extend credit to Borrower, to furnish to Agent Bank, each year within one hundred twenty (120) days from the close of each of Guarantors' fiscal years or at any time upon the request of Agent Bank following an Event of Default under any of the Loan Documents, current signed and dated financial statements detailing the assets and liabilities of each Guarantor in form and substance acceptable to Agent Bank. Upon Agent Bank's request, Guarantors shall furnish Agent Bank with convenient facilities and all books and records necessary for an audit of such financial statements.

       10. Condition of Borrower. Each Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty based solely upon each Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement of Agent Bank. Guarantors represent and warrant that each Guarantor is in a position to obtain, and each Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrower's financial condition and any other matter pertinent hereto as Guarantors may desire, and Guarantors are not relying upon or expecting Agent Bank to furnish to Guarantors any information now or hereafter in Agent Bank's possession concerning the same or any other matter. By executing this Guaranty, each Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks Guarantors acknowledge. Guarantors shall have no right to require Agent Bank to obtain or disclose any information with respect to the Indebtedness or the Obligations, the financial condition or character of Borrower or Borrower's ability to pay the Indebtedness or perform the Obligations, the existence of any Collateral or security for any or all of the Indebtedness or the Obligations, the existence or non-existence of any other guaranties of all or any part of the Indebtedness or the Obligations, any action or non-action on the part of Agent Bank, Borrower, or any other person, or any other matter, fact or occurrence whatsoever.

       11.    Representations and Warranties.

              (a) R.E. Jacobs makes the following representations and warranties, which shall be deemed to be continuing representations and warranties until payment in full of the Indebtedness:

                     (i) Financial Condition. The financial statements of R.E. Jacobs as of December 31, 1995, copies of which have heretofore been delivered to Agent Bank by R.E. Jacobs and all other statements and data submitted in writing by R.E. Jacobs to Agent Bank fairly and accurately present the financial condition of R.E. Jacobs as of the date thereof, and since said date, except as disclosed in writing to Agent Bank, taken as a whole, there have been no material adverse changes in the assets or liabilities or financial condition of R.E. Jacobs, other than changes in the ordinary course of business, and no such changes have been materially adverse changes, taken as a whole. R.E. Jacobs has no knowledge of any material liabilities, contingent or otherwise, at said dates not reflected in said financial statements, except personal liabilities and liabilities constituting an account payable or expense accrued in the ordinary course of business.

                     (ii) Power and Authority. R.E. Jacobs has the requisite power, authority, capacity and legal right to execute, deliver and perform this Guaranty and all other documents required to be executed and delivered hereunder.

                     (iii) Binding Obligations of R.E. Jacobs. This Guaranty and all other documents required to be executed and delivered hereunder, when executed and delivered, will constitute legal, valid and binding obligations of R.E. Jacobs enforceable against R.E. Jacobs in accordance with their terms.

                     (iv) No Legal Bar. Neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated hereby will, with or without notice and/or lapse of time:

                            (A) constitute a breach of any of the terms and provisions of, or constitute a default under, any note, contract, document, instrument, agreement or undertaking, whether written or oral, to which R.E. Jacobs is a party or to which R.E. Jacobs' property is subject;

                            (B) accelerate or constitute an event entitling the holder of any indebtedness of R.E. Jacobs to accelerate the maturity of any such indebtedness;

                            (C) conflict with or result in a breach of any writ, order, injunction or decree against R.E. Jacobs of any court or governmental agency or instrumentality, whether national, state, local or other; or

                            (D)    conflict with or be prohibited by any
       federal, state, local or other governmental law, statute, rule or regulation.

       There are no legal proceedings, material claims or demands pending against, or to the knowledge of R.E. Jacobs threatened against, R.E. Jacobs or their respective properties or property, which are not fully covered by liability insurance, or to the extent not so covered, in which the reasonably expected recovery against R.E. Jacobs would have a material adverse effect on R.E. Jacobs' financial condition.

                     (v) No Consent. No consent of any other person not heretofore obtained and no consent, approval or authorization of, or registration, declaration or filing with any court, governmental body, Governmental Authority or other person or entity whatsoever not heretofore obtained is required in connection with the valid execution, delivery or performance by R.E. Jacobs of this Guaranty or any other documents required to be executed and delivered hereunder, or in connection with any other transaction contemplated by this Guaranty.

                     (vi) Truth and Completeness. Neither this Guaranty nor any other statement furnished by R.E. Jacobs to Agent Bank in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein true and not misleading.

              (b) J.P. Jacobs makes the following representations and warranties, which shall be deemed to be continuing representations and warranties until payment in full of the Indebtedness:

                     (i) Financial Condition. The financial statements of J.P. Jacobs as of December 31, 1995, copies of which have heretofore been delivered to Agent Bank by J.P. Jacobs, and all other statements and data submitted in writing by J.P. Jacobs to Agent Bank fairly and accurately present the financial condition of J.P. Jacobs as of the date thereof, and since said date, except as disclosed in writing to Agent Bank, taken as a whole, there have been no material adverse changes in the assets or liabilities or financial condition of J.P. Jacobs, other than changes in the ordinary course of business, and no such changes have been materially adverse changes, taken as a whole. J.P. Jacobs has no knowledge of any material liabilities, contingent or otherwise, at said dates not reflected in said financial statements, except personal liabilities and liabilities constituting an account payable or expense accrued in the ordinary course of business.

                     (ii) Power and Authority. J.P. Jacobs has the requisite power, authority, capacity and legal right to execute, deliver and perform this Guaranty and all other documents required to be executed and delivered hereunder.

                     (iii) Binding Obligations of J.P. Jacobs. This Guaranty and all other documents required to be executed and delivered hereunder, when executed and delivered, will constitute legal, valid and binding obligations of J.P. Jacobs enforceable against J.P. Jacobs in accordance with their terms.

                     (iv) No Legal Bar. Neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated hereby will, with or without notice and/or lapse of time:

                            (A) constitute a breach of any of the terms and provisions of, or constitute a default under, any note, contract, document, instrument, agreement or undertaking, whether written or oral, to which J.P. Jacobs is a party or to which J.P. Jacobs' property is subject;

                            (B) accelerate or constitute an event entitling the holder of any indebtedness of J.P. Jacobs to accelerate the maturity of any such indebtedness;

                            (C) conflict with or result in a breach of any writ, order, injunction or decree against J.P. Jacobs of any court or governmental agency or instrumentality, whether national, state, local or other; or

                            (D)    conflict with or be prohibited by any
       federal, state, local or other governmental law, statute, rule or regulation.

       Except as disclosed in Schedule 3.17 to the Credit Agreement, there are no legal proceedings, material claims or demands pending against, or to the knowledge of J.P. Jacobs threatened against, J.P. Jacobs or his properties or property, which are not fully covered by liability insurance, or to the extent not so covered, in which the reasonably expected recovery against J.P. Jacobs would have a material adverse effect on J.P. Jacobs' financial condition.

                     (v) No Consent. No consent of any other person not heretofore obtained and no consent, approval or authorization of, or registration, declaration or filing with any court, governmental body, Governmental Authority or other person or entity whatsoever not heretofore obtained is required in connection with the valid execution, delivery or performance by J.P. Jacobs of this Guaranty or any other documents required to be executed and delivered hereunder, or in connection with any other transaction contemplated by this Guaranty.

                     (vi) Truth and Completeness. Neither this Guaranty nor any other statement furnished by J.P. Jacobs to Agent Bank in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein true and not misleading.

       12. Expenses. Guarantors agree that if an Event of Default occurs hereunder or under any of the Loan Documents, Guarantors will reimburse Agent Bank and Lenders for (and the Indebtedness shall be deemed to include) all costs and expenses (including without limitation, reasonable attorneys' fees) incurred by Agent Bank and Lenders, whether or not suit is instituted, in enforcing or exercising any rights, powers, privileges or remedies granted to Agent Bank under this Guaranty, and/or the Loan Documents and in realizing upon any security for the Indebtedness or Obligations, and for all costs and expenses of Agent Bank incurred in connection with the administration and enforcement of this Guaranty and/or the Loan Documents.

       13. Remedies Cumulative. The amount and/or extent of liability of Guarantors, and all rights, powers and remedies of Agent Bank hereafter in force between Agent Bank or any Lender and Guarantors relating to the Indebtedness or Obligations or any other Indebtedness or obligations of Borrower to Agent Bank or any Lender shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Agent Bank or such Lender by law.

       14. Joint and Several Liability; Successive Actions or Exercise of Rights; Counterparts. The agreements and obligations of Guarantors hereunder are joint, several and joint and several and are independent of the obligations of Borrower, and, in the event of any Default hereunder, a separate action or actions may be brought and prosecuted against Guarantors whether or not Borrower is joined therein or a separate action or actions is brought against Borrower. Agent Bank may maintain successive actions for other Defaults. The rights of Agent Bank hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless the Indebtedness indefeasibly has been paid in full. This Guaranty may be executed in counterparts, and each such counterpart for all purposes shall be deemed an original and all such counterparts together shall constitute but one and the same agreement.

       15. Severability. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

       16. Successors and Assigns. This Guaranty shall inure to the benefit of Agent Bank and each Lender, their respective successors and assigns, including the assignees of any Indebtedness or of the benefit of any Obligation and shall bind the heirs, executors, administrators, successors and assigns of Guarantors. This Guaranty is assignable by Agent Bank and each Lender with respect to all or any portion of the Indebtedness or of the Obligations, and when so assigned, Guarantors shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantors hereunder with respect to any of the Indebtedness or Obligations retained by Agent Bank or any Lender. Each reference herein to powers or rights of Agent Bank or any Lender shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them. Each reference to Agent Bank or Lender shall be deemed to include its successors and assigns, including, without limitation, any debtor-in-possession, trustee, or receiver of or for any of the foregoing.

       17. Governing Law; Choice of Forum; Service of Process. This Guaranty shall be governed by and construed in accordance with the laws of the State of Nevada, except to the extent preempted by United States federal law. Agent Bank may bring any action or proceeding to enforce or arising out of this Guaranty in any court of competent jurisdiction. If Agent Bank commences such an action in a court located in the County of Clark, State of Nevada, or the United States District Court for the District of Nevada, Guarantors hereby agree that they will submit and do hereby irrevocably submit to the personal jurisdiction of such courts and will not attempt to have such action dismissed, abated, or transferred on the ground of forum non conveniens or similar grounds; provided, however that nothing contained herein shall prohibit Guarantors from seeking, by appropriate motion, to remove an action brought in a Nevada state court to the United States District Court for the District of Nevada. If such action is so removed, however, Guarantors shall not seek to transfer such action to any other district, nor shall Guarantors seek to transfer to any other district any action which Agent Bank originally commences in such federal court. Any action or proceeding brought by Guarantors arising out of this Guaranty shall be brought solely in a court of competent jurisdiction located in the County of Clark, State of Nevada or in the United States District for the District of Nevada.

       Guarantors agree that a summons and complaint or equivalent documents commencing an action or proceeding in any court shall be validly and properly served and shall confer personal jurisdiction over Guarantors if served upon Guarantors or in the absence or unavailability of Guarantors upon the General Counsel of The Richard E. Jacobs Group, Inc. at 25425 Center Ridge Road, Cleveland, Ohio 44145-4122, whom Guarantors hereby designate and appoint as Guarantors' authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in such action or proceeding in any such court. Guarantors shall be sent, by certified mail to Guarantors' notice address as provided herein, a copy of such summons and complaint at the time of service upon such agent; provided, however, that any such copy shall be sent solely as a courtesy to Guarantors and their failure to receive such copy shall in no way affect the validity and propriety of the service made on Guarantors through such agent. Guarantors waive any objection which they may now or hereafter have to venue of any such action or proceeding and waive any right to seek removal of any action or proceeding commenced in accordance herewith. Guarantors agree that if they desire to make any change in their agent for service, such change shall be subject to Agent Bank's written approval, which approval shall not be unreasonably withheld.

       18. Bankruptcy. So long as any Indebtedness shall be owing to Agent Bank or any Lender, Guarantors shall not, without the prior consent of Agent Bank, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower. The obligations of Guarantors under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. Guarantors acknowledge and agree that any interest on the Indebtedness which accrues after the commencement of any such proceeding (or, if interest on any portion of the Indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Indebtedness if said proceedings had not been commenced) shall be included in the Indebtedness, since it is the intention of the parties that the amount of the Indebtedness which is guaranteed by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Indebtedness. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent Bank, or allow the claim of Agent Bank in respect of, any such interest accruing after the date on which such proceeding is commenced. In the event that all or any portion of the Indebtedness or the Obligations is paid or performed by Borrower, the obligations or Guarantors hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Agent Bank as a preference, fraudulent transfer or otherwise in such proceeding.

       19.    Miscellaneous.

              (a) Except as provided in any written agreement now or at any time hereafter in force between Agent Bank and Guarantors, the agreements and/or instruments referred to herein and this Guaranty shall constitute the entire agreement of Guarantors with Agent Bank with respect to the Indebtedness and Obligations, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Agent Bank or Guarantors unless expressed herein or therein.

              (b) No provision of this Guaranty or right of Agent Bank hereunder can be waived nor can Guarantors be released or exonerated from their obligations hereunder except by a writing duly executed by two authorized officers of Agent Bank. No such waiver shall be applicable except in the specific instance for which given. The captions of this Guaranty are inserted for convenience only and shall have no effect upon the construction or interpretation hereof.

              (c) Wherever in this Guaranty the context so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

              (d) All notices or other communications required or permitted to be given pursuant to the provisions of this Guaranty shall be in writing and shall be deemed to have been made or given when personally served, three (3) days after being placed in the United States mail, postage prepaid, registered or certified and properly addressed, or one (1) business day after prepaid deposit for overnight delivery with a nationally recognized courier service. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be:

              Guarantors:   Richard E. Jacobs
                            25425 Center Ridge Road
                            Cleveland, Ohio  44145-4122
                            Telephone: (216) 871-4800
                            Facsimile: (216) 892-2391

                            With a copy
                            to:

                            General Counsel
                            25425 Center Ridge Road
                            Cleveland, OH  44145-4122
                            Telephone: (216) 871-4800
                            Facsimile: (216) 892-2391

                            Jeffrey P. Jacobs
                            c/o Jacobs Investments, Inc.
                            425 Lakeside Avenue
                            Cleveland, Ohio  44114
                            Telephone: (216) 861-4080
                            Facsimile: (216) 861-6315

                            With a copy to:

                            Stephen P. Owendoff, Esq.
                            Hahn Loeser - Parks
                            3300 BP America Building
                            200 Public Square
                            Cleveland, Ohio  44114
                            Telephone: (216) 621-0150
                            Facsimile: (216) 241-2824

              Agent Bank:   Wells Fargo Real Estate Group
                            225 W. Wacker Drive
                            Suite 2550
                            Chicago, Illinois  60606
                            Attn:  Senior Loan Officer

              With a
              required copy
              to:           Wells Fargo Real Estate Group
                            420 Montgomery Street, Floor 6
                            San Francisco, California  94163
                            Attn:  Chief Credit Officer

              and to:       Wells Fargo Bank,
                            National Association
                            3800 Howard Hughes Parkway
                            Las Vegas, Nevada  89109
                            Attn:  Dave Kramer

provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

       20. Subrogation. Notwithstanding any other provision hereof, Guarantors waive and agree that they will not assert or otherwise claim against Borrower, any right of contribution, reimbursement, repayment, indemnity or subrogation under or in respect of this Guaranty, whether arising by any payment made hereunder, by agreement or otherwise until the Indebtedness is paid in full and the Obligations have been fulfilled. In the event the waiver of all rights or subrogation is found by a court of competent jurisdiction to be void or voidable for any reason, until the Indebtedness and Obligations shall have been paid in full and the Bank Facility Termination shall have occurred, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower, (ii) any right to enforce, or to participate in, any claim, right or remedy that Agent Bank or any Lender now has or may hereafter have against Borrower, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Agent Bank or any Lender, and (b) any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of any of the Indebtedness and Obligations (including without limitation any such right of contribution). Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guaranty may have against Borrower or against any Collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Agent Bank or Lenders may have against Borrower, to all right, title and interest Agent Bank or Lenders may have in any such Collateral or security, and to any right Agent Bank or Lenders may have against such other guarantor. Agent Bank, on behalf of Lenders, may use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any such disposition or sale any rights of subrogation such Guarantor may have shall terminate against such Collateral or security. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Indebtedness and Obligations shall not have been paid in full, such amount shall be held in trust for Agent Bank on behalf of Lenders and shall forthwith be paid over to Agent Bank for the benefit of Lenders to be credited and applied against the Indebtedness and Obligations, whether matured or unmatured, in accordance with the terms hereof.

       21. Death, Mental Incapacity or Insanity of a Guarantor. If the death, mental incapacity, or insanity of any Guarantor who is an individual shall occur at any time when such Guarantor has matured, unmatured, contingent or other liability under this Guaranty of any portion of the obligations evidenced by the Note or other Loan Documents,

                     (i) the personal representative, trustee or conservator of such Guarantor, as the case may be, shall promptly, and in any event prior to any distribution of assets from the estate or trust (as the case may be), arrange for the agreement of the heirs, devisees, and beneficiaries

       (and for appropriate court order in the case of an estate or conservatorship) not to receive any distribution of such Guarantor's assets until an assumption contemplated by clause (ii) has been arranged,

                     (ii)   prior to the earlier to occur of one hundred twenty
       (120) days after the death, insanity, or mental incapacity or sixty (60) days prior to the last day a claim may be properly filed against the estate or trust (as the case may be), the personal representative, trustee, or conservator of such Guarantor, as the case may be, shall arrange for the assumption by the estate or trust (as the case may be) of full, direct and enforceable liability for the obligations on the Note and the other Loan Documents up to an amount equal to the Guarantor's maximum actual or potential liability under this Guaranty, as of the date such liability is assumed and as such maximum liability may have been and may thereafter be reduced in accordance with this Guaranty, which liability shall be a direct, recourse, joint and several liability for such obligations to the same extent as the liability such Guarantor would have had pursuant to this Guaranty upon a Default under the Note or other Loan Documents and shall not be as a surety or guarantor, and

                     (iii) such personal representative, trustee or conservator shall arrange for delivery of an opinion in a form satisfactory to Agent Bank from counsel satisfactory to Agent Bank stating that the obligations of such Guarantor have been assumed in accordance with clause (ii) and that such obligations are the valid, binding and enforceable obligations of the estate or trust, as the case may be.

       22. JURY TRIAL WAIVER. THE UNDERSIGNED HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE

TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE UNDERSIGNED HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

       IN WITNESS WHEREOF, Guarantors have duly executed and delivered this Guaranty as of the day and year first above written.



                                      ------------------------------------------
                                      Richard E. Jacobs,
                                      an individual


                                      RICHARD E. JACOBS, AS GRANTOR AND AS
                                      TRUSTEE OF THE RICHARD E. JACOBS REVOCABLE
                                      LIVING TRUST UNDER AGREEMENT DATED
                                      APRIL 23, 1987, AS AMENDED BY
                                      MODIFICATIONS TO SAID TRUST DATED FEBRUARY
                                      16, 1988, JANUARY 23, 1992 AND JUNE 29,
                                      1992, RESTATEMENT OF TRUST DATED AUGUST 1,
                                      1994 AND MODIFICATION DATED MAY 14, 1996


                                      By
                                        ----------------------------------------
                                        Richard E. Jacobs, as
                                        Grantor and as Trustee



                                      ------------------------------------------
                                      Jeffrey P. Jacobs,
                                      an individual

STATE OF OHIO        )
                     ) ss.
COUNTY OF CUYAHOGA   )

       On _________________, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Richard E. Jacobs known to me to be the same person whose name is subscribed to the foregoing instrument and acknowledged to me that said individual executed the within instrument.

       WITNESS my hand and official seal.



                                      ------------------------------------------
                                      Notary Public in and for
                                      said County and State

[SEAL]




STATE OF OHIO        )
                     ) ss.
COUNTY OF CUYAHOGA   )

       On _____________, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Richard E. Jacobs known to me to be the same person whose name is subscribed to the foregoing instrument and acknowledged to me that said individual executed the within instrument, as trustee on behalf of Richard E. Jacobs Revocable Living Trust, as the free and voluntary act of such Trust.

       WITNESS my hand and official seal.



                                      ------------------------------------------
                                      Notary Public in and for
                                      said County and State

[SEAL]

STATE OF OHIO        )
                     ) ss.
COUNTY OF CUYAHOGA   )

       On _____________, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Jeffrey P. Jacobs known to me to be the same person whose name is subscribed to the foregoing instrument and acknowledged to me that said individual executed the within instrument.

       WITNESS my hand and official seal.



                                      ------------------------------------------
                                      Notary Public in and for
                                      said County and State

[SEAL]

                              PRICING CERTIFICATE
                                     (Form)


TO:    WELLS FARGO BANK, National Association,
       as Agent Bank

       Reference is made to that certain Construction and Reducing Revolving Credit Agreement, dated as of March 7, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company, (the "Borrower"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"). Terms defined in the Credit Agreement and not otherwise defined in this Pricing Certificate ("Certificate") shall have the meanings defined and described in the Credit Agreement. This Certificate is delivered in accordance with Section 5.08(b) of the Credit Agreement with reference to the Borrower for the purpose of determining the Applicable Margin.

       The period under review is the Fiscal Quarter ended         [Insert
       Date]       together with the immediately preceding three (3) Fiscal
       Quarters on a four (4) Fiscal Quarter basis.

       The change in the Applicable Margin, if any, shall be effective on ___ [insert date which is the first (1st) day of the third (3rd) month
       immediately following the Fiscal Quarter end set forth above]     .

       The Applicable Margins, based on the calculations for the Borrower as set forth below, for the period described above are:

              Prime Rate Margin            ___________%

              LIBO Rate Margin             ___________%





                                   EXHIBIT E

         FUNDED DEBT TO EBITDA RATIO
         ---------------------------

         Funded Debt. To be calculated as of the end of the Fiscal Quarter set forth above:

         a.     Daily average of the Funded
                Outstandings on the Credit Facility for
                the last month of the Fiscal Quarter
                under review                                $_____________

         b.     Plus the total, as of the last day of
                the Fiscal Quarter under review, of
                both the long-term and the current
                portions (without duplication) of all
                other interest bearing Indebtedness       + $_____________

         c.     Plus the total, as of the last day of
                the Fiscal Quarter under review, of
                both the long-term and current portion
                (without duplication) of Capitalized
                Lease Liabilities                         + $_____________

         d.     Plus, to the extent not included above,
                the stated amount of all outstanding
                letters of credit and all other
                Contingent Liabilities                    + $_____________

         e.     TOTAL FUNDED DEBT                           $_____________
                (a + b + c + d)

                Divided (/) by:                           /
         EBITDA
         ------

         To be calculated on a cumulative basis with respect to the Fiscal Quarter under review and the most recently ended three (3) preceding
         Fiscal Quarters on a four (4) Fiscal Quarter basis

         f.     Net Income                                  $_____________

         g.     Plus any one-time non-Cash loss and
                pre-opening expenses reflected in such
                Net Income                                + $_____________

         h.     Less any one-time non-Cash gain
                reflected in such Net Income              - $_____________

         i.     Plus Interest Expense (accrued and
                capitalized) to the extent deducted in
                the determination of Net Income           + $_____________

         j.     Plus the aggregate amount of Federal
                and state taxes on or measured by
                income (whether or not payable during
                the period under review) to the extent
                deducted in the determination of Net
                Income                                    + $_____________

         k.     Plus depreciation, amortization and all
                other non-cash expenses for the period
                under review to the extent deducted in
                the determination of Net Income           + $_____________

         l.     TOTAL EBITDA                                $_____________
                (f + g - h + i + j + k)
         FUNDED DEBT TO EBITDA RATIO (E / L)                       :1
                                                             -------------


       DATED this ___ day of _______________, 199__.



                                      BLACK HAWK/JACOBS
                                      ENTERTAINMENT, LLC, a
                                      Colorado limited liability
                                      company

                                      By: BH Entertainment Ltd.,
                                          an Ohio limited
                                          liability company,
                                          its Manager

                                          By: Jacobs Entertainment
                                              Ltd., an Ohio limited
                                              liability company,
                                              its Manager

                                              By
                                                --------------------------------

                                                Name
                                                    ----------------------------

                                                Title
                                                     ---------------------------
                                                    (Authorized Officer)

                             COMPLIANCE CERTIFICATE


TO:    WELLS FARGO BANK, National Association,
       as Agent Bank

       Reference is made to that certain Construction and Reducing Revolving Credit Agreement, dated as of March 7, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company (the "Borrower"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"). Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined and described in the Credit Agreement. This Certificate is delivered with reference to the Borrower in accordance with Section 5.08 of the Credit Agreement.

       The Fiscal Quarter under review is the Fiscal Quarter ended
_____________________.

                                       I.

                     COMPLIANCE WITH AFFIRMATIVE COVENANTS

 A.      FF&E (Section 5.01): Amount of FF&E
         sold or disposed not replaced by
         FF&E of equivalent value and
         utility.                              $______________

 B.      Compliance with Payment
         Subordination Agreements
         (Section 5.03):  Report any
         payments received which are not
         permitted and other defaults under
         any Payment Subordination Agreement
         and any amendments, modifications
         or terminations which may have
         occurred under the terms of any of
         the Subordinated Debt.                _______________

 C.      Liens Filed (Section 5.04):  Report
         any liens filed against the Project
         or the Hotel/Casino Facility and
         the amount claimed in such liens.     $______________





                                  EXHIBIT F

 D.      Other Real Property (Section 5.06):
         Other than the Real Property
         presently encumbered by the Deed of
         Trust, attach a legal description
         of any other real property or
         rights to the use of real property
         which is used in any material
         manner in connection with the
         Hotel/Casino Facility and describe
         such use.                              ______________

 E.      Permitted Encumbrances (Section
         5.11): Describe any mortgage, deed
         of trust, pledge, lien, security
         interest, encumbrance, attachment,
         levy, distraint or other judicial
         process or burden affecting the
         Collateral other than the Permitted
         Encumbrances.  Describe any matters
         being contested in the manner
         described in Sections 5.04 and 5.10
         of the Credit Agreement.               ______________

 F.      Suits or Actions (Section 5.16):
         Describe on a separate sheet any
         matters requiring advice to Banks
         under Section 5.16.                    ______________

 G.      Notice of Hazardous Materials
         (Section 5.20): State whether or
         not to your knowledge there are any
         matters of which Banks should be
         advised under Section 5.20.  If so,
         attach a detailed summary of such
         matter(s).                             ______________

                                      II.

                              FINANCIAL COVENANTS

 A.      MINIMUM ANNUAL EBITDA (Section 6.01):

         To be calculated on a cumulative
         basis with respect to the Fiscal
         Quarter under review and the most
         recently ended three (3) preceding
         Fiscal Quarters on a four (4) Fiscal
         Quarter basis commencing with the
         first Fiscal Quarter end following
         the First Anniversary Occupancy Date

         a.     Net Income                         $____________

         b.     Plus any one-time non-Cash
                loss and pre-opening expenses
                reflected in such Net Income     + $_____________

         c.     Minus any one-time non-Cash
                gain reflected in such Net
                Income                           - $_____________

         d.     Plus Interest Expense (accrued
                and capitalized) to the extent
                deducted in the determination
                of Net Income                    + $____________

         e.     Plus the aggregate amount of
                Federal and state taxes on or
                measured by income (whether or
                not payable during the period
                under review) to the extent
                deducted in the determination
                of Net Income                    + $____________

         f.     Plus depreciation,
                amortization and all other
                non-cash expenses for the
                period under review to the
                extent deducted in the
                determination of Net Income      + $____________

         g.     TOTAL ANNUAL EBITDA                $____________
                (a + b - c + d + e + f)

         MINIMUM ANNUAL EBITDA REQUIRED            $13,000,000.00

 B.      Adjusted TFCC Ratio (Section 6.02):
         Commencing as of the end of the
         second full Fiscal Quarter occurring
         subsequent to the Occupancy Date, the
         following line items and Adjusted
         TFCC Ratio to be calculated on a
         cumulative basis with respect to each
         Fiscal Quarter and the most recently
         ended three (3) preceding Fiscal
         Quarters on a rolling four (4) Fiscal
         Quarter basis, unless otherwise
         noted:

         a.     ANNUALIZED EBITDA                  $_____________

                (i)    Net Income                  $_____________

                (ii)   Plus any one-time
                       non-Cash loss and
                       pre-opening expenses
                       reflected in such Net
                       Income                    + $_____________

                (iii)  Minus any one-time
                       non-Cash gain reflected
                       in such Net Income        - $_____________

                (iv)   Plus Interest Expense
                       (accrued and
                       capitalized) to the
                       extent deducted in the
                       determination of Net
                       Income                    + $_____________

                (v)    Plus the aggregate
                       amount of Federal and
                       state taxes on or
                       measured by income
                       (whether or not payable
                       during the period under
                       review) to the extent
                       deducted in the
                       determination of Net
                       Income                    + $_____________

                (vi)   Plus depreciation,
                       amortization and all
                       other non-cash expenses
                       for the period under
                       review to the extent
                       deducted in the
                       determination of Net
                       Income                    + $_____________

                (vii) TOTAL EBITDA
                       (i + ii - iii + iv + v      $_____________
                        + vi)

         If the above calculations are based
         on two (2) Fiscal Quarters, multiply
         above by two                                   x 2
                                                    -------------

                                                 = $_____________

         If the above calculations are based
         on three (3) Fiscal Quarters,
         multiply above by 4/3                          x 4/3
                                                    -------------
                                                 = $_____________

         TOTAL ANNUALIZED EBITDA                   $_____________

         b.     Minus Distributions              - $_____________

         c.     Minus incurred Capital
                Expenditures                     - $_____________

         d.     TOTAL ADJUSTED EBITDA
                (a - b - c)                        $_____________
         Divided (/) by the sum of:              /

         e.     Interest Expense                   $_____________

         f.     Plus scheduled principal
                amortization required to be
                made on all interest bearing
                Indebtedness during the period
                under review                     + $_____________

         g.     TOTAL CHARGES (e + f)              $_____________

         Adjusted TFCC Ratio (d / g)                      :1
                                                    -------------
         MINIMUM ADJUSTED TFCC RATIO SHALL BE
         NO LESS THAN                                1.05 to 1.00

 C.      Tangible Net Worth (Section 6.03):
         To be calculated as of the end of
         each Fiscal Quarter commencing as of
         the first Fiscal Quarter ending
         subsequent to the Conversion Date

         Assets                                  $_____________

         Less Intangibles                      - $_____________

         Less Liabilities                      - $_____________

         Tangible Net Worth                      $_____________
         Minimum Tangible Net Worth Required
         -----------------------------------

         Tangible Net Worth as determined in
         the financial statements prepared
         pursuant to Section 5.08 which most
         recently precede the Conversion Date    $_____________

         Plus, commencing as of the first
         Fiscal Quarter ending subsequent to
         the Conversion Date and continuing
         until Bank Facility Termination,
         the cumulative aggregate of seventy
         percent (70%) of Net Income after
         tax, realized as of each Fiscal
         Quarter end on a cumulative basis,
         without reduction for any net
         losses or pre-opening expenses        + $_____________

         Minimum required Tangible Net Worth     $_____________

 D.      Restriction on Transfer of
         Ownership (Section 6.04):  State
         whether or not any of the issued
         and outstanding membership
         interests of Borrower have been
         transferred to any Person.  If so,
         on a separate sheet set forth the
         number of shares transferred, the
         date of such transfer and the name
         of the transferee.                      _____________

         Were such transfers approved by
         Agent Bank?                                yes/no
                                                 -------------

         State whether or not the Operating
         Agreement has been amended,
         modified or changed.                        yes/no
                                                 -------------
         If yes, attach a copy of each
         amendment, modification or change.

 E.      Total Indebtedness (Section 6.05):

         a.     Set forth the aggregate
                amount of outstanding
                Secured Interest Rate Hedges     $_____________

         b.     Set forth the cumulative
                aggregate amount of secured
                purchase money Indebtedness
                and Capital Lease
                Liabilities incurred by          $_____________
                Borrower

                Maximum Permitted                $ 1,000,000.00

         c.     Set forth the cumulative
                aggregate of all
                Subordinated Debt                $_____________
                Did Agent Bank give prior
                written consent to the
                incurrence of all Subordinated
                Debt set forth above                 yes/no
                                                  -------------

 F.      Contingent Liabilities (Section
         6.06):  Describe any Contingent
         Liabilities which are not permitted
         by Section 6.06                         ______________

 G.      Other Liens (Section 6.07):  On a
         separate sheet describe in detail
         any and all liens, encumbrances
         and/or negative pledges not
         permitted under Section 6.07            ______________

 H.      No Merger (Section 6.08):  On a
         separate sheet describe any and all
         mergers, consolidations and/or
         asset sales not permitted under
         Section 6.08                            ______________

 I.      Restriction on Investments (Section
         6.09): Describe any Investments
         made which are not permitted under
         Section 6.09                            ______________

 J.      ERISA (Section 6.10): Describe on a
         separate sheet any matters
         requiring advice to Banks under
         Section 6.10                            ______________

 K.      Margin Regulations (Section 6.11):
         Set forth the amount(s) of and
         describe on a separate sheet of
         paper any proceeds of a Prime Rate
         Loans or LIBOR Loans, as the case
         may be, used by Borrower to
         purchase or carry any Margin Stock
         or to extend credit to others for
         the purpose of purchasing or
         carrying any Margin Stock.              $_____________

 L.      No Subsidiaries (Section 6.12):  On
         a separate sheet, describe any
         Subsidiaries created by Borrower.
         State whether or not the creation
         of such Subsidiaries has been
         consented to by the Agent Bank as
         required under Section 6.12 of the
         Credit Agreement.                          yes/no
                                                 --------------
 M.      Transactions with Affiliates
         (Section 6.13): Describe on a
         separate sheet any matters
         requiring advice to Banks or
         prohibited under Section 6.13.          ______________

 N.      Credit Enhancement Fees (Section
         6.14).  Set forth aggregate amount
         of Credit Enhancement Fees paid
         during the period under review.         $_____________

         Did Agent Bank give prior written
         consent to the payment of the
         Credit Enhancement Fees set forth
         above?                                      yes/no
                                                  -------------


                                      III.

                            NONUSAGE FEE CALCULATION

 (Section 2.08b): To be calculated with
 respect to each Fiscal Quarter under
 review following the commencement of the Revolving Credit Period:

         a.     Daily average of Maximum
                Permitted Balance                $_____________

         b.     Less daily average of Funded
                Outstandings                   - $_____________

         c.     Amount of Nonusage
                (a minus b - daily average       $_____________
                of Maximum Availability)

         d.     Nonusage Fee Percentage                  .50%
                                                  -------------
         e.     Gross Nonusage Fee
                (c times d)                      $_____________

         f.     Number of days in Fiscal
                Quarter under review              _____________

         g.     Nonusage Fee for Fiscal
                Quarter under review             $_____________
                (e / 365, or 366 when
                appropriate, x f)


                                      IV.

                           PERFORMANCE OF OBLIGATIONS

       A review of the activities of Borrower during the fiscal period covered by the attached financial statements has been made under my supervision with a view to determining whether during such fiscal period Borrower performed and observed all of its obligations under the Loan Documents. Except as described in an attached document or in an earlier Certificate, to the best of my knowledge, as of the date of this Certificate no Default or Event of Default has occurred or remains continuing.

                                       V.

                           NO MATERIAL ADVERSE EFFECT

       To the best of my knowledge, except as described in an attached document or in an earlier Certificate, no Material

Adverse Effect has occurred since the date of the most recent Certificate delivered to the Banks.

       DATED this ____ day of _____________, 199__.


                                      BLACK HAWK/JACOBS
                                      ENTERTAINMENT, LLC, a
                                      Colorado limited liability
                                      company


                                      By: BH Entertainment Ltd.,
                                          an Ohio limited
                                          liability company,
                                          its Manager

                                          By: Jacobs Entertainment Ltd.,
                                              an Ohio limited liability
                                              company, its Manager



                                                By
                                                  ------------------------------

                                                Name
                                                    ----------------------------

                                                Title
                                                     ---------------------------
                                                     (Authorized Officer)

                        AUTHORIZED OFFICER'S CERTIFICATE

                                       OF

                     BLACK HAWK/JACOBS ENTERTAINMENT, LLC,
                      A COLORADO LIMITED LIABILITY COMPANY



       The undersigned hereby certify that the following persons currently have been authorized to act on behalf of Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company (the "Borrower"), holding the positions indicated next to their names, that the signatures appearing opposite their names below are true and genuine signatures of such persons, and that each of such persons shall be deemed an "Authorized Officer" as defined in and for the purposes used in connection with the Construction and Reducing Revolving Credit Agreement ("Credit Agreement"), dated as of the date hereof, executed by and among the Borrower, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"), and such Authorized Officers are authorized to deliver on behalf of the Borrower the Notices of Borrowing, Construction Disbursement Requests, Continuation/Conversion Notices, Pricing Certificates, Compliance Certificates and all other notices, requests, reports, consents, certifications and authorizations on behalf of the Borrower under the Credit Agreement, and have been duly authorized by the Borrower as "Authorized Officers" for all purposes under the Credit Agreement and each related Loan Document.

       All capitalized terms used but not otherwise defined in this Certificate shall have the same meanings as set forth in the Credit Agreement.





                                   EXHIBIT H

          NAME                    POSITION               SIGNATURE
 -------------------------------------------------------------------
 Jeffrey P. Jacobs        President, Jacobs
                          Entertainment Ltd.         ______________

 Robert H. Hughes         Vice President, Jacobs
                          Entertainment Ltd.         ______________

 David C. Grunenwald      Vice President, Jacobs
                          Entertainment Ltd.         ______________

 _______________          _______________            ______________


       IN WITNESS WHEREOF, the undersigned secretary of the Borrower has executed the foregoing Certificate on behalf of Borrower as of the 7th day of March, 1997.


                                      BORROWER:

                                      BLACK HAWK/JACOBS
                                      ENTERTAINMENT, LLC,
                                      a Colorado limited liability
                                      company

                                      By: BH Entertainment Ltd.,
                                          an Ohio limited
                                          liability company,
                                          its Manager

                                          By: Jacobs Entertainment Ltd.,
                                              an Ohio limited liability
                                              company, its Manager



                                              By
                                                --------------------------------
                                                Jeffrey P. Jacobs,
                                                its President

                         OFFICERS' CLOSING CERTIFICATE


TO: WELLS FARGO BANK, National Association, in its capacity as Agent Bank under that certain Construction and Reducing Revolving Credit Agreement, dated as of March 7, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among BLACK HAWK/JACOBS ENTERTAINMENT, LLC, a Colorado limited liability company (the "Borrower"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

       THE UNDERSIGNED, as an Authorized Officer of Borrower, does hereby make the following certifications pursuant to Article III of the Credit Agreement:

              (a) the representations and warranties contained in Article IV of the Credit Agreement and contained in the Environmental Certificate are true and correct on and as of the Closing Date in all material respects;

              (b) Since the date of the most recent financial statements delivered to Banks in connection with the Credit Facility, no Material Adverse Effect has occurred nor has any event of circumstance which could reasonably be expected to result in a Material Adverse Effect occurred;

              (c) no event has occurred or as a result of any Borrowing or Construction Disbursement contemplated under the Credit Agreement would occur and is continuing or would result from the making thereof, which constitutes a Default or Event of Default under the terms of the Credit Agreement;

              (d) Borrower and Guarantors have, as of the Closing Date, performed and complied with all agreements and conditions as are contained in the Credit Agreement and as are




                                   EXHIBIT I
required thereby to be performed and complied with by Borrower and Guarantors prior to or as of the Closing Date; and

              (e) The Credit Agreement, the Note and the other Loan Documents have been duly authorized by all necessary action of Borrower's Board of Managers and have been executed and delivered on behalf of each Borrower by a duly authorized representative thereof.

       IN WITNESS WHEREOF, I have hereunto set my hand as of the 7th day of March, 1997.


                                      BLACK HAWK/JACOBS
                                      ENTERTAINMENT, LLC, a
                                      Colorado limited liability
                                      company

                                      By: BH Entertainment Ltd.,
                                          an Ohio limited
                                          liability company,
                                          its Manager

                                          By: Jacobs Entertainment Ltd.,
                                              an Ohio limited liability
                                              company, its Manager



                                              By
                                                --------------------------------
                                                Jeffrey P. Jacobs,
                                                its President

                             FORM OF LEGAL OPINION
                     [Letterhead of Borrower's Counsel(s)]





                                __________, 1997



Wells Fargo Bank,
National Association, Agent Bank
Gaming Division
3800 Howard Hughes Parkway
Las Vegas, Nevada  89109

Attn:  Dave Kramer, V.P.

and each of the Banks described
on Schedule 1 hereto, and their
successors and assigns

       Re: Construction and Reducing Revolving Credit Agreement, dated as of March 7, 1997 (the "Credit Agreement"), by and among Black Hawk/Jacobs Entertainment, LLC., a Colorado limited liability company (the "Borrower"), the Lenders therein described (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks")

Ladies and Gentlemen:

       We are special counsel to Borrower and to Richard E. Jacobs, an individual, Richard E. Jacobs, as Grantor and Trustee of The Richard E. Jacobs Revocable Living Trust dated April 23, 1987, as amended by Modifications to said Trust dated February 16, 1988, January 23, 1992, June 29, 1992, and Restatement of Trust dated August 1, 1994 and Jeffrey P. Jacobs, an individual (hereinafter each individually referred to as a "Guarantor" and collectively referred to as "Guarantors"), and have acted in such capacity in connection with the preparation, execution and delivery of the Credit Agreement and each of the Loan Documents. This opinion is delivered to you at the request of Borrower pursuant to Section 3.06 of the Credit Agreement for the reliance of each of the Banks and their respective successors and assigns.

       All capitalized terms which are used herein, and which are not otherwise defined herein, shall have the meaning which is set forth by Section 1.01 of the Credit Agreement.




                                   EXHIBIT J

_______________, 1997
Page 2



       In rendering the opinions set forth herein we have: (i) examined, and are familiar with, originals of each of the executed Loan Documents; and (ii) made such inquiries, and reviewed such other documents, limited liability company organizational documentation, trust documentation and records, as we deemed appropriate under the circumstances. In making such examination and review, we have assumed the genuineness of all signatures (other than the signatures of members or officers signing on behalf of the Borrower and the signatures of the Guarantors), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the valid authorization, execution and delivery of each Loan Document by each party thereto (other than the Borrower and the Guarantors), and we have assumed, where applicable, that each such other party has been duly organized, is validly existing and in good standing under its jurisdiction of organization and possesses the corporate or other organization power to perform its obligations thereunder.

       We are not expressing any opinion as to the effect of the compliance or noncompliance of any of the Banks with any state or federal laws or regulations which are applicable because of the legal or regulatory status, or the nature of the business of any of the Banks.

       We are members of the bars of the State of Nevada and the State of Colorado and express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America.

       Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

       1. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado.
Borrower and each of the Guarantors (i) have all requisite power, authority and legal right to execute and deliver each document, agreement or certificate to which they, or any of them, are a party or by which they, or any of them, are bound in connection with the Credit Facility, to consummate the transactions and perform their respective obligations hereunder and thereunder, and to own their respective properties and assets and to carry on and conduct their respective business as presently conducted or proposed to be conducted, and
(ii) have taken all necessary action to authorize the execution, delivery and performance of this Credit Agreement, the Guaranty and the other Loan Documents to which they, or any of them, are a party or by which they, or any of them, are bound and to consummate the transactions contemplated hereunder and thereunder.

_______________, 1997
Page 3



       2. Borrower has duly authorized the execution, delivery and performance of each of the Loan Documents to which it is a party and the taking of any and all action necessary to carry out and give effect to the transactions contemplated to be performed on its respective part by the Credit Agreement, the Note and each of the other Loan Documents and each other document, agreement, certificate or instrument executed by it in connection with the Credit Facility.

       3. Neither the execution and delivery of the Credit Agreement, the Note or any other Loan Document, or any other agreement, certificate or instrument to which Borrower or the Guarantors are a party or by which they, or any of them, are bound in connection with the Credit Facility, nor the consummation of the transactions contemplated thereunder, or the compliance with or performance of the terms and conditions therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) the Organization, Operating Agreement or other documents of organization or charter of the Borrower, (b) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which they, or any of them, are a party or by which they, or any of them, are bound, (c) The Richard E. Jacobs Revocable Living Trust, as amended, or (d) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which they, or any of them, are subject where such breach could reasonably be expected to result in a Material Adverse Change.

       4. The Credit Agreement, the Note, the Guaranty and all other Loan Documents have been duly executed and delivered by each of the Borrower and/or the Guarantors which is a party thereto and constitute legal, valid and binding obligations of each of the Borrower and the Guarantors, as the case may be, enforceable against each Borrower and the Guarantors which is a party thereto in accordance with their respective terms.

       5. The Deed of Trust is in proper form for recording; has been fully executed and delivered and will, when recorded in the office of the County Recorder of Gilpin County, Colorado, create a valid and legally binding encumbrance lien on the Collateral therein described. No other filing or other registration of any document or instrument is necessary or advisable to protect the priority of the lien so created and it is not necessary to re-file or re-record the Deed of Trust in order to maintain such priority.

_______________, 1997
Page 4


       6. Upon the filing of the Financing Statements listing the FF&E and other Collateral therein described, in the office of the County Recorder of Gilpin County, Colorado and in the office of the Secretary of State of Colorado, the security interest granted by the Deed of Trust will be a valid perfected security interest in the Collateral therein described in accordance with the Uniform Commercial Code as in force and effect in the State of Colorado, and no refiling or re-recording of such Financing Statements is required in order to maintain the security interest of Agent Bank in said Collateral, except continuation statements which are required to be filed within six (6) months prior to the expiration of five (5) years from the date of the filing of the original Financing Statements.

       7. Except in complying with Gaming Laws, it is not necessary under the laws of Colorado (a) to enable the Agent Bank and the Banks or any of them to enforce their respective rights under the Loan Documents or (b) by reason of the execution, delivery or performance of the Loan Documents, that Agent Bank or any of the Banks be licensed, qualified or authorized to carry on business in any such jurisdiction. No authorization, consent or other approval of, or registration, declaration or other filing with any Gaming Authority is required on the part of any Borrower for the execution and delivery by it of the Loan Documents, or for Borrowings or Construction Disbursements under the Credit Agreement, or for the performance by any Borrower of its obligations, under the Loan Documents.

       8. The transactions contemplated by the Credit Agreement will not violate the usury laws of the State of Nevada or the State of Colorado.

       9. Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

       10. Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       11. A court of the State of Colorado (or a federal court sitting in the State of Colorado) in a properly presented case should give effect to the choice of Nevada law set forth in each Loan Document stated to be governed by Nevada law, except as to certain provisions of law that may constitute mandatory provisions of law or that may embody a strong public policy of the State of Colorado or with respect to which there may exist a strong

_______________, 1997
Page 5


governmental interest in the application of the laws of the State of Colorado. The foregoing opinion is based on the assumptions that:

              a. The Credit Agreement and the Note provide that they are governed by the internal laws of the State of Nevada; and

              b. In selecting the laws of the State of Nevada to govern the Credit Agreement and the Note, the Borrowers and each of the Banks acted in good faith and without an intent to evade the law. The transactions described in the Credit Agreement and the Note bear a substantial relationship to Nevada and a reasonable basis exists for the choice of Nevada law to govern the Credit Agreement and the Note.

       The opinions set forth in Paragraphs (4) through (6) above are subject to the additional qualifications that: (a) the enforcement of the Loan Documents and the Guaranty may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally; (b) certain of the provisions contained in the Loan Documents and the Guaranty may be unenforceable in whole or in part, to the extent that any such provision may contravene the public policy of the State of Nevada or State of Colorado, as applicable; and (c) certain waivers contained in the Loan Documents may be unenforceable in whole or in part under the laws of the State of Nevada or State of Colorado, as applicable, but the inclusion of such provisions, as described in (b) and (c) above, does not affect the validity of such Loan Documents and such Loan Documents contain adequate provisions for enforcing payment of all monetary obligations thereunder and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada or State of Colorado, as applicable.

       This opinion is rendered to the Banks, and their respective successors and assigns, in connection with the transactions referred to herein and may not be relied on in any other context; nor may it be relied on by any other Person. This opinion may not be quoted nor may copies hereof be furnished to any other Person without the prior written consent of the undersigned, except that the Banks, and their respective successors and assigns, and any of them, may furnish a copy hereof: (i) to their respective in-house and independent auditors and attorneys; (ii) to any Governmental Authority or authority having regulatory jurisdiction over any of the Banks, or their respective successors and assigns; (iii) pursuant to order or legal process of any court or Governmental Authority; (iv) in connection with any legal action to which any of the Banks, or their respective successors and assigns, are a party arising out of the transactions referred to above; or (v) to a financial institution in connection with a proposed assignment of any interest in the Credit Facility or a proposed transfer of a participation interest in the Credit Facility.


                                        Sincerely,

                  ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT
                                     (FORM)


       THIS ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT ("Assignment") is made as of the ___ day of __________, 199__, by and between ______________________
(hereinafter referred to as "Assignor"), party of the first part, and ____________________________ (hereinafter referred to as "Assignee"), party of the second part.

                                R_E_C_I_T_A_L_S:

       A. Reference is made to that certain Construction and Reducing Revolving Credit Agreement, dated as of March 7, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company (the "Borrower"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks").

       B. In this Assignment, all capitalized words and terms not otherwise defined herein shall have the respective meanings to be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit Agreement shall be deemed to incorporate such provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

       C. As of the date of this Assignment and as of the Effective Date, as hereinafter defined, but before giving effect to the assignment contemplated hereby, Assignor is and shall be the owner and holder of a ___________ percent (____%) Syndication Interest in the Credit Facility.

       D. As of the Effective Date, as hereinafter defined, Assignor desires to assign to Assignee and Assignee desires to assume a ____________ percent (____%) Syndication Interest in the Credit Facility.

       E.     This Assignment is made, executed and delivered pursuant to
Section 11.10 of the Credit Agreement and shall




                                   EXHIBIT K
also constitute notice to Borrower and Agent Bank of the assignment and delegation to Assignee of the Syndication Interest particularly described hereinbelow.

       NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

       1. As of the Effective Date, as hereinafter defined, Assignor does hereby transfer, convey, set over and assign unto Assignee, without recourse, warranty or representation other than as set forth in Paragraph 5 hereinbelow (the "Assigned Interest"), $________________ of the outstanding unpaid balance of the Credit Facility, representing an undivided _______________ percent (_____%) Syndication Interest.

       2. From and after the Effective Date, Assignee shall and does hereby assume and agree to perform all of the promises and covenants of Assignor as to the Assigned Interest particularly described in Paragraph 1 hereinabove arising or performable from and after the Effective Date and further agrees to indemnify and hold Assignor harmless from any and all liabilities, damages, costs or expenses which Assignor may incur by reason of the failure of Assignee to fund or perform any obligation of Assignor as to the Assigned Interest assigned hereunder arising or performable from and after the Effective Date at the time and in the manner set forth in the Loan Documents, and does further agree to assume and be bound by each and every term, condition, provision and covenant contained in the Credit Agreement and each of the Loan Documents, effective as of the Effective Date, to the same extent and manner as if Assignee had originally been named in the Credit Agreement as a Lender holding the Assigned Interest therein and Assignee shall be deemed to be a Lender party to the Credit Agreement for all purposes thereof.

       3. The "Effective Date" as used herein shall mean ___________, 199__, provided that each of the following conditions precedent have been satisfied on or before the Effective Date: (a) Assignor and Assignee have executed this Assignment, (b) Borrower and Agent Bank have joined in the execution of this Assignment for the purpose of evidencing their respective acknowledgment and consent to the assignment by Assignor of the Assigned Interest in favor of Assignee, (c) Assignee has delivered to Assignor _______________________ Dollars ($________________) in immediately available funds,
and (d) Assignee has delivered to Agent Bank in immediately available funds the Two Thousand Five Hundred Dollar ($2,500.00) assignment fee in accordance with
Section 11.10b of the Credit Agreement. Interest accrued but remaining unpaid on the portion of the outstanding principal balance under the Credit Facility which is allocable to the Assigned Interest assigned hereby and is owing to Assignor as of the Effective Date shall be prorated to the Effective Date and disbursed by Agent Bank to Assignor and Assignee, as applicable, from the next payment of accrued interest under the Note.

       4. On the Effective Date, the respective aggregate Syndication Interests of the Lenders in the Credit Facility shall be as set forth on the Schedule of Lenders' Proportions in Credit Facility, a copy of which is marked "Schedule 2.01(a)", affixed hereto and by this reference incorporated herein and made a part hereof, which shall restate the Schedule of Lenders' Proportions in Credit Facility attached as Schedule 2.01(a) to the Credit Agreement for the purpose of showing the Assigned Interest as a decrease in Assignor's applicable Syndication Interest and evidencing Assignee's applicable Syndication Interest in the Credit Facility.

       5.     Assignor represents and warrants that:

              a. (i) it is the owner of the Assigned Interest being assigned and transferred hereunder free and clear of any liens or other charges of any kind, (ii) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or hereby obtained) for its due execution, delivery and performance of this Assignment, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

              b. Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Loan Documents or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the Loan Documents or any other instrument or document furnished in connection therewith.

       6.     Assignee represents and warrants that:

              a. (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and any other documents required or permitted to be executed or delivered by it in connection with this Assignment, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Assignment has been fully executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is eligible under the Credit Agreement to be an assignee in accordance with the terms hereof.

              b. (i) under applicable law and treaties no tax will be required to be withheld by Borrower or any Bank with respect to any payments to be made to the Assignee under the Credit Agreement, (ii) it agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent Bank and the

Borrower prior to the time that the Agent Bank or Borrower are required to make any payment of principal, interest or fees hereunder, duplicate executed original of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (iii) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

       7. The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Loan Documents, together with copies of the most recent financial statements referred to in Section 5.08 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment; (b) agrees that it will, independently and without reliance upon the Assignor, the Agent Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement; and (c) appoints and authorizes the Agent Bank to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent Bank by the terms thereof, together with such powers as are reasonably incidental thereto.

       8. Assignor and Assignee hereby advise Borrower and Agent Bank of the following administrative details with respect to the Assigned Interest:


              Assignor:

              a.     Address for notices:

                     ____________________________

                     ____________________________

              b.     Telephone:

                     ____________________________

              c.     Facsimile:

                     ____________________________

              d.     Payment (wire) instructions:

                     ____________________________

                     ____________________________

              Assignee:

              a.     Address for notices:

                     ____________________________

                     ____________________________

              b.     Telephone:

                     ____________________________

              c.     Facsimile:

                     ____________________________

              d.     Payment (wire) instructions:

                     ____________________________

                     ____________________________


       9. Borrower and Agent Bank join in the execution of this Assignment for the purpose of evidencing and acknowledging their respective consents to the transfer by Assignor to Assignee of the Assigned Interest and agree to recognize Assignee as a Lender under the Credit Agreement and each of the Loan Documents to the same extent as if Assignee were originally named as a Lender therein as to the Assigned Interest. Borrower and Agent Bank further agree that as of the Effective Date and consummation of each of the items specified in Paragraph 3 hereinabove, Assignor shall be and is hereby fully released and discharged from all liabilities, responsibilities and obligations with respect to the Assigned Interest hereby assigned arising or performable on and after the Effective Date.

       10. Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Assigned Interest hereby assigned shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Interest hereby assigned shall be for the account of the Assignee. Each of the Assignor and the Assignee agree that it will hold in trust for the other party any interest and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

       11. This Assignment may be signed in any number of counterparts, and signatures to all counterparts thereto, when assembled together, shall constitute signatures to this entire agreement with the same effect as if all signatures were on the same document.

       12. This Assignment shall, in all respects, be governed by the laws of the State of Nevada and if any action is taken to enforce the terms hereof, such action shall be commenced and maintained within the State of Nevada.

       13. Any amendment or waiver of any provision of this Assignment shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment shall be without prejudice to any rights with respect to any other or further breach thereof.

       IN WITNESS WHEREOF, the parties hereto have executed the foregoing Assignment as of the day and year first above written.


ASSIGNOR:                                   ASSIGNEE:


------------------------------------        ------------------------------------


By                                          By
  ----------------------------------          ----------------------------------

Title                                       Title
     -------------------------------             -------------------------------

       Borrower and Agent Bank hereby join in the execution of this Assignment for the purpose of evidencing and acknowledging their respective consent as set forth in Paragraph 9 above.

       DATED as of the ____ day of _______________, 199__.


BORROWER:                                   AGENT BANK:

BLACK HAWK/JACOBS                           WELLS FARGO BANK,
ENTERTAINMENT, LLC, a                       National Association
Colorado limited liability
company

                                            By
                                              ----------------------------------
By: BH Entertainment Ltd.,
    an Ohio limited                         Name
    liability company,                          --------------------------------
    its Manager
                                            Title
    By: Jacobs Entertainment                     -------------------------------
        Ltd., an Ohio limited
        liability company,
        its Manager

        By
          --------------------------

        Name
            ------------------------

        Title
             -----------------------
             (Authorized Officer)

                                    PAYMENT
                            SUBORDINATION AGREEMENT
                                     (Form)


       THIS PAYMENT SUBORDINATION AGREEMENT (the "Agreement") is made and entered into this ___ day of _____________, 199__, by and among ___________________________ ____________________________ (hereinafter referred to as "Subordinator") and delivered to Wells Fargo Bank, National Association, as administrative and collateral agent ("Agent Bank") on behalf of itself and each of the Lenders hereinafter described.

                                R_E_C_I_T_A_L_S:

       WHEREAS:

       A. As of the date of this Agreement, there is outstanding and owing by Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company (the "Company") to Subordinator indebtedness in the aggregate amount of _______________________ Dollars ($_____________) evidenced by that certain
Promissory Note dated _____________, 199__ (the "Subordinated Debt") more particularly described as follows:

       _________________________________________________________________
       _________________________________________________________________
       _________________________________________________________________
       _________________________________________________________________

       Now, therefore, in and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Subordinator, the Subordinator hereby agrees as follows:

       1. The Company, as Borrower, has entered into a Construction and Reducing Revolving Credit Agreement dated as of March 7, 1997 (as may be amended, modified or supplemented from time to time, the "Credit Agreement") with the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, collectively referred to as the "Banks"), under the terms of which Lenders agree to establish and fund a construction and reducing revolving




                                   EXHIBIT L
credit facility (the "Credit Facility") up to the aggregate principal amount of Forty Million Dollars ($40,000,000.00) at any time outstanding, all subject to the terms and conditions set forth in the Credit Agreement. The Credit Facility is evidenced by a Reducing Revolving Credit Promissory Note (the "Bank Note") in the principal sum of Forty Million Dollars ($40,000,000.00) executed by the Company, payable to the order of Agent Bank on behalf of Lenders.

       2. The Subordinated Debt may not be transferred or assigned by Subordinator without the prior written consent of Agent Bank and, unless so transferred or assigned, shall be owned by Subordinator at all times free and clear of any lien, pledge, charge, security interest or other encumbrance.

       3. So long as any monetary obligation or other obligation or commitment to advance funds under the Credit Agreement, the Bank Note or any other Loan Document, as defined in the Credit Agreement (as such obligations may be amended, modified, restated, renewed, increased or extended, including, without limitation, post petition interest whether or not allowed in any insolvency proceedings, and fees, attorneys costs and indemnities under the Loan Documents (collectively the "Bank Debt") shall remain unpaid or unfunded, in whole or in part, the Subordinator may not:

              (a) Demand or receive any payment of principal whatsoever, directly or indirectly, from the Company or otherwise on the Subordinated Debt at any time; or

              (b) Receive any payment of interest, directly or indirectly, on the Subordinated Debt, if:

                     (i) a Default or Event of Default, as defined in the Credit Agreement, shall have occurred and is continuing under any Bank Debt; or

                     (ii) the making of such payment would create a Default or Event of Default, as defined in the Credit Agreement.

       4. In the event that any such payments of principal and/or interest are made in violation of the foregoing provisions, such payments shall not be accepted by Subordinator and, if so accepted, shall be held in trust for the benefit of, and shall be paid forthwith over and delivered to Agent Bank. The subordination provisions set forth hereinabove are made for the benefit of Banks and it is understood by Company and by Subordinator that Banks will take certain actions in reliance upon such subordination provisions. It is further understood that Banks' reliance upon the referenced subordination provisions shall not constitute a waiver by Banks of their right to insist upon strict compliance with all provisions of the Credit Agreement and with all provisions of the Loan Documents as particularly defined by the Credit Agreement.

       5.     (a)    In the event of:

                     (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property;

                     (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

                     (iii) any assignment by the Company for the benefit of creditors; or

                     (iv)  any other marshalling of the assets of the Company;

all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings and any other sums or premium due) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property which would otherwise, but for these subordination provisions, be payable or deliverable in respect of Subordinated Debt shall be paid or delivered directly to the holders of Bank Debt until all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been indefeasibly paid in full.

              The Subordinator shall file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims which the Subordinator may have against the Company relating to any Subordinated Debt and will assign to the holders of the Bank Debt all rights of the Subordinator thereunder. If Subordinator does not file any such claim, the holder of the Bank Debt as attorney-in-fact for Subordinator is hereby authorized to do so in the name of Subordinator or, in such holder's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such holder's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The holder of the Bank Debt or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the holder of the Bank Debt the amount payable on such claim and, to the full extent necessary for that purpose, the Subordinator hereby assigns to the holder of the Bank Debt all of the Subordinator's rights to any such payments or distributions to which the Subordinator would otherwise be entitled.

              (b) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by the Subordinator in contravention of any of the terms hereof and before all Bank Debt shall have been indefeasibly paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holder of Bank Debt at the time outstanding for application to the payment of all Bank Debt remaining unpaid, to the extent necessary to pay all such Bank Debt in full. In the event of the failure of the Subordinator to endorse or assign any such payment, distribution or security, each holder of Bank Debt is hereby irrevocably authorized to endorse or assign the same.

              (c) The Bank Debt shall not be deemed to have been paid in full unless the holder thereof shall have indefeasibly received cash in lawful currency of the United States of America equal to the amount of Bank Debt then outstanding.

              (d) The Subordinator will take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and including the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions which the holder of Bank Debt may require in order to prove and realize upon any rights or claims pertaining to Subordinated Debt and to effectuate the full benefit of the subordination contained herein) as may, in the opinion of counsel designated by the Agent Bank, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

              (e) The Subordinator understands and acknowledges by its execution hereof that the actions of the Lenders in connection with the Bank Debt are being or have been made in reliance upon the absolute subordination of the Subordinated Debt to Bank Debt as set forth herein.

       6.     Subject to the terms of the Credit Agreement:

              (a) This Agreement shall continue in effect so long as any Bank Debt shall remain unpaid and no action that the holder of the Bank Debt or the Company, with or without the written consent of the holder of the Bank Debt, may take or refrain from taking with respect to any Bank Debt, any instrument representing the same, any Collateral therefor, or any agreement or agreements, including guaranties, in connection therewith, shall affect this Agreement or the obligations of the Subordinator hereunder. So long as this Agreement remains in effect, Subordinator shall deliver to Agent Bank the true, genuine and duly executed originals of all promissory notes evidencing the Subordinated Debt. Upon full and indefeasible payment of the Bank Debt and termination of the Company's right to borrow advances under the Credit Agreement, Agent Bank shall return to Subordinator all promissory notes held by it evidencing the Subordinated Debt.

              (b) All rights and interests of the Banks hereunder, and all agreements and obligations of the Subordinator and the Company under this Agreement, shall remain in full force and effect irrespective of:

                     (i) any lack of validity or enforceability of the Loan Agreement, the Bank Note or any other Loan Document, or any agreement or instrument relating thereto;

                     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Bank Debt, or any other amendment, modification, revision, restatement, extension or waiver of or any consent to departure from the Credit Agreement, the Bank Note or any other Loan Document;

                     (iii) any taking and holding of Collateral or other security or additional guarantees for all or any of the Bank Debt; or any amendment, alteration, exchange, substitution, restatement, transfer, enforcement, waiver, subordination, termination or release of any Collateral or such guarantees, or any non-perfection of any Collateral, or any consent to departure from any such guaranty;

                     (iv) any manner of application of Collateral or proceeds thereof, to all or any of the Bank Debt, or the manner of sale of any Collateral or other security;

                     (v) any consent by any of the Banks or any other Person to the change, restructure or termination of the corporate structure or existence of the Company or the Subordinator, or any Subsidiary thereof and any corresponding restructure of the Bank Debt, or any other restructure or refinancing of the Bank Debt or any portion thereof;

                     (vi) any modification, compounding, compromise, settlement, release by the Banks or any of them or any other Person (or by operation of law or otherwise), collection or other liquidation of the Bank Debt or of the Collateral or other security in whole or in part, and any refusal of payment to any Bank in whole or in part, from any obligor or guarantor in connection with any of the Bank Debt, whether or not with notice to, or further assent by, or any reservation of rights against the Subordinator; or

                     (vii) any other circumstance (including, but not limited to, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of the Company or the Subordinator.

              Without limiting the generality of the foregoing, the Subordinator hereby consents to and agrees that the rights of each Bank hereunder, and the enforceability hereof, shall not be affected by any release of any Collateral or security from the liens and security interests created by any of the Loan Documents or any other agreement whether for purposes of sales or other dispositions of assets or for any other purpose. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Bank Debt is rescinded or must otherwise be returned by any Bank upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

              (c) The Subordinator waives the right to require the Banks to proceed against the Company or any other person liable on the Bank Debt, to proceed against or exhaust any security held from the Company or any other person, or to pursue any other remedy in the Banks' power whatsoever and the Subordinator waives the right to have the property of the Company first applied to the discharge of the Bank Debt. The Banks may, at their election, exercise any right or remedy they may have against the Company or any security held by the Banks, including, without limitation, the right to foreclosure upon any such security by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, without affecting or impairing in any way the obligations of the Subordinator hereunder, except to the extent the Bank Debt has been paid, and the Subordinator waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Subordinator against the Company or any such security, whether resulting from such election by the Banks or otherwise. The Subordinator waives any defense arising by reason of any disability or other defense of the Company or by reason of the cessation from any cause whatsoever (including, without limitation, any intervention or omission by the Banks) of the liability either in whole or in part, of the Company to the Banks for the Bank Debt.

       7. The Subordinator hereby agrees to be responsible for and to pay all costs and expenses, including, without limitation, attorneys' fees and costs and accountants' fees, incurred by the holder of the Bank Debt in connection with the enforcement by the holder of the Bank Debt of its rights or the protection of the holder of the Bank Debt of its interests under this Agreement, whether incurred pre-trial, at trial or on appeal.

       8.     Time shall be of the essence of this Agreement.

       9. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada.

The parties hereto further agree that, subject to the Arbitration provisions set forth below in paragraph 10, the full and exclusive forum for the determination of any action relating to this Agreement shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada.

       10.    Arbitration.

              (a) Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with this Agreement, the Credit Agreement, Bank Note, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

              (b) All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

              (c) No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Documents or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

       11. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BANKS, COMPANY AND SUBORDINATOR EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE BANK NOTE OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BANKS, COMPANY AND SUBORDINATOR WITH RESPECT TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE BANK NOTE OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BANKS, COMPANY AND SUBORDINATOR EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A BENCH TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

       12. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

       13. Company joins in the execution of this Agreement to evidence its agreement to the terms hereof and to be legally bound hereby. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.

       IN WITNESS WHEREOF, the undersigned has executed this Agreement, as of the day and year first above written.


SUBORDINATOR:                               AGENT BANK:


------------------------------------        WELLS FARGO BANK,
                                            National Association,
                                            as administrative and
By                                          collateral agent on
  ----------------------------------        behalf of itself and each
                                            of the Lenders
Name
    --------------------------------
                                            By
Title                                         ----------------------------------
     -------------------------------
                                            Name
                                                --------------------------------

COMPANY:                                    Title
                                                 -------------------------------
BLACK HAWK/JACOBS
ENTERTAINMENT, LLC, a
Colorado limited liability
company

By: BH Entertainment Ltd.,
    an Ohio limited
    liability company,
    its Manager

    By: Jacobs Entertainment
        Ltd., an Ohio limited
        liability company, its
        Manager

        By
          --------------------------

        Name
            ------------------------

        Title
             -----------------------
             (Authorized Officer)